                                                                    EXHIBIT 4(C)



EXPLANATORY NOTE: THE FOLLOWING DOCUMENT INCORPORATES CHANGES MADE BY A FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP EFFECTIVE SEPTEMBER 30, 1997 (THE "AMENDMENT"). THE PARTIES HAVE NOT FORMALLY ADOPTED AND EXECUTED A SECOND AMENDED AND RESTATED AGREEMENT.










                          THE AMENDED AND RESTATED

                      AGREEMENT OF LIMITED PARTNERSHIP

                                     OF

                THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

                           DATED NOVEMBER 30, 1992

        [AS AMENDED BY A FIRST AMENDMENT TO THE AMENDED AND RESTATED

    AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED

             PARTNERSHIP AGREEMENT EFFECTIVE SEPTEMBER 30, 1997]

                                     TABLE
                                       OF
                                    CONTENTS

                            THE AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

     RESULTING FROM THE DIVISION OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

                         A DELAWARE LIMITED PARTNERSHIP


                                                                                                                     Page
                                                                                                                     ----
I -     CONTINUATION; CHANGE OF JURISDICTION; NAME;
        PRINCIPAL OFFICE; AGENT FOR SERVICE OF PROCESS;
        FILING OF CERTIFICATE(S); TERM; TITLE TO PARTNERSHIP
        PROPERTY.

        Section 1.1        Continuation; Change of Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
        Section 1.2        Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
        Section 1.3        Principal Office; Agent For Service of Process . . . . . . . . . . . . . . . . . . . . . . .  4
        Section 1.4        Filing of Certificate(s) as Required . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
        Section 1.5        Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
        Section 1.6        Title to Partnership Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6


II -    DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7


III -   PURPOSES AND POWERS; PARTNERSHIP ONLY FOR PURPOSES
        SPECIFIED; REPRESENTATIONS AND WARRANTIES.

        Section 3.1        Purposes and Powers of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
        Section 3.2        Partnership Only for Purposes Specified   . . . . . . . . . . . . . . . . . . . . . . . . .  26
        Section 3.3        Representations and Warranties by the Partners  . . . . . . . . . . . . . . . . . . . . . .  26
        Section 3.4        Real Estate Investment Trust Requirements   . . . . . . . . . . . . . . . . . . . . . . . .  28


IV -    CAPITAL CONTRIBUTIONS; OPENING CAPITAL ACCOUNT
        BALANCES; ANTICIPATED FINANCING; CAPITAL ACCOUNTS;
        PARTNERSHIP INTERESTS; UNITS OF PARTNERSHIP INTEREST;
        PERCENTAGE INTERESTS; PARTNERSHIP INTEREST CERTIFICATES;
        PURCHASE OF FRACTIONAL UNITS; ADJUSTMENT OF UNITS OF
        PARTNERSHIP INTEREST.

        Section 4.1        Capital Contributions; Opening Capital Account Balances   . . . . . . . . . . . . . . . . .  30
        Section 4.2        Anticipated Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        Section 4.3        No Right to Withdraw Capital; No Requirement
                           of Further Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





                                      (i)


        Section 4.4            No Interest on Capital Contributions or
                               Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
        Section 4.5            Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
        Section 4.6            Partnership Interests; Units of Partnership
                               Interest; Percentage Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
        Section 4.7            Partnership Interest Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
        Section 4.8            Purchase of Fractional Units of Partnership
                               Interest; Adjustment of Units of Partnership Interest  . . . . . . . . . . . . . . . . .   38


V -     ALLOCATIONS; DISTRIBUTIONS; BANK ACCOUNTS;
        BOOKS OF ACCOUNT; TAX RETURNS;
        ACCOUNTING AND REPORTS; PARTNERSHIP FISCAL YEAR.

        Section 5.1            Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
        Section 5.2            Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
        [THE AMENDMENT ADDED THE FOLLOWING SECTION:
        Section 5.3            Guaranteed Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49]
        Section 5.3            Bank Accounts and Other Investments  . . . . . . . . . . . . . . . . . . . . . . . . . .   50
        Section 5.4            Books of Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
        Section 5.5            Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
        Section 5.6            Accounting and Reports, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
        Section 5.7            Partnership Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52


VI -    MANAGEMENT; AUTHORITY AND AUTHORIZED ACTIONS BY THE
        MANAGING GENERAL PARTNER; AUTHORITY AND APPOINTMENT AND
        AUTHORIZED ACTIONS BY THE PARTNERSHIP COMMITTEE; AUTHORITY
        AND APPOINTMENT OF AND AUTHORIZED ACTIONS BY THE EXECUTIVE
        COMMITTEE; CERTAIN LIMITATIONS ON THE AUTHORITY OF THE
        EXECUTIVE COMMITTEE; AUTHORITY AND
        APPOINTMENT OF AND AUTHORIZED ACTIONS BY THE COMPENSATION
        COMMITTEE; ANNUAL BUDGET; NOTICES; STANDARD OF CONDUCT;
        CONFLICTING INTEREST DISCLOSURE OR RECUSAL; MASTER
        SERVICES AGREEMENT AND CORPORATE SERVICES AGREEMENT;
        ABSENCE OF AUTHORITY OF LIMITED PARTNERS; FIDELITY
        BONDS AND INSURANCE; ENGAGEMENT OF PARTNERS' AFFILIATES;
        INDEMNITY AND REIMBURSEMENT; TAX MATTERS PARTNER.

        Section 6.1            Management; Authority and Authorized Actions
                               by the Managing General Partner; Authority
                               and Appointment of and Authorized Actions by
                               the Partnership Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
        Section 6.2            Authority and Appointment of and Authorized
                               Actions by the Executive Committee; Certain
                               Limitations on the Authority of the
                               Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
        Section 6.3            Authority and Appointment of and Authorized
                               Action by the Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . . . .   65
        Section 6.4            Additional Limitations on Authority of the
                               Managing General Partner, the Partnership
                               Committee and the Executive Committee;
                               Delegation of Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
        Section 6.5            Annual Budget; Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
        Section 6.6            Standard of Conduct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
        Section 6.7            Conflicting Interest Disclosure or Recusal . . . . . . . . . . . . . . . . . . . . . . .   72





                                     (ii)

        Section 6.8            Master Services Agreement and Corporate
                               Services Agreement; Engagement
                               of Partners' Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
        Section 6.9            Absence of Authority of Limited Partners . . . . . . . . . . . . . . . . . . . . . . . .   73
        Section 6.10           Fidelity Bonds and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
        Section 6.11           Execution of Legal Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
        Section 6.12           Indemnity and Reimbursement; Advancement of
                               Expenses and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
        Section 6.13           Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76


VII -   OTHER VENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77


VIII -  TRANSFERS OF UNITS OF PARTNERSHIP INTEREST; SUBSTITUTION OF PARTNERS; ADDITIONAL PARTNERSHIP INTERESTS; CONVERSION
        OF PARTNERSHIP INTERESTS.

        Section 8.1            Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
        Section 8.2            Substitution of Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
        Section 8.3            Failure or Refusal to Grant Consent  . . . . . . . . . . . . . . . . . . . . . . . . . .   84
        Section 8.4            Issuance of Additional Interests
                               to TREIT and Other Persons or of Incentive
                               Interests to Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
        Section 8.5            Conversion of Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . .   87
        Section 8.6            No Change to TG Receivable Documents . . . . . . . . . . . . . . . . . . . . . . . . . .   88


IX -    WITHHOLDING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89

X  -    DISABLING EVENT OR EVENT OF WITHDRAWAL IN RESPECT
        OF A PARTNER; SUCCESSION OF INTERESTS.

        Section 10.1           Disabling Event or Event of Withdrawal
                               in Respect of a Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
        Section 10.2           References to "Partner" and "Partners" in the
                               Event of Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
        Section 10.3           Waiver of Dissolution if Transfer is in Full
                               Compliance with Agreement; Negation of Right
                               to Dissolve Except as Herein Provided;
                               No Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93


XI -    TERMINATION OF THE PARTNERSHIP,
        WINDING UP, AND LIQUIDATION.

        Section 11.1           Liquidation of the Assets of the Partnership
                               and Disposition of the Proceeds Thereof  . . . . . . . . . . . . . . . . . . . . . . . .   95
        Section 11.2           Cancellation of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
        Section 11.3           Return of Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98


XII -   POWER OF ATTORNEY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99





                                    (iii)

XIII-   MISCELLANEOUS.

        Section 13.1              Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
        Section 13.2              Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
        Section 13.3              Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
        Section 13.4              Word Meanings; Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
        Section 13.5              Section Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
        Section 13.6              Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
        Section 13.7              Separability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
        Section 13.8              Binding Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
        Section 13.9              Equitable Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
        Section 13.10             Partition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
        Section 13.11             Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
        Section 13.12             No Third Party Rights Created Hereby  . . . . . . . . . . . . . . . . . . . . . . . .  105
        Section 13.13             Liability of Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
        Section 13.14             Additional Acts and Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
        Section 13.15             Agreement in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
        Section 13.16             Attorneys-In-Fact . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
        Section 13.17             Execution by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
        Section 13.18             Lost Partnership Interest Certificates  . . . . . . . . . . . . . . . . . . . . . . .  106
        Section 13.19             Certain Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
        Section 13.20             Closing Allocation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106




        Schedule A                Capital Account Balances of the Partners as of the Contribution Date After Giving
                                  Effect to Capital Contributions
        Schedule B                Units of Partnership Interest and Percentage Interests of the Partners
        Schedule C                Initial Number and Value of Units of Partnership Interest
        Schedule D                Regional Centers
        Schedule E                Developments
        Schedule F                Development Opportunities Specifically Excluded from Contribution
        Schedule G                Excluded Retail Interests, Retail Opportunities, and Retail Properties
        Schedule H                Adjusted Basis and Initial Book Values of Regional Center Interests, Development
                                  Opportunity Interests, and Development Opportunities
        Schedule I                Initial Grant of Incentive Options
        Schedule J                Certain Interests of Partners in Tenants of Regional Centers


        Exhibit A                 Master Services Agreement
        Exhibit B                 Incentive Option Plan
        Exhibit C                 Form of Partnership Interest Certificate
        Exhibit D                 Corporate Services Agreement
        Exhibit E                 Consents


        Appendix A                Closing Allocation Provisions





                                     (iv)

EXPLANATORY NOTE: THE FOLLOWING DOCUMENT INCORPORATES CHANGES MADE BY A FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP EFFECTIVE SEPTEMBER 30, 1997 (THE "AMENDMENT"). THE PARTIES HAVE NOT FORMALLY ADOPTED AND EXECUTED A SECOND AMENDED AND RESTATED AGREEMENT.


                          THE AMENDED AND RESTATED

                      AGREEMENT OF LIMITED PARTNERSHIP
                                     OF
                THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

                   [AS AMENDED THROUGH SEPTEMBER 30, 1997]

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (hereinafter, as the same may be amended and/or supplemented, referred to as this "Agreement") is made the 30th day of November, 1992, by, between, and among TAUBMAN CENTERS, INC. ("TREIT"), a Michigan corporation (hereinafter sometimes referred to as the Managing General Partner), TG PARTNERS LIMITED PARTNERSHIP ("TG"), a Delaware limited partnership, TAUB-CO MANAGEMENT, INC., a Michigan corporation [formerly The Taubman Company, Inc.] ("T-Co"), and GMPTS LIMITED PARTNERSHIP, a Delaware limited partnership ("GMPTS"), all of the beneficial interests of which are held by General Motors Hourly-Rate Employes Pension Trust u/t/a dated March 1, 1983, as amended, and General Motors Salaried Employes Pension Trust u/t/a dated March 1, 1983, as amended, as general partners (hereinafter sometimes referred to collectively as the "General Partners" and individually as a "General Partner"), and TAUBMAN REALTY VENTURES ("TRV"), a Michigan co-partnership, TRA PARTNERS, a Michigan co-partnership ("TRAP"), A. ALFRED TAUBMAN, acting not individually but as Trustee, or the successor(s) in trust, of THE A. ALFRED TAUBMAN RESTATED REVOCABLE TRUST, as amended and restated in its entirety by Instrument dated January 10, 1989 (as the same has been and may hereafter be amended from time to time) ("AAT Trust"), ROBERT S. TAUBMAN, WILLIAM S. TAUBMAN, GAYLE T. KALISMAN, RICHARD P. KUGHN, THE KUGHN REAL PROPERTIES COMPANY, a Michigan limited partnership, ROBERT C. LARSON, SIDNEY R. UNOBSKEY, LEONARD DOBBS, AVNER NAGGAR, MARVIN G. LEECH, MGL & ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership, JOE E. BURKHARDT and JUANITA J. BURKHARDT, not individually but as Co-Trustees of the BURKHARDT FAMILY TRUST, under trust agreement dated March 12, 1983, as amended, DAVID NAGGAR, not individually but as Trustee, or the successor(s) in trust, of the NAGGAR FAMILY TRUST, under instrument dated September 12, 1989, and MAX M. FISHER, acting not individually but as Trustee, or the successor(s) in trust, of THE MAX M. FISHER REVOCABLE TRUST, as amended and restated in its entirety by Instrument dated May 11, 1992 (as the same may be amended from time to time) ("MMF"), all as limited partners (hereinafter sometimes referred to collectively as the "Limited Partners" and individually as a "Limited Partner").
                                   RECITALS:

     A. Certain of the parties hereto entered into the Limited Partnership Agreement of The Taubman Realty Group Limited Partnership, dated August 1, 1985 (the "Original Partnership Agreement"), pursuant to which such parties reconstituted The Taubman Realty Group, a Michigan co-partnership, as The Taubman Realty Group Limited Partnership, a limited partnership under the laws of the Commonwealth of Massachusetts (the "Original Partnership").

     B. The Original Partnership Agreement was subsequently amended to reflect the admission of certain Persons as Partners, and for certain other purposes.

     C. Pursuant to an Agreement and Plan of Merger dated November 16, 1992, the Original Partnership was merged with and into The Taubman Realty Group Limited Partnership, a Delaware limited partnership, with The Taubman Realty Group Limited Partnership, a Delaware limited partnership, being the surviving partnership (the "Surviving Partnership"), and the partnership agreement of The Taubman Realty Group Limited Partnership, a Delaware limited partnership, being the Surviving Partnership's partnership agreement (the "Surviving Partnership Agreement").

     D. The Surviving Partnership then proceeded to effect a division pursuant to Section 708(a)(2)(B) of the Code and a certain Agreement of Division, resulting in two (2) continuing partnerships, the Partnership and TG.

     E. The Surviving Partnership Agreement was amended (the "First Amendment") to reflect the admission of TG as a limited partner in the Partnership (such admission being pursuant to, and as a part of, and in order to effect, the division described in Recital D hereof), as well as to reflect the admission of certain other Persons as limited partners in the Partnership.

     F. Subsequent to the First Amendment, and pursuant to, and as a part of, and in order to effect, the division described in Recital D hereof, the TG Receivables were allocated and distributed in their entirety to TG in reduction of its interest as a limited partner in the Partnership.

     G. The Surviving Partnership Agreement, as amended by the First Amendment, was subsequently amended on November 20, 1992 (the "Second Amendment"), to reflect the admission of TREIT as a general partner of the Partnership, and to reflect the admission of TRAP as a limited partner of the Partnership, and for certain other purposes. (The Surviving Partnership Agreement, as amended by the First Amendment and the Second Amendment, is herein referred to as the "Amended Partnership Agreement".)

     H. The parties hereto now wish to continue the Partnership as a Delaware limited partnership, and to amend and restate in its entirety the Amended Partnership Agreement to reflect the admission of GMPTS as a general partner, the admission of MMF as a limited partner, the Transfer by AAT Trust, Robert S. Taubman, William S. Taubman and Gayle T. Kalisman of a portion of their partnership interests as limited partners in the Partnership to TRAP, the conversion by TG of its remaining partnership interest as a limited partner in the Partnership to a partnership interest as a general partner in the Partnership, and the conversion by each of the other general partners other than TREIT, of their respective partnership interests as general partners in the Partnership, to partnership interests as limited partners in the Partnership, and for certain other purposes.

     NOW, THEREFORE, the parties hereto agree that the Amended Partnership Agreement is hereby amended and restated in its entirety to read as follows:

                                       I.

                  CONTINUATION; CHANGE OF JURISDICTION; NAME;
                PRINCIPAL OFFICE; AGENT FOR SERVICE OF PROCESS;
         FILING OF CERTIFICATE(S); TERM; TITLE TO PARTNERSHIP PROPERTY.

Section 1.1 Continuation; Change of Jurisdiction.
            The parties hereto do hereby continue the Partnership as a Delaware limited partnership pursuant to the applicable laws of the State of Delaware, including the Delaware Revised Uniform Limited Partnership Act as in effect in the State of Delaware, all as the same may be amended from time to time (all of such laws being hereinafter referred to as the "Partnership Law"), upon the terms and conditions herein set forth. If the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall cause the Partnership to change its jurisdiction, by merger, consolidation, or in any other fashion or manner, the Partnership Law shall, for all purposes of this Agreement, refer to the applicable laws of the new jurisdiction, as the same may be amended from time to time. Without any further act, approval or vote of the Partners, the Managing General Partner shall be authorized on behalf of the Partners and the Partnership, as the case may be, to amend and/or restate this Agreement and the Certificate of Limited Partnership, and to execute a plan of merger or similar document, and all other documents determined by the Managing General Partner to be necessary to effect a change of jurisdiction.

Section 1.2 Name.
     The name of the Partnership is "The Taubman Realty Group Limited Partnership" or such other name or names as the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall select from time to time in compliance with the Partnership Law. The Managing General Partner shall send written notice of any such name change to the Partners.

Section 1.3 Principal Office; Agent For Service of Process.
     The principal office of the Partnership is located at 200 East Long Lake Road, Bloomfield Hills, Michigan 48304, or at such other address(es) as shall be designated from time to time by the Managing General Partner, with the approval or at the direction of the Partnership Committee, with written notice thereof by the Managing General Partner to the other Partners. The address of the office of the Partnership in the State of Delaware required to be maintained pursuant to the Partnership Law is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, or such other address(es) as may be designated from time to time by the Managing General Partner, with the approval or at the direction of the Partnership Committee, with written notice thereof by the Managing General Partner to the other Partners. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, or such other agent and address as may be designated from time to time by the Managing General Partner, with the approval or at the direction of the Partnership Committee, in compliance with the Partnership Law, with written notice thereof by the Managing General Partner to the other Partners.

Section 1.4 Filing of Certificate(s) as Required.
     The Managing General Partner shall cause the execution and filing of an appropriate partnership and/or assumed or fictitious name certificate or certificates, or like instrument or instruments, or other filings or applications, at any time and from time to time as required by the Partnership Law or the law of any applicable jurisdiction in connection with the existence or activities or business of the Partnership, a change in the jurisdiction of the Partnership, and/or the use of a name (which name may be different than the name of the Partnership), and all amendments thereto of record. Copies of such certificates, instruments or other filings or applications shall be furnished on a timely basis to all Partners.

Section 1.5 Term.
     The term of the Partnership shall end, and the Partnership shall dissolve, on the first to occur of (i) the recordation of the last (or only) deed, or the execution and delivery of the last (or only) assignment, completing the conveyance and transfer by the Partnership of all property (other than cash and cash equivalents) owned by the Partnership to one or more bona fide purchasers for value, or if such purchaser or purchasers give the Partnership a purchase money obligation, then upon the payment in full by such purchaser or purchasers of such obligation or upon the disposition for cash of such obligation, provided that neither a sale and leaseback by the Partnership nor any other transfer of title for financing purposes or pursuant to the provisions of Section 1.6 hereof, shall be deemed to be a sale for the purpose of dissolving and terminating the Partnership, (ii) the occurrence of any event which would, under the terms of this Agreement or the Partnership Law, result in the dissolution of the Partnership; provided, however, that the term of the Partnership shall not end and the Partnership shall not be dissolved upon the occurrence of such an event if the Partnership is continued as provided in this Agreement, (iii) an entry of a decree of judicial dissolution pursuant to Section 17-802 of the Partnership Law, or (iv) December 31, 2090.

Section 1.6 Title to Partnership Property.
     All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its property in its own name or in the name of one or more nominees.

                                      II.
                                  DEFINITIONS.

     Unless the context in which a term is used clearly indicates otherwise, the following terms have the following respective meanings when used in this Agreement, and the singular shall include the plural and vice versa, unless the context requires otherwise:

"AAT" means A. Alfred Taubman.

"AAT Affiliates" means AAT, and any Affiliate of AAT or of any member of his Immediate Family.

"AAT Trust" is defined in the Preamble to this Agreement.

"Additional Interest" is defined in Section 8.4(a) hereof.

"Additional Required Amount" means, for the relevant period, an amount, as set forth in the Additional Required Amount Notice, equal to the greater of (i) the Tax Liability, and (ii) the Net Capital Gain.

"Additional Required Amount Notice" is defined in Section 6.5 hereof.

"Additional Tax" is defined in Article IX hereof.

"Affiliate" and "Affiliates" means, (i) with respect to any individual, any member of such individual's Immediate Family, a Family Trust with respect to such individual, and any Person (other than an individual) in which such individual and/or his Affiliate(s) owns, Directly or Indirectly, more than fifty percent (50%) of any class of Equity Security or of the aggregate Beneficial Interest of all beneficial owners, or in which such individual or his Affiliate is the sole general partner, or is the sole managing general partner, or which is Controlled By such individual and/or his Affiliates; and
(ii) with respect to any Person (other than an individual), any Person (other than an individual) which Controls, is Controlled By, or is Under Common Control With, such Person, and any individual who is the sole general partner or the sole managing general partner in, or who Controls, such Person.

"Affiliate Financing" means financing or refinancing obtained from a Partner or an Affiliate of a Partner by the Partnership or an Owning Entity, as the case may be.

"Affiliated with" means, with respect to a Person, being an Affiliate of such Person.

"Agreement" is defined in the Preamble to this Agreement.

"Alternative Minimum Tax Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the alternative minimum tax (as determined pursuant to Sections 55 through 59 of the Code) of TREIT for such Partnership Fiscal Year, by (ii) the Percentage Interest of TREIT on the Relevant Date.

"Amended Partnership Agreement" is defined in Recital G.

"Annual Budget" is defined in Section 6.5 hereof.

"Annual Development Budget" is defined in Section 6.5 hereof.

"Annual Operating Budget" is defined in Section 6.5 hereof.

"Appointing Person" means a Person who pursuant to the provisions of this Agreement shall, at the relevant time, have the right to appoint or remove a Committee Member.

"Assigned Interest" is defined in Section 8.3(b) hereof.

"AT&T" means The AT&T Master Pension Trust.

"Bankrupt" or "Bankruptcy" as to any Person means (i) applying for or consenting to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator, liquidator, or the like of itself or of all or a substantial portion of its assets, (ii) admitting in writing its inability, or being generally unable or deemed unable under any applicable law, to pay its debts as such debts become due, (iii) convening a meeting of creditors for the purpose of consummating an out-of-court arrangement, or entering into a composition, extension, or similar arrangement, with creditors in respect of all or a substantial portion of its debts, (iv) making a general assignment for the benefit of its creditors, (v) placing itself or allowing itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) taking any action for the purpose of effecting any of the foregoing, or (vii) if a proceeding or case shall be commenced against such Person in any court of competent jurisdiction, seeking (x) the liquidation, reorganization, dissolution, winding-up, or composition or adjustment of debts, of such Person, (y) the appointment of a trustee, receiver, custodian, administrator, liquidator, or the like of such Person or of all or a substantial portion of such Person's assets, or (z) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of ninety
(90) Days, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) Days, or an order for relief or other legal instrument of similar effect against such Person shall be entered in an involuntary case under such law and shall continue unstayed and in effect for a period of sixty (60) Days.

"Beneficial Interest" means an interest, whether as partner, joint venturer, cestui que trust, or otherwise, a contract right, or a legal or equitable position under or by which the possessor participates in the economic or other results of the Person (other than an individual) to which such interest, contract right, or position relates.

"Best Efforts" is defined to require that the obligated party make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any material expenditure of funds or the incurrence of any material liability on the part of the obligated party, nor does it require that the obligated party act in a manner which would otherwise be contrary to prudent business judgment or normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated party did not in fact utilize its Best Efforts in attempting to accomplish the objective.

"Book Value" and "Book Values" are defined in Section 4.5(b) hereof.

"Built-in Gain" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the built-in gain of TREIT for such Partnership Fiscal Year, as determined by TREIT in accordance with appropriate authority promulgated under Section 337(d) of the Code, and (ii) the Percentage Interest of TREIT on the Relevant Date.

"Business Day" means any Day that is not a Saturday, Sunday, or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

"Capital Account" is defined in Section 4.5(a) hereof.

"Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

"Committee" means the Partnership Committee, the Executive Committee, the Compensation Committee, or a committee established by the Partnership Committee pursuant to Section 6.1(g) hereof, as applicable.

"Committee Member" means a member of the Partnership Committee, a member of the Executive Committee, a member of the Compensation Committee, or a member of a committee established by the Partnership Committee pursuant to Section 6.1(g) hereof, as applicable.

"Communication" and "Communications" are defined in Section 13.1(a) hereof.

"Compensation Committee" means the compensation committee established for the Partnership pursuant to Section 6.3 hereof.

"Conditional Transfer Determination" is defined in Section 8.1(e) hereof.

"Conflicting Interest" means, in the case of any determination or other action to be taken by a Committee Member under this Agreement, the interest that such Committee Member Knowingly has, respecting a Relevant Transaction or a Relevant Matter, in each case if such Committee Member Knows at the Time of Commitment that any of the Persons described below in this definition is either a party to the Relevant Transaction or the Relevant Matter, or has a beneficial financial interest in, the Relevant Transaction or the Relevant Matter: (i) such Committee Member; (ii) the Appointing Person of such Committee Member; (iii) a Person (other than the Partnership) of which such Committee Member or the Appointing Person of such Committee Member is a director, general partner, trustee, principal, agent, officer, or employee; (iv) a Person that Controls one or more of the Persons specified in subclause (ii) or subclause (iii), or a Person that is Controlled By, or is Under Common Control With, one or more of the Persons specified in subclause (ii) or subclause (iii); or (v) an individual who is a director, trustee, principal, agent, officer, or employer of such Committee Member or of the Appointing Person of such Committee Member.

"Conflicting Interest Disclosure" means disclosure by a Committee Member who has a Conflicting Interest of (i) the existence and nature of his Conflicting Interest, and (ii) all facts Known to him respecting the subject matter of the Relevant Transaction or the Relevant Matter that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the Relevant Transaction or the Relevant Matter.

"Conflicting Interest Transaction or Matter" means a Relevant Transaction or Relevant Matter respecting which a Committee Member has a Conflicting Interest; provided, however, that "Conflicting Interest Transaction or Matter" shall not include the process of approving the Annual Development Budget, the Annual Operating Budget, and the Manager's Budget, except to the extent that the process of approval of any such budget constitutes the approval of (i) a transaction between the Partnership or the Manager and an Affiliate of such Committee Member or (ii) the compensation of a Committee Member.

"Contribution Date" means the date on which TREIT contributes the TREIT Capital Contribution, and GMPTS contributes the GMPTS Capital Contribution, to the Partnership.

"Control(s)" (and its correlative terms "Controlled By" and "Under Common Control With") means, with respect to any Person (other than an individual), possession by the applicable Person or Persons of the power, acting alone (or, solely among such applicable Person or Persons, acting together), to designate and direct or cause the designation and direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

"Day" or "Days" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action begins or ends is not a Business Day, such period shall begin or end, as applicable, on the next Business Day.

"Deficiency Dividend" means, for any Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the adjustment (as defined in Section 860(d)(2) of the Code) in respect of a determination (as defined in Section 860(e) of the Code) in respect of TREIT for such Partnership Fiscal Year, by
(ii) the Percentage Interest of TREIT on the Relevant Date.

"Deficiency Dividend Notice" is defined in Section 6.5 hereof.

"Depreciation" means for each Partnership Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable under the Code with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Managing General Partner, with the approval or at the direction of the Partnership Committee.

"Designee Notice" is defined in Section 5.2(c) hereof.

"Development Opportunities" means the development opportunities set forth on Schedule E attached hereto, and any other regional retail shopping center developments and opportunities (through contract, option, or other rights), except those development opportunities identified on Schedule F attached hereto that are specifically excluded from contribution to the Partnership, to develop, redevelop or expand regional retail shopping centers, including in all such cases Peripheral Property in respect thereof, in which the Partnership has a Direct or Indirect ownership interest and which is not yet a Regional Center. Reference to a Development Opportunity includes any one of the Development Opportunities.

"Development Opportunity Interest" or "Development Opportunity Interests" means the interest or interests in a Development Opportunity or Development Opportunities then held by the Partnership either Directly or Indirectly as the holder of a Beneficial Interest, Directly or Indirectly, in an Owning Entity or Owning Entities that own a Development Opportunity or Development
Opportunities.

"Direct or Indirect" or "Directly or Indirectly", when used with respect to a Person's, a Partner's, or the Partnership's interest in another partnership or joint venture which owns a Development Opportunity or a Regional Center, or a Development Opportunity Interest or a Regional Center Interest, means and includes all interests of, and acting in respect of all interests of, the partner or partners therein, whether as an owner or ground lessee, as a partner or joint venturer of another partnership or joint venture which owns a Development Opportunity or a Regional Center, as a stockholder of a corporation which in turn owns an interest in a partnership or joint venture having an interest, direct or indirect, in a Development Opportunity or a Regional Center, and as a beneficiary of a trust which has legal title to a Development Opportunity or a Regional Center or owns a partnership interest or joint venture interest in a partnership or joint venture which owns a Development Opportunity or a Regional Center, in each such case as the context requires.

"Disabled Partner," "Disabled General Partner," and "Disabled Limited Partner" are defined in Section 10.1(a)(2) hereof.

"Disabling Event" is defined in Section 10.1(a)(1) hereof.

"Distribution Date" is defined in Section 5.2(a)(i) hereof.

"Dollars" or "$" means United States dollars.

"Eligible TREIT Appointee" means an individual who is neither one of the following named Persons nor an employee, beneficiary, principal, director, officer or agent of, or a general partner in, or limited partner (owning in excess of five percent (5%) of the Beneficial Interest) or shareholder (owning in excess of five percent (5%) of the Beneficial Interest) in, any such named
Person: (i) for so long as TG has the right to appoint one or more Committee Members, an AAT Affiliate, (ii) for so long as T-Co has the right to appoint one or more Committee Members, T-Co or an Affiliate of T-Co, (iii) for so long as a Taubman Transferee has the right to appoint one or more Committee Members, a Taubman Transferee, or an Affiliate of such Taubman Transferee, (iv) for so long as GMPTS has the right to appoint one or more Committee Members, GMPTS, General Motors Corporation, or an Affiliate of GMPTS or of General Motors Corporation, and (v) for so long as a GMPTS Transferee has the right to appoint one or more Committee Members, a GMPTS Transferee or an Affiliate of such GMPTS Transferee; provided, however, that in the event that each Appointing Person concurs with respect to an individual, notwithstanding the fact that such individual may not satisfy the foregoing in one (1) or more respects, such individual shall be deemed and shall continue to be deemed an Eligible TREIT Appointee for all purposes of this Agreement.

"Equity Security" has the meaning ascribed to it in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder (and any successor laws, rules and regulations of similar import).

"Equity Shares" means the shares of the common stock of TREIT.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding law).

"Estimated Minimum Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the greater of (i) the quotient obtained by dividing
(1) the sum of (x) TREIT's allocable share of the Partnership's estimated Real Estate Investment Trust Taxable Income for such Partnership Fiscal Year (determined without regard to any deduction for dividends paid (as defined in Section 561 of the Code)), and by excluding any net capital gain (as defined in
Section 1222(11) of the Code), and (y) TREIT's allocable share of the Partnership's estimated net income from foreclosure property for such Partnership Fiscal Year, minus TREIT's allocable share of the Partnership's estimated excess noncash income (as determined under Section 857(e) of the Code), if any, for such Partnership Fiscal Year, by (2) the Percentage Interest of TREIT on the Relevant Date, and (ii) the estimated Ordinary Tax Liability for such Partnership Fiscal Year.

"Event of Withdrawal" is defined in Section 10.1(a)(5) hereof.

"Excise Tax Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the excise tax imposed pursuant to Section 4981(a) of the Code on TREIT for such Partnership Fiscal Year, by (ii) the Percentage Interest of TREIT on the Relevant Date.

"Executive Committee" means the executive committee established pursuant to
Section 6.2(a) hereof.

"Exercise Price" is defined in Section 6.3(a) hereof.

"Family Trust" means, with respect to an individual, a trust for the benefit of such individual or for the benefit of any member or members of such individual's Immediate Family or for the benefit of such individual and any member or members of such individual's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such individual's Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust, which distribution is to be made of something other than a Partnership Interest and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, shall be disregarded); provided, however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual's Immediate Family, a responsible financial institution, an attorney that is a member of the Bar of any State in the United States, and/or an individual or individuals approved by the Partnership Committee.

"First Amendment" is defined in Recital E.

"Fractional Unit" means a portion of, or less than the whole of, a Unit of Partnership Interest.

"GAAP" means generally accepted accounting principles, consistently applied in the United States.

"General Partner" and "General Partners" are (i) those Persons identified as such in the Preamble to this Agreement, in their capacities as general partners of the Partnership, (ii) the successors to any portion or all of the Partnership Interest of those Persons identified as General Partners in the Preamble to this Agreement who are admitted to the Partnership as general partners pursuant to Section 8.2 hereof, and (iii) any Person or Persons to whom an Additional Interest as a general partner is issued pursuant to Section
8.4 hereof and who is admitted to the Partnership as a general partner pursuant to Section 8.4 hereof.

"GMPT" means General Motors Hourly-Rate Employes Pension Trust u/t/a dated March 1, 1983, as amended, and General Motors Salaried Employes Pension Trust u/t/a dated March 1, 1983, as amended.

"GMPTS" is defined in the Preamble to this Agreement.

"GMPTS Capital Contribution" is defined in Section 4.1(b) hereof.

"GMPTS Priority Capital Amount" is an amount equal to Ten Million Eight Hundred Fifty-Four Thousand Two Hundred Eighty-Three Dollars ($10,854,283).

"GMPTS Transferee" means a single Person that acquires, pursuant to Section 8.1(b) or Section 8.3(a) hereof, or upon the foreclosure or like action in respect of a Pledge, the then (i.e., at the time of such acquisition) entire Partnership Interest (excluding, in the case of an acquisition pursuant to Section 8.3(a) hereof or pursuant to a foreclosure or like action in respect of a Pledge, the ability of such Person to act as a substitute partner) of GMPTS or of any GMPTS Transferee; provided that the Percentage Interest being Transferred exceeds seven and 7/10ths percent (7.7%).

"Gross Income" means the income of the Partnership determined pursuant to
Section 61 of the Code before deduction of items of expense or deduction.

[THE AMENDMENT ADDED THE FOLLOWING DEFINITION:

"Guaranteed Payment" means, as to each series of Preferred Equity, the applicable Preferred Rate multiplied by the balance of such series of Preferred Equity during the period to which the Guaranteed Payment relates, commencing on the date of the contribution of such Preferred Equity pursuant to Section 4.1(f) hereof, determined on the basis of a year of three hundred sixty (360) Days, consisting of twelve (12), 30-day months, cumulative to the extent not paid in any given month pursuant to
Section 5.3 hereof.]

"Hilltop" means Richmond Associates, a Michigan general partnership.

"Immediate Family" means, with respect to a Person, (i) such Person's spouse (former or then current), (ii) such Person's parents and grandparents, and
(iii) ascendents and descendants (natural or adoptive, of the whole or half blood) of such Person's parents or of the parents of such Person's spouse (former or then current).

"Incentive Interest" is defined in Section 8.4 (b) hereof.

"Incentive Options" is defined in Section 6.3(a) hereof.

"Incentive Option Plan" means that certain incentive option plan pursuant to which the Partnership shall grant the Incentive Options, as the same may be amended from time to time.

"Income Source Tax Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the tax, if any, of TREIT calculated pursuant to Section 857(b)(5) of the Code for such Partnership Fiscal Year, by (ii) the Percentage Interest of TREIT on the Relevant Date.

"Indemnified Person" means each Committee, each Committee Member, each Partner, each officer, each Person designated or delegated by a Committee, a Committee Member, a Partner, or an officer, and each employee, partner, principal, shareholder, agent, director or officer of a Partner.

"Known," "Knows," "Knowing," and "Knowingly" mean, with respect to any Person that is an individual, the conscious awareness by such Person of the matter at issue.

"Limited Partner" and "Limited Partners" are (i) those Persons identified as such in the Preamble to this Agreement, in their capacities as limited partners of the Partnership, (ii) the successors to any portion or all of the Partnership Interest of those Persons identified as Limited Partners in the Preamble to this Agreement who are admitted to the Partnership as limited partners pursuant to Section 8.2 hereof, and (iii) any Person or Persons to whom an Additional Interest as a limited partner is issued pursuant to Section
8.4 hereof and who is admitted to the Partnership as a limited partner pursuant to Section 8.4 hereof.

"Liquidator" is defined in Section 11.1(a).

"Losses" is defined in Section 5.1(a) hereof.

"Major Stores" means those stores occupied by a single Person, the gross leasable floor area of which is in excess of forty thousand (40,000) square feet.

"Manager" means that Person who has by written contract with the Partnership agreed to provide management, administration, leasing and development services for the properties of the Partnership. On the Contribution Date, the Manager is TTC pursuant to the Master Services Agreement.

"Manager's Budget" means the annual budget of the Manager.

"Managing General Partner" means TREIT, as defined in the Preamble to this Agreement.

"Master Services Agreement" means the management, administration, leasing and development services agreement dated as of the date hereof, between the Partnership and TTC, engaging TTC as the Manager, as the same may be amended from time to time, or any agreement entered into hereafter in replacement thereof.

"Minimum Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the greater of (i) the quotient obtained by dividing (1) the sum of (x) TREIT's allocable share of the Partnership's Real Estate Investment Trust Taxable Income for such Partnership Fiscal Year (determined without regard to any deduction for dividends paid (as defined in Section 561 of the Code)), and by excluding any net capital gain (as defined in Section 1222(11) of the Code), and (y) TREIT's allocable share of the Partnership's net income from foreclosure property for such Partnership Fiscal Year, minus TREIT's allocable share of the Partnership's excess noncash income (as determined under Section 857(e) of the Code), if any, for such Partnership Fiscal Year, by (2) the Percentage Interest of TREIT on the Relevant Date, and (ii) the Ordinary Tax Liability for such Partnership Fiscal Year.

"Minimum Distribution Amount Adjustment" means, for each Partnership Fiscal Year, an amount, as set forth in the Minimum Distribution Amount Adjustment Notice, equal to the excess (if any) of (i) the sum of (1) the Minimum Distribution Amount for such Partnership Fiscal Year, (2) the Net Capital Gain for such Partnership Fiscal Year, (3) the Built-in Gain for such Partnership Fiscal Year, (4) the Prohibited Transaction Tax Distribution Amount for such Partnership Fiscal Year, (5) the Income Source Tax Distribution Amount for such Partnership Fiscal Year, (6) the Alternative Minimum Tax Distribution Amount for such Partnership Fiscal Year, and (7) the Excise Tax Distribution Amount for such Partnership Fiscal Year, over (ii) the amount of cash actually distributed to the Partners pursuant to Section 5.2(a) hereof in respect of such Partnership Fiscal Year.

"Minimum Distribution Amount Adjustment Notice" is defined in Section 6.5 hereof.

"Minimum Gain" is defined in Section 5.1(d)(1) hereof.

"Minimum Gain Chargeback" is defined in Section 5.1(d)(1) hereof.

"MMF" is defined in the Preamble to this Agreement.

"Net Capital Gain" means, for the relevant period, an amount equal to the quotient obtained by dividing (i) the net capital gain (as defined in Section 1222(11) of the Code) that is allocable to TREIT for such period, by (ii) the Percentage Interest of TREIT on the Relevant Date.

"Ninety Day Period" is defined in Section 10.1(b) hereof.

"Nonrecourse Liabilities" is defined in Section 5.1(d)(1) hereof.

"Opportunity Exercise Notice" is defined in paragraph (c) of Article VII hereof.

"Ordinary Tax Liability" means, for each Partnership Fiscal Year, an amount equal to the product of (i) the highest individual federal income tax rate applicable to ordinary income in effect for such Partnership Fiscal Year, and
(ii) the largest quotient obtained by dividing (a) each Partner's allocable share of the taxable income of the Partnership for such Partnership Fiscal Year, determined by taking into account allocation of items of income and deduction pursuant to Section 704(c) of the Code and by excluding any items giving rise to a capital gain or a capital loss, by (b) such Partner's Percentage Interest on the Relevant Date.

"Original Assignor" is defined in Section 8.3(b) hereof.

"Original Partner Affiliates" means AAT Affiliates, each Original Partner, and any Affiliate of an Original Partner or of any member of an Original Partner's Immediate Family.

"Original Partner" means each of those Persons who are signatories to the Surviving Partnership Agreement.

"Original Partnership" is defined in Recital A.

"Original Partnership Agreement" is defined in Recital A.

"Other Retail Interest" or "Other Retail Interests" means stock, partnership interests, or other Direct or Indirect ownership interests in a private or public entity which is Primarily Engaged, excluding those retail interests identified on Schedule G attached hereto.

"Other Retail Opportunity" or "Other Retail Opportunities" means an opportunity or opportunities to develop (including, without limitation, any in the process of development) an income-producing regional retail shopping center or centers, whether part of a mixed-use property or not, having a gross leasable area (including space occupied by Major Stores) in excess of Two Hundred Thousand (200,000) square feet, excluding those retail opportunities identified on Schedule G attached hereto.

"Other Retail Property" or "Other Retail Properties" means a developed regional retail shopping center or centers, whether part of a mixed-use property or not, having a gross leasable area (including space occupied by Major Stores) in excess of Two Hundred Thousand (200,000) square feet, excluding those retail properties identified on Schedule G attached hereto.

"Owning Entity" means any Person, other than the Partnership, owning a Development Opportunity or a Regional Center, provided that the Partnership holds, Directly or Indirectly, a Beneficial Interest in such Person. Reference to the Owning Entities includes each Owning Entity.

"Owning Entity Agreement" means an agreement, in whatever form embodied (including, without limitation, within the partnership agreement or other document forming or governing an Owning Entity), providing for management, administration, leasing and/or development and/or like services between an Owning Entity and T-Co or TTC, including any such agreement entered into by an Owning Entity with T-Co prior to the Contribution Date.

"Partner" and "Partners" are (i) those Persons named in the Preamble to this Agreement, (ii) the successors to any portion or all of the Partnership Interest of those Persons named in the Preamble to this Agreement who are admitted as a Partner or Partners pursuant to Section 8.2 hereof, and (iii) any Person or Persons to whom a Partnership Interest has been issued pursuant to
Section 8.4 hereof.

"Partner Nonrecourse Debt" is defined in Section 5.1(d)(2) hereof.

"Partner Nonrecourse Debt Minimum Gain" is defined in Section 5.1(d)(2) hereof.

"Partner Nonrecourse Deduction" is defined in Section 5.1(d)(2) hereof.

"Partnership" means The Taubman Realty Group Limited Partnership, a Delaware limited partnership.

"Partnership Accountants" means Deloitte & Touche and its successors, or any firm of independent certified public accountants of recognized national standing selected by the Managing General Partner, with the approval or at the direction of the Partnership Committee.

"Partnership Committee" means the partnership committee established for the Partnership pursuant to Section 6.1(b) hereof.

"Partnership Committee Action" means the action of the Partnership Committee, or the Executive Committee, as applicable, taken or to be taken, including without limitation, all actions, decisions, determinations, directions, appointments, selections, resolutions, consents, delegations, designations, approvals, and the like required or provided to be made or contemplated by this Agreement.

"Partnership Fiscal Year" means the calendar year.

"Partnership Interest" is defined in Section 4.6(a) hereof.

"Partnership Interest Certificate" and "Partnership Interest Certificates" are defined in Section 4.7 hereof.

"Partnership Interest Ledger" means a ledger maintained at the principal office of the Partnership that shall set forth, among other things, the name and address of each Partner and the nature of the Partnership Interest of each Partner, the number of Units of Partnership Interest held by each Partner, and the current Percentage Interest of each Partner.

"Partnership Law" is defined in Section 1.1 hereof.

"Partnership Opportunity" is defined in paragraph (c) of Article VII hereof.

"Partnership Opportunity Notice" is defined in paragraph (c) of Article VII hereof.

"Percentage Interest" is defined in Section 4.6(b) hereof.

"Peripheral Property" means the real property adjacent or related to a Development Opportunity or a Regional Center, owned by the Partnership or an Owning Entity and improved or unimproved and held as distinct from or in some manner differentiated from, but intended as integrated with, the Regional Center (or anticipated Regional Center), which real property shall include the approximately two hundred and fifty (250) acre Kingspointe property located in Sterling Heights, Michigan.

"Person" or "Persons" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

"Pledge" means a pledge or grant of a mortgage, security interest, lien or other encumbrance in respect of a Partnership Interest.

[THE AMENDMENT ADDED THE FOLLOWING DEFINITION:

"Preferred Equity" means, on any date, an amount equal to the aggregate contributions to the capital of the Partnership made by TREIT pursuant to
Section 4.1(f) hereof, to the extent such contributions have not yet been converted to Additional Interests pursuant to Sections 5.3 and 8.4 hereof.
Each contribution of Preferred Equity shall be designated as a separate series, e.g., Series A Preferred Equity.]

[THE AMENDMENT ADDED THE FOLLOWING DEFINITION:

"Preferred Rate" means, a fixed rate per annum, specified by TREIT and agreed to by the Partnership Committee, as to a given series of Preferred Equity, which rate shall be equal to the dividend rate for the Related Issue.]

"Primarily Engaged" means, with respect to a private or public Person (other than an individual), that (i) Other Retail Properties held by such Person (other than an individual) at the relevant time represent at least twenty-five percent (25%) of the value of all of the assets of such Person (other than an individual), or (ii) at least twenty-five percent (25%) of the average annual gross revenues of such Person (other than an individual) during the immediately preceding twenty-four (24) month period were derived from the development and/or management of Other Retail Properties not owned by such Person (other than an individual), or (iii) if each of the percentages determined under clauses (i) and (ii) is less than twenty-five percent (25%), the percentages determined under both clauses (i) and (ii) in the aggregate equal at least forty-five percent (45%).

"Profits" is defined in Section 5.1(a) hereof.

"Prohibited Transaction" means such term as defined in Section
857(b)(6)(B)(iii) of the Code.

"Prohibited Transaction Tax Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) one hundred percent (100%) of the net income of TREIT derived from prohibited transactions (as defined in Section 857(b)(6)(B)(i) of the Code) for such Partnership Fiscal Year, by (ii) the Percentage Interest of TREIT on the Relevant Date.

"Qualified Appraiser" means a Third Party designated by the Managing General Partner, with the approval or at the direction of the Partnership Committee, and who is a member in good standing of the American Institute of Real Estate Appraisers, or a Member, Appraisal Institute (or a member of the successor to either such organization).

"Qualified Committee Members" means, with respect to a Conflicting Interest Transaction or Matter, those Committee Members who do not Knowingly have a Conflicting Interest respecting the Relevant Transaction or the Relevant Matter.

"Qualified Institutional Transferee" means any transferee of a Partnership Interest that is or are (i) a pension fund, profit-sharing fund or similar fund, or an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in
Section 501(c)(3) of the Code, in each such case possessing more than Fifty Million Dollars ($50,000,000) in assets, (ii) an organization described in
Section 509 of the Code, and having a Partner as a "substantial contributor" (as defined in Section 507(d)(2) of the Code), (iii) pooled funds for Keogh plans, individual retirement plans, profit-sharing plans, pension plans or similar tax-exempt plans, in each such case possessing more than One Hundred Million Dollars ($100,000,000) in assets, (iv) insurance companies or banks, in each such case possessing more than Two Billion Dollars ($2,000,000,000) in assets, (v) a domestic entity organized as a mutual fund or registered investment company in each case possessing more than One Hundred Million Dollars ($100,000,000) in assets, (vi) any other Person (a "QIT Entity"), all the Beneficial Interests in which at the time of such Transfer and thereafter are owned by one or more of the foregoing, or (vii) a QIT Entity that has as one (1) or more of its constituent partners, a foreign entity that is organized as a mutual fund or investment company that is not Primarily Engaged and, in each such case, that possesses more than One Hundred Million Dollars ($100,000,000) in assets, provided that such QIT Entity is at no time a nonresident alien, foreign corporation, foreign trust, or foreign estate, within the meaning of Section 7701 of the Code; provided that a Transfer to such transferee will not cause a prohibited transaction (as defined in Section 4975(c) of the Code or Section 406 of ERISA) to occur.

"QIT Entity" is defined in the definition of "Qualified Institutional
Transferee."

"REAs" means reciprocal easement and operating or like agreements.

"Real Estate Investment Trust" means such term as defined in Section 856 of the Code.

"Real Estate Investment Trust Taxable Income" means such term as defined in
Section 857(b)(2) of the Code.

"Record Partner" means a Person set forth as a Partner on the books and records of the Partnership. No Person other than a Person that is a Partner on the Contribution Date shall be a Record Partner until such Person has become a substitute Partner in the Partnership pursuant to Section 8.2 hereof, or has acquired an Additional Interest or an Incentive Interest pursuant to Section
8.4 hereof and has become a Partner in the Partnership pursuant to Section 8.4 hereof.

"Recusal" is defined in Section 6.7 hereof.

"Regional Center Interest" or "Regional Center Interests" means the interest or interests in a Regional Center or Regional Centers then held by the Partnership either Directly or Indirectly as the holder of a Beneficial Interest, Directly or Indirectly, in an Owning Entity or Owning Entities that own or owns a Regional Center or Regional Centers.

"Regional Centers" means those regional retail shopping centers, including Peripheral Property in respect thereof, set forth on Schedule D attached hereto and made a part hereof, as well as those regional retail shopping centers and any other real property acquired and/or developed by the Partnership after the Contribution Date in accordance with the provisions of Section 3.1 hereof, provided that some portion of the enclosed mall portion thereof is open for business to the public generally, in each case for so long as the Partnership has a Direct or Indirect Beneficial Interest therein. Reference to a Regional Center includes any one of the Regional Centers.

"Regulations" (including Temporary Regulations or Proposed Regulations) means Department of Treasury regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"REIT Requirements" is defined in Section 3.4 hereof.

[THE AMENDMENT ADDED THE FOLLOWING DEFINITION:

"Related Issue" and "Related Issues" are defined in Section 4.1(f) hereof.]

"Relevant Date" means, (i) with respect to a Minimum Distribution Amount, the date of the Annual Budget setting forth such amount, or the date of an amendment thereto which provides a change in such amount, (ii) with respect to an Additional Required Amount, the date of the Additional Required Amount Notice in respect thereof, and (iii) with respect to a Minimum Distribution Amount Adjustment, or any component thereof, or a Tax Adjustment Amount, the date of the TREIT Information Notice in respect thereof.

"Relevant Matter" means a matter dealt with or proposed to be dealt with by Partnership Committee Action.

"Relevant Transaction" means a transaction effected or proposed to be effected by the Partnership or by an Affiliate of the Partnership.

"Representative" is defined in Section 10.1(a)(3) hereof.

"Required Distribution Amount" means an amount, as set forth in the Annual Budget, equal to the aggregate cash to be distributed to the Partners for such Partnership Fiscal Year, as such amount may be increased or decreased from time to time by the Partnership Committee, in consultation with the Manager, but in no event less than the Estimated Minimum Distribution Amount.

"Restricted AAT Affiliates" means AAT, his current spouse, his descendants (natural or adoptive, of the whole or half blood), and any Affiliate of any of the foregoing individuals, provided that for such purposes "Affiliate" shall not include an individual's Immediate Family. Reference to a Restricted AAT Affiliate includes any of the Restricted AAT Affiliates.

"Restricted Affiliates" means, with respect to the referenced individual, such individual, such individual's current spouse, and any Affiliate of either of the foregoing, provided that for such purposes "Affiliate" shall not include an individual's Immediate Family. Reference to a Restricted Affiliate includes any one of the Restricted Affiliates.

"Second Amendment" is defined in Recital G.

"Successor" is defined in Section 10.1(a)(4) hereof.

"Successor General Partner" is defined in Section 10.1(b) hereof.

"Surviving Partnership" is defined in Recital C.

"Surviving Partnership Agreement" is defined in Recital C.

"Taubman Transferee" means a single Person that acquires, pursuant to Section 8.1(b) or Section 8.3(a) hereof, or upon the foreclosure or like action in respect of a Pledge, the then (i.e., at the time of such acquisition) entire Partnership Interest (excluding, in the case of an acquisition pursuant to Section 8.3(a) hereof or pursuant to a foreclosure or like action in respect of a Pledge, the ability of such Person to act as a substitute partner) of AAT Affiliates (excluding the Partnership Interest held by TG), from one or more AAT Affiliates or from any Taubman Transferee provided that the Percentage Interest being Transferred exceeds seven and 7/10ths percent (7.7%).

"Tax Adjustment Amount" means, for each Partnership Fiscal Year, an amount equal to the excess (if any) of (i) the sum of (x) TREIT's Real Estate Investment Trust Taxable Income for such Partnership Fiscal Year (determined without regard to any deduction for dividends paid (as defined in Section 561 of the Code)), and by excluding any net capital gain (as defined in Section 1222(11) of the Code), and (y) TREIT's net income from foreclosure property for such Partnership Fiscal Year, minus its excess noncash income (as determined under Section 857(e) of the Code) for such Partnership Fiscal Year, over (ii) the sum of (A) TREIT's allocable portion of the Required Distribution Amount distributed to TREIT during such Partnership Fiscal Year, and (B) TREIT's allocable portion of the Minimum Distribution Amount Adjustment distributed to TREIT during the current Partnership Fiscal Year, to the extent such Minimum Distribution Amount Adjustment was a distribution in respect of those amounts determined under subclauses (x) and (y) of clause (i) hereof.

"Tax Adjustment Notice" is defined in Section 6.5 hereof.

"Tax Liability" means, for the relevant period, the product of (i) the highest individual federal income tax rate applicable to capital gains (taking into account the relevant holding period for the applicable capital asset) in effect for such period, and (ii) the largest quotient obtained by dividing (a) each Partner's (other than TREIT's) allocable share of net capital gain (as defined in Section 1222(11) of the Code) of the Partnership for such period, by (b) such Partner's (other than TREIT's) Percentage Interest on the Relevant Date, taking into account allocation of gain pursuant to Section 704(c) of the Code; provided, however, that in no event shall the

Tax Liability for any period exceed the cash proceeds received or to be received by the Partnership on the sale during such period of capital assets.

"Tax Matters Partner" is defined in Section 6.13(a) hereof.

"T-Co" is defined in the Preamble to this Agreement.

"TG" is defined in the Preamble to this Agreement.

"TG Receivables" means those certain loan receivables created by the TG Receivable Documents and held by TG in respect of the amounts owed to TG by certain of its partners.

"TG Receivable Documents" means that certain Loan Agreement dated August 1, 1985, among the Original Partnership and certain of the partners of TG, the promissory notes, and all other documents, agreements, certificates and other instruments (as the same have been amended through the Contribution Date) executed in connection with the authorization and consummation of those certain loans made pursuant to such Loan Agreement, and as the same may be amended, restated or supplemented.

"Third Party" or "Third Parties" means a Person or Persons who is or are neither a Partner or Partners nor an Affiliate or Affiliates of a Partner or Partners.

"Third Party Financing" means financing or refinancing obtained from a Third Party by the Partnership or an Owning Entity, as the case may be.

"Time of Commitment" means, (i) respecting a Relevant Transaction, the time when the Relevant Transaction is consummated or, if made pursuant to contract, the time when the withdrawal from the Relevant Transaction would entail significant loss, liability or other damage to the Partnership (or its Affiliate) but in no event later than the time when the Partnership (or its Affiliate) becomes contractually obligated, and (ii) respecting a Relevant Matter, the time when Partnership Committee Action has been taken and is communicated by the Managing General Partner to the relevant parties and such other action is taken so that the unilateral withdrawal of such Partnership Committee Action would entail significant loss, liability, or other damage (including to the reputation or credibility of the Partnership).

"TRAP" is defined in the Preamble to this Agreement.

"Transfer" means any assignment, sale, transfer, conveyance, Pledge, grant of an option or proxy, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

"Transfer Determination" is defined in Section 8.1(b) hereof.

"TREIT" is defined in the Preamble to this Agreement.

"TREIT Appointee" and "TREIT Appointees" means that individual or those individuals who, at the relevant time, are serving on the Partnership Committee as an appointee or appointees of TREIT.

"TREIT Capital Contribution" is defined in Section 4.1(a) hereof.

"TREIT Information Notice" is defined in Section 5.6(b) hereof.

"Trusts" means GMPT and AT&T.

"Trusts' Loan" means that certain loan made pursuant to the Loan Agreement dated August 1, 1985, between the Partnership and GMPT, a portion of which was acquired by AT&T.

"Trusts' Option" means that certain option pursuant to which GMPT and AT&T have an option to acquire a Partnership Interest as a "Class A Limited Partner" (as defined in the Original Partnership Agreement) in the Partnership.

"TRV" is defined in the Preamble to this Agreement.

"TTC" is The Taubman Company Limited Partnership, a Delaware limited partnership, its successors and assigns, the present constituency of which is T-Co and the Partnership.

"TTC Affiliates" means all officers and employees of TTC for so long as they are actively employed by TTC, and for so long as any of such individuals are included within such definition of TTC Affiliates, any Affiliate of such individual. Reference to a TTC Affiliate includes any one of the TTC Affiliates.

"UBTI" means unrelated business taxable income as defined in Section 512(a) of the Code.

"Units of Partnership Interest" means the units into which Partnership Interests are divided, as provided in Section 4.6(a) hereof, and as the same may be adjusted, as provided in Section 4.8 hereof.

                                      III.

                   PURPOSES AND POWERS; PARTNERSHIP ONLY FOR
              PURPOSES SPECIFIED; REPRESENTATIONS AND WARRANTIES.

Section 3.1     Purposes and Powers of the Partnership.
                The Partnership has been formed pursuant to the Partnership
Law and continued in accordance with this Agreement for the purposes of (i) owning, operating, maintaining, administering, developing, holding, improving, rehabilitating, redeveloping, renovating, expanding, leasing, mortgaging, selling, exchanging, disposing of, and generally dealing in and with, the Development Opportunities, the Development Opportunity Interests, the Regional Centers, the Regional Center Interests, and any other property owned by the Partnership, (ii) financing or refinancing for any of the foregoing purposes, or for any other purpose in furtherance of, or necessary, convenient, or incidental to the business or requirements of the Partnership, (iii) seeking to acquire, acquiring, obtaining options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) interests in, or in Persons owning, or owning an interest or interests in, regional retail shopping centers (including mixed-use properties the retail component of which is or is anticipated to be of significant value in relation to the value of the entire mixed-use property), or property or properties in anticipation of developing same as a regional retail shopping center or centers, or any other property as shall be specifically, in all such cases, designated from time to time by the Managing General Partner, with the approval or at the direction of the Partnership Committee, (iv) holding an interest as a partner (general and/or limited) or shareholder in a management, leasing, development, administrative or other service company, including interests incidental to such interest, and
(v) engaging in any other activities (including the ownership of property) that are in furtherance of or necessary or incidental or related to any of the foregoing.
     In furtherance of its purposes, but subject to the provisions of this Agreement, the Partnership has the power and is hereby authorized to, directly or indirectly:

           (i) retain, own, hold, do business with, acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise), renovate, rehabilitate, improve, expand, lease, operate, maintain, and administer and sell, convey, assign, exchange, mortgage, finance, refinance, or demolish, or deal in any manner with, a Development Opportunity, a Development Opportunity Interest, a Regional Center, a Regional Center Interest, and any real or personal property used in connection therewith or which may be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership;

           (ii) borrow, including without limitation, borrowing to obtain funds to acquire, own, obtain an option or other right to acquire, develop, and/or improve (including, without limitation, to renovate, rehabilitate, expand, lease, operate, maintain, and administer) a regional retail shopping center or other venture opportunity, a Regional Center, or a Regional Center Interest, and make capital improvements and/or investments in one or more Owning Entities or Regional Centers, and refinance any indebtedness or borrowing in furtherance of, or necessary, convenient, or incidental to the accomplishment of, any purposes or requirements of the Partnership, issue evidences of indebtedness to evidence such borrowings which may be convertible in whole or in part into Partnership Interests (to be issued in accordance with the provisions of Section 8.4 hereof) and which may be unsecured or secured by a mortgage, deed of trust, assignment, pledge, or other lien on a Regional Center or Regional Center Interest or any other asset(s) of the Partnership and/or an Owning Entity, and enter into guaranty agreements and/or indemnity agreements in connection with any such borrowings or in connection with a borrowing by or indebtedness of any other Person in which the Partnership holds an interest;

           (iii) contribute to the capital of, or lend to, an Owning Entity, acquire, own, obtain an option or other right to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise), develop, renovate, rehabilitate, improve, expand, lease, make capital improvements to, satisfy obligations of, or operate a regional retail shopping center or other venture opportunity, a Regional Center, or a Regional Center Interest;

           (iv) seek and/or locate regional retail shopping centers or other venture opportunities that are or are intended to be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, any purposes of the Partnership;

           (v) perform and/or engage others to perform studies and/or investigation or analysis of any sort in respect of a possible or proposed regional retail shopping center or other venture opportunity;

           (vi) acquire and/or obtain options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) regional retail shopping centers (including interests therein) or other venture opportunities that are or are intended to be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership, as shall be specifically, from time to time, designated by the Managing General Partner, with the approval or at the direction of the Partnership Committee, and enter into and perform any and all agreements, execute any and all instruments and documents, and take any and all actions with respect thereto;

           (vii) accept, in exchange for a Partnership Interest and, if desired, admission as a Partner in the Partnership, and as a contribution to the capital of the Partnership, or through the liquidation of a corporation or other entity, or otherwise, regional retail shopping centers, interests in regional retail shopping centers, development or other venture opportunities, or interests in development or other venture opportunities;

           (viii) take any action reasonably anticipated to enhance, protect, defend and/or preserve, the value of a Development Opportunity, a Development Opportunity Interest, a Regional Center, a Regional Center Interest or other venture opportunity, or the Partnership and the return to the Partners;

           (ix) act as one of the general and/or limited partners of, or act as the sole general or limited partner of, an Owning Entity and exercise all the powers and authorities given to the Partnership by the partnership agreement or other governing document covering such Owning Entity, or otherwise own all or any part or portion of a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest;

           (x) enter into, consent to, and enter into amendments of, any partnership agreement or other governing document covering an Owning Entity or any other agreement to which the Partnership or an Owning Entity is or is to be a party;

           (xi) enter into ground leases, as a tenant or landlord, in respect of all or any part or portion of the Partnership's real property;

           (xii) convert a Regional Center or a Regional Center Interest, or a part thereof, to condominium or cooperative status;

           (xiii) prepay in whole or in part, and refinance, recast, increase, modify, amend, extend, or assign any loan, secured or unsecured, and in connection therewith, execute any extensions, renewals, or modifications of any mortgage or deed of trust or lien securing any such loan;

           (xiv) act as one of the general and/or limited partners, or shareholders of, or act as the sole general or limited partner or shareholder of, or otherwise employ, a management, leasing, development, or other service company, to perform or engage others to perform all activities and services in respect of a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest or other venture opportunity, or to perform administrative services for the Partnership and the Managing General Partner, and pay compensation for such services;

           (xv) enter into, perform, and carry out contracts or agreements of any kind, including, without limitation, contracts or agreements with a Partner or an Affiliate or Affiliates of a Partner, in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership, including, without limitation, the execution and delivery of all agreements, certificates, instruments, or documents required by lenders or in connection with any mortgage, deed of trust, or assignment;

           (xvi) place record ownership to a Development Opportunity, a Development Opportunity Interest, a Regional Center, a Regional Center Interest (or any part thereof), or other venture opportunity, or any other Partnership property in the name or names of a nominee or nominees, or establish a trust ("nominee" or otherwise) to own or hold a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest, or any other Partnership property, including to direct, select, and remove the trustee(s) thereof and amend or terminate such trust, all for the purpose of financing or any other convenience;

           (xvii) execute contracts with governmental agencies, including, without limitation, any documents required in connection with any debt;

           (xviii) execute any lease or leases (without limit as to the term thereof (including beyond the term of the Partnership), whether or not the space so leased is to be occupied by the lessee or, in turn, sub-leased in whole or in part to others) with respect to all or any part of a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest;

           (xix) obtain, through contract or otherwise, goods and services;

           (xx) maintain insurance;

           (xxi) invest in, reinvest, and oversee the investment of, cash and cash-like assets;

           (xxii) make or revoke any election permitted the Partnership by any taxing or other authority;

           (xxiii) grant and enter into and amend REAs and impose restrictions with respect to all or any part of a Development Opportunity, a Development Opportunity Interest, a Regional Center, a Regional Center Interest, Peripheral Property, or other property;

           (xxiv) foreclose upon any property;

           (xxv) admit a Person as a Partner to the Partnership, or increase or decrease the interest of a Partner in the Partnership, pursuant to the terms of this Agreement;

           (xxvi) sell, exchange, or otherwise dispose of, upon any terms, all or any part or portion of Partnership property or the property of an Owning Entity;

           (xxvii) enter into, perform, and carry out contracts which may be lawfully carried out or performed by a partnership under applicable laws including, without limitation, the Master Services Agreement;

           (xxviii) enter into an agreement to merge with or into another partnership having similar purposes as the Partnership and having the Partnership or such other partnership as the surviving partnership;

           (xxix) retain legal counsel, the Partnership Accountants, appraisers, and any other professionals in connection with the business of the Partnership or of an Owning Entity;

           (xxx) execute or deliver any assignment for the benefit of creditors of the Partnership or of an Owning Entity;

           (xxxi) negotiate with, defend, and resolve all matters with any Person;

           (xxxii) sue on, defend, pursue, or compromise any and all claims or liabilities in favor of or against the Partnership or an Owning Entity, submit any or all such claims or liabilities to arbitration, and confess a judgment against the Partnership or an Owning Entity in connection with litigation in which the Partnership or an Owning Entity may be involved;

           (xxxiii) take any action and exercise any right (including the assignment or disposition of same) under any contract or agreement to which the Partnership or an Owning Entity is a party;

           (xxxiv) terminate, dissolve, and liquidate any Person, including, without limitation, an Owning Entity, and retain and deal in and with the assets (subject to liabilities and obligations) received as a result of any such liquidation;

           (xxxv) amend, modify, or terminate and deal in any manner with any instrument, including without limitation, any trust instrument, corporate document, partnership agreement, or joint venture agreement covering or in respect of an Owning Entity, a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest;

           (xxxvi) indemnify the Indemnified Persons and satisfy such indemnifications from the assets of the Partnership; and

           (xxxvii) in addition to the foregoing, take or omit to take any action as may be necessary, convenient, or desirable to further the purposes or intent of the Partnership or of an Owning Entity, and have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Partnership Law.

Section 3.2 Partnership Only for Purposes Specified.
            The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit, or assume any obligation or responsibility on behalf of the Partnership, its properties, or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness, or obligations incurred pursuant to and as limited by the terms of this Agreement or incurred pursuant to the Partnership Law.

Section 3.3 Representations and Warranties by the Partners.
        (a) Each Partner that is an individual represents and warrants to each other Partner, that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner's property is or are bound, or any statute, regulation, order, or other law to which such Partner is subject, (ii) such Partner is not a "foreign person" within the meaning of Section 1445(f) of the Code, (iii) except as specifically provided on Schedule J attached hereto, such Partner does not own, directly or indirectly, (1) two percent (2%) or more of the total combined voting power of all classes of stock entitled to vote, or two percent (2%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of a Regional Center, or (2) an interest of two percent (2%) or more in the assets or net profits of any tenant of a Regional Center, and
(iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
     (b) Each Partner that is not an individual represents and warrants to each other Partner, that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors, and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership agreement, trust agreement, charter, or by-laws, as the case may be, any agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, trustees, or shareholders, as the case may be, is or are bound, or any statute, regulation, order, or other law to which such Partner or any of its partners, trustees, beneficiaries, or shareholders, as the case may be, is or are subject, (iii) such Partner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446(e) of the Code, (iv) except as specifically provided on Schedule J attached hereto, such Partner does not own, directly or indirectly,
(1) two percent (2%) or more of the total combined voting power of all classes of stock entitled to vote, or two percent (2%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of a Regional Center, or (2) an interest of two percent (2%) or more in the assets or net profits of any tenant of a Regional Center, and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
[THE AMENDMENT ADDED THE FOLLOWING PROVISION:

     (c) TREIT covenants and agrees that, (i) it will not directly or indirectly through ownership of another Person (including a wholly-owned direct or indirect subsidiary) engage in any business other than through the Partnership except for the acquisition of businesses held for the sole benefit of the Partnership or a subsidiary partnership, (ii) it will own all Regional Center Interests and Development Opportunity Interests only through the Partnership, (iii) it will not incur any indebtedness for borrowed money other than to effect a distribution to satisfy the REIT Requirements, to contribute or loan such proceeds to the Partnership to accomplish the Partnership's purposes, or to refinance any existing indebtedness of the Partnership, and (iv) it will not assign or otherwise dispose of its right to a Guaranteed Payment or the corresponding series of Preferred Equity or its right to any loan and corresponding interest described in Section 4.1(f) hereof, other then as set forth in Section 5.3 hereof.]
     (d) The representations and warranties contained in Sections 3.3(a) and 3.3(b) hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution, liquidation and termination of the Partnership; provided, however, that in the event of a breach of any such representation or warranty the sole source of recovery by the Partners shall be a Partner's Partnership Interest.
     (e) Each Partner hereby acknowledges that no representations as to potential profit, cash flows, or yield, if any, in respect of the Partnership or any one or more or all of the Regional Centers or Regional Center Interests or Development Opportunities or Development Opportunity Interests have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty, express or implied.

Section 3.4 Real Estate Investment Trust Requirements.
     Notwithstanding anything to the contrary contained in this Agreement, for so long as TREIT is a Partner, the Partnership shall operate in such a manner and the Partnership shall take or omit to take all actions as may be necessary (including making appropriate distributions from time to time), so as to permit TREIT (i) to continue to qualify as a Real Estate Investment Trust under Sections 856 through 860 of the Code so long as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law (the "REIT Requirements"), and (ii) to minimize its exposure to the imposition of an excise tax under Section 4981(a) of the Code or a tax under Section 857(b)(5) of the Code, so long as such taxes may be imposed and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, each of (i) and (ii) to at all times be determined (a) as if TREIT's sole asset is its Partnership Interest, and (b) without regard to the action or inaction of TREIT with respect to distributions (by way of dividends or otherwise) and the timing thereof. The Managing General Partner may cause the Partnership to obtain an opinion of tax counsel selected by the Managing General Partner and reasonably acceptable to the Partnership Committee, regarding the impact of any proposed action affecting TREIT's continuing ability to qualify as a Real Estate Investment Trust, or its exposure to an excise tax under Section 4981(a) of the Code, or a tax under Section 857(b)(5) of the Code, so long as such taxes exist and as such provisions may be amended from time to time or corresponding provisions of succeeding law. Further, without the consent of the Managing General Partner, which consent shall not be unreasonably withheld, the Partnership shall take no action with respect to a sale, exchange or other disposition of any property owned by the Partnership with respect to which a material issue exists as to whether such sale, exchange or other disposition would cause TREIT to incur a prohibited transaction tax under Section 857(b)(6) of the Code; it being hereby agreed and understood that the consent of the Managing General Partner shall not be required under this Section 3.4 with respect to a sale, exchange or other disposition of the Peripheral Property to the extent that such sale, exchange or other disposition is to be effected in a manner generally consistent with past practices. Further, in no event shall consent be withheld upon receipt of an opinion of tax counsel selected by the Managing General Partner and reasonably acceptable to the Partnership Committee, that such sale, exchange or other disposition should not cause TREIT to incur a prohibited transaction tax under Section 857(b)(6) of the Code at the time and under the circumstances of the proposed sale, exchange or disposition.

                                      IV.
                 CAPITAL CONTRIBUTIONS; OPENING CAPITAL ACCOUNT
               BALANCES; ANTICIPATED FINANCING; CAPITAL ACCOUNTS;
             PARTNERSHIP INTERESTS; UNITS OF PARTNERSHIP INTEREST;
            PERCENTAGE INTERESTS; PARTNERSHIP INTEREST CERTIFICATES;
              PURCHASE OF FRACTIONAL UNITS; ADJUSTMENT OF UNITS OF
                            PARTNERSHIP INTEREST.

Section 4.1  Capital Contributions; Opening Capital Account Balances.
     (a) Simultaneously with the execution and delivery of this Agreement, TREIT shall make an additional contribution to the capital of the Partnership, in exchange for additional Units of Partnership Interest resulting in TREIT holding a total of that number of Units of Partnership Interest and a Percentage Interest set forth on Schedule B attached hereto, of the following, free and clear of any encumbrances, liens or other security interests: (i) Sixty-Seven Million Six Hundred Eighty-Six Thousand Nine Hundred Three Dollars ($67,686,903) in face amount of the Trusts' Loan, and (ii) one hundred percent (100%) of the Trusts' Option (the "TREIT Capital Contribution"). TREIT may, as and when and in the manner approved by the Partnership Committee, contribute additional development or other venture opportunities, interests in development or other venture opportunities, regional shopping center developments, and interests in regional shopping center developments, and/or cash or other property to the capital of the Partnership in exchange for Additional Interests in accordance with the provisions of Section 8.4 hereof.
     (b) Simultaneously with the execution and delivery of this Agreement, GMPTS shall acquire that number of Units of Partnership Interest and the Percentage Interest set forth on Schedule B attached hereto, and the Partnership shall repay Six Hundred Million Seventy-Five Thousand Four Hundred Six Dollars ($600,075,406) in face amount of the Trusts' Loan (the "GMPTS Capital Contribution").
     (c) Simultaneously with the execution and delivery of this Agreement, TG shall make an additional contribution of a twenty-one percent (21%) interest as a general partner in Hilltop to the capital of the Partnership, free and clear of any encumbrances, liens, or other security interests, and in exchange for additional Units of Partnership Interest resulting in TG holding a total of that number of Units of Partnership Interest and a Percentage Interest set forth on Schedule B attached hereto.
     (d) Simultaneously with the execution and delivery of this Agreement, MMF shall contribute a seven percent (7%) interest as a general partner in Hilltop to the capital of the Partnership, free and clear of any encumbrances, liens, or other security interests, and in exchange for that number of Units of Partnership Interest and a Percentage Interest set forth on Schedule B attached hereto.
     (e) The Capital Account balances of the Partners as of the Contribution Date, after giving effect to all of the contributions set forth in this Section 4.1, shall be as set forth opposite their respective names on Schedule A attached hereto.
[THE AMENDMENT ADDED THE FOLLOWING PROVISION:
     (f) With the approval of the Partnership Committee, TREIT may contribute, from time to time, amounts to the capital of the Partnership as Preferred Equity, which amounts have been obtained from the sale by TREIT of any one or more series of shares of preferred stock. In lieu of contributing such proceeds as Preferred Equity, TREIT shall have the right, with the approval of the Partnership Committee, to lend such proceeds to the Partnership. Any such loan shall be on the same terms and conditions as the Related Issue except that in lieu of dividends payable by TREIT on the Related Issue, interest shall be payable by the Partnership to TREIT. The Partnership shall assume and pay the expenses (including applicable underwriter discounts) incurred by TREIT in connection with any contributions or loans by TREIT to the capital of the Partnership pursuant to this Section 4.1(f). Any such loan made by TREIT to the Partnership may at any time be converted by TREIT to Preferred Equity pursuant to Section 5.3 hereof. Each contribution or loan made by TREIT pursuant to this Section 4.1(f) shall be identified by the series of preferred shares which provided TREIT with the funds to contribute or loan to the Partnership (individually, a "Related Issue," and collectively, the "Related Issues").]

Section 4.2 Anticipated Financing.
     The Partnership may obtain funds which it considers necessary to meet the needs and obligations and requirements of the Partnership, including, without limitation, the Partnership's obligation to lend and/or contribute funds to, or the Partnership's obligations in respect of, an Owning Entity, or to maintain adequate working capital or to repay Partnership indebtedness, and to carry out the Partnership's purposes, from the proceeds of Third Party Financing or Affiliate Financing, in each case pursuant to such terms, provisions, and conditions and in such manner (including the engagement of brokers and/or investment bankers to assist in providing such financing) and amounts as the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall determine. Any and all funds required or expended, directly or indirectly, by the Partnership for capital expenditures may be obtained or replenished through Partnership borrowings. Any Third Party Financing or Affiliate Financing obtained by the Managing General Partner, with the approval or at the direction of the Partnership Committee, on behalf of the Partnership may be convertible in whole or in part into Additional Interests (to be issued in accordance with Section 8.4 hereof), may be unsecured, may be secured by a mortgage or mortgages, or deed(s) of trust and/or assignments on or in respect of all or any portion of the assets of the Partnership or an Owning Entity, may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, and may include the provision for the option to acquire Additional Interests (to be issued in accordance with Section 8.4 hereof), and may include the acquisition of or provision for interest rate swaps, credit enhancers, and/or other transactions or items in respect of such Third Party Financing or Affiliate Financing; provided, however, that (A) any Third Party Financing may be with recourse to the Partnership and its assets only if an exculpation acceptable to the Partnership Committee is provided with respect to each Partner, and (B) in no event may the Partnership obtain any Third Party Financing that is recourse to any Partner or any Affiliate, partner, shareholder, beneficiary, principal, officer, or director of any Partner without the consent of both the Person or Persons to whom such recourse may be had and each Appointing Person.

Section 4.3 No Right to Withdraw Capital; No Requirement of Further
            Contributions.
            Except as specifically provided in this Agreement, no Partner (i) shall have the right to withdraw any part of its Capital Account or to demand or receive the return of its capital contributions, or any part thereof, or to receive any distributions from the Partnership, (ii) shall be entitled to make, or have any obligation to make, any contribution to the capital of, or any loan to, or provide a guaranty with respect to any loan to, the Partnership, or (iii) except as provided in Section 11.1(d) hereof, shall have any liability for the return of any other Partner's Capital Account or contributions to the capital of the Partnership. No Partner shall be liable for the liabilities and obligations of the Partnership except as otherwise provided by the Partnership Law; provided, however, that any and all obligations and liabilities to a Partner or an Affiliate of a Partner shall be satisfied solely from Partnership assets and no Partner shall have any personal liability on account thereof.

Section 4.4 No Interest on Capital Contributions or Capital Accounts.
            No Partner shall receive any interest or return in the nature of interest on its contributions to the capital of the Partnership, or on the positive balance, if any, in its Capital Account.

Section 4.5 Capital Accounts.
        (a) The Partnership shall establish and maintain a separate capital account ("Capital Account") for each Partner, including a substitute partner who shall pursuant to the provisions hereof acquire a Partnership Interest, which Capital Account shall be:
            (1) credited with the amount of cash and the initial Book Value
                (net of liabilities secured by such contributed property that the Partnership assumes or takes subject to) of any other property contributed by such Partner to the capital of the Partnership, such Partner's distributive share of Profits, and any items in the nature of income or gain that are allocated to such Partner pursuant to Section
        5.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i); and
           (2) debited with the amount of cash and the Book Value (net of liabilities secured by such distributed property that such Partner assumes or takes subject to) of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, any items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 5.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i), and such Partner's share, determined in accordance with its Percentage Interest, of any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i).
     In the event that a Partner's Partnership Interest or portion thereof is transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(l), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Interest or portion thereof so transferred.
     In the event that the Book Values of Partnership assets are adjusted as described below in Section 4.5(b) hereof, the Capital Accounts of the Partners shall be adjusted simultaneously to reflect the aggregate net adjustments as if the Partnership recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
Section 1.704-1(b) of the Regulations, and shall be interpreted and applied as provided in the Regulations. In the event that the Managing General Partner, with the approval or at the direction of the Partnership Committee, reasonably determines that the manner in which the Capital Accounts, or any debits or credits thereto, are maintained or computed under the Regulations should be further amended, the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall be authorized, without the approval, consent or act of any of the Partners, to amend this Agreement, provided that such amendment shall not directly and adversely affect the Partnership Interest of a Partner, including without limitation, the right to receive distributions allocable thereto, without the written concurrence of such Partner. In determining whether this Agreement should be amended to reflect the foregoing, the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall be entitled to rely on the advice of the Partnership Accountants and/or counsel to the Partnership.
     (b) Except as otherwise provided in this Agreement, the term "Book Value" or "Book Values" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except:
           (1) the initial Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset;
           (2) the Book Value of all Partnership assets may be adjusted to equal their respective gross fair market values as of the following times, as determined by the Managing General Partner, with the approval or at the direction of the Partnership Committee (unless such adjustment shall be required by Regulations Section 1.704-1(b)(2)(iv)(f)): (i) the acquisition from the Partnership, in exchange for more than a de minimis capital contribution, of a Partnership Interest by an additional partner or an additional Partnership Interest by an existing Partner; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property (including money) as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) if there is an in-kind distribution of Partnership property or a deemed in-kind distribution of Partnership property pursuant to Section 708(b)(1)(B) of the Code or an installment sale of Partnership assets, or if, pursuant to the penultimate sentence of Regulations Section 1.704-1(b)(2)(ii)(b), the Partnership establishes reserves to provide for Partnership liabilities in connection with the liquidation of the Partnership;
           (3) if the Book Value of an asset has been determined or adjusted as provided in Section 4.5(b)(1) or 4.5(b)(2) hereof, the Book Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses; and
           (4) the Book Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

     (c) In the event that subsequent to the Contribution Date any provision of this Article IV requires the determination of the fair market value of any asset, such fair market value shall be as determined by the relevant Partner and those members of the Partnership Committee who are Qualified Committee Members with respect to such Conflicting Interest Transaction or Matter, provided that (i) such value is reasonably agreed to by such Persons in arm's-length negotiations and (ii) such Persons have sufficiently adverse interests, as provided in Regulations Section 1.704-1(b)(2)(iv)(h). In the event that the requirements of clauses (i) and (ii) of this Section 4.5(c) are not met, then the fair market value shall be determined by a Qualified Appraiser. The cost of any such appraisal shall be an expense of the Partnership.

Section 4.6 Partnership Interests; Units of Partnership Interest; Percentage
            Interests.
     (a) For the purpose of this Agreement, the term "Partnership Interest" means, with respect to a Partner, such Partner's right to the allocations (and each item thereof) specified in Section 5.1 hereof and distributions from the Partnership, its share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and its rights of management, consent, approval, or participation, if any, as provided in this Agreement. Each Partner's Partnership Interest shall be divided into units (herein referred to collectively as the "Units of Partnership Interest" and individually as a "Unit of Partnership Interest") and shall be represented by that number of Units of Partnership Interest set forth opposite such Partner's name on Schedule B attached hereto, as such Schedule may be amended from time to time pursuant to
Section 4.8, Article VIII or Article X hereof. Initially there shall be that number of Units of Partnership Interest issued and outstanding as set forth on Schedule C attached hereto, representing one hundred percent (100%) of all of the outstanding Partnership Interests held by all Partners. Each of such Units of Partnership Interest shall have an initial value of that amount set forth on Schedule C attached hereto. The Partnership may issue additional Units of Partnership Interest in accordance with Section 8.4 hereof.
     (b) For the purpose of this Agreement, the term "Percentage Interest" means, with respect to each Partner, the percentage set forth opposite such Partner's name on Schedule

B attached hereto, as such Schedule may be amended from time to time pursuant to Section 4.8, Article VIII or Article X hereof, and shall at any time be equal to a fraction, the numerator of which is the aggregate number of Units of Partnership Interest held by such Partner, and the denominator of which is the aggregate number of all Units of Partnership Interest that are issued and outstanding.

Section 4.7 Partnership Interest Certificates.
            Units of Partnership Interest shall be evidenced by Partnership Interest Certificates (herein referred to collectively as "Partnership
Interest Certificates" and individually as a "Partnership Interest
Certificate") which shall be issued in accordance with this Section 4.7 and
Section 13.18 hereof, in the form attached hereto as Exhibit C, as such form may be amended from time to time by the Managing General Partner, with the approval or at the direction of, the Partnership Committee. Each Partnership Interest Certificate shall be signed by an authorized signatory or signatories of the Partnership and shall bear the following legend:
        "The Unit(s) of Partnership Interest represented by this certificate is(are) subject to and transferable only in compliance with The Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as the same may be amended and/or supplemented from time to time (the "Partnership Agreement"), a copy of which is on file at the office of The Taubman Realty Group Limited Partnership. Any assignment, sale, transfer, conveyance, mortgage, or other encumbrance, pledge, grant of an option or proxy, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law, in respect of a Unit of Partnership Interest made other than as permitted in the Partnership Agreement shall be null and void and have no force or effect whatsoever."
Transfers (except by way of a Pledge) of Units of Partnership Interest shall be made only upon the request of the Person named in the Partnership Interest Certificate, or by its attorney lawfully constituted in writing, and upon surrender and cancellation of a Partnership Interest Certificate for a like number of Units of Partnership Interest, a duly executed and acknowledged written instrument of assignment, and with such proof of authenticity of the signatures as the Managing General Partner, with the approval or at the direction of the Partnership Committee, may reasonably require. In the event of a Transfer of a Unit of Partnership Interest or the issuance of additional Units of Partnership Interest pursuant to the provisions of Article VIII or Article X hereof, the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall cause the Partnership to issue Partnership Interest Certificates to the appropriate Persons to reflect any Transfer of Units of Partnership Interest or issuance of additional Units of Partnership Interest, as the case may be. In the event that the Partnership shall purchase any Units of Partnership Interest (including Fractional Units), such Units of Partnership Interest (or Fractional Units) shall be extinguished and the Partnership Interest Certificates with respect thereto shall be surrendered and cancelled.

Section 4.8 Purchase of Fractional Units of Partnership Interest; Adjustment of
            Units of Partnership Interest.
            If as a result of any division or combination of Units of Partnership Interest (as provided below in this Section 4.8) or Transfer or issuance of Units of Partnership Interest, there shall be outstanding any Fractional Unit, the Partnership Committee may, but shall not be obligated to, at any time cause the Partnership to purchase such Fractional Unit, in which event the Partner holding such Fractional Unit shall sell such Fractional Unit to the Partnership for an amount equal to the fair market value of such Fractional Unit as determined in good faith by the Partnership Committee.
[THE AMENDMENT DELETED THE FOLLOWING PROVISION: It is the intent of the Partnership to maintain a fair market value of each Unit of Partnership Interest of at least Twenty Thousand Dollars ($20,000), but to the extent practicable, of less than Thirty Thousand Dollars ($30,000) and the Partnership Committee, in good faith, shall, from time to time, divide or combine all Units of Partnership Interest then issued and outstanding consistent with this intention; provided, however, that in no event shall the Partnership Committee
(i) divide the Units of Partnership Interest except in connection with the issuance of Units of Partnership Interest pursuant to Section 8.4 hereof or except in connection with the granting of Incentive Options and unless each resulting Unit of Partnership Interest is issued at a fair market value of, or is to be issued at an exercise price of, at least Twenty Thousand Dollars ($20,000), or (ii) combine the Units of Partnership Interest unless the fair market value of each resulting Unit of Partnership Interest is Thirty Thousand Dollars ($30,000) or less. Accordingly, divisions or combinations of Units of

Partnership Interests may provide for fractional ratios. For example, assume that the fair market value of a Unit of Partnership Interest increases to Twenty-Five Thousand Dollars ($25,000). The Partnership Committee may divide Units of Partnership Interest in order to decrease the fair market value of each Unit of Partnership Interest to Twenty Thousand Dollars ($20,000) (in order to, for example, grant Incentive Options at an exercise price of Twenty Thousand Dollars ($20,000) for each Unit of Partnership Interest), such that each eighty/100ths (.80) then existing Units of Partnership Interest shall, pursuant to such action, equal one (1) new Unit of Partnership Interest. Alternatively, assume that the fair market value of a Unit of Partnership Interest decreases to Fifteen Thousand Dollars ($15,000). The Partnership Committee may combine Units of Partnership Interest (and shall combine Units of Partnership Interest in order to issue any Units of Partnership Interest) to increase the fair market value of each Unit of Partnership Interest to Twenty Thousand Dollars ($20,000), such that each one and one-third (1 1/3) of a then existing Unit of Partnership Interest shall, pursuant to such action, equal one
(1) new Unit of Partnership Interest. In the event of any such action to combineor divide Units of Partnership Interest as provided in this Section 4.8, all references in this Agreement to a number of Units of Partnership Interest shall be combined or divided by the same divisor or multiplier, as the case may be. Any action to divide or combine Units of Partnership Interest pursuant to this Section 4.8 shall be effective on the date set forth in the resolution as the effective date for such action, and each Partner or Person to whom a Unit of Partnership Interest has been pledged shall have the right to request a certification from the Partnership as to the date of the last division or combination of Units of Partnership Interest. Promptly following any such action, Schedule B shall be amended to reflect such action, notice of such action shall be provided to each of the Partners and to any Person to whom a Unit of Partnership Interest has been pledged (provided the Partnership shall have received notice of such Pledge and the identity and address of such pledgee), and appropriate substitute Partnership Interest Certificates shall be issued as of the effective date of such action, in exchange for outstanding Partnership Interest Certificates pursuant to such terms as shall be established by the Partnership Committee. For the purpose of this Section 4.8, fair market values shall be as determined in good faith by the Partnership Committee.]

[THE AMENDMENT ADDED THE FOLLOWING PROVISION:
     The Partnership Committee, in good faith, may, from time to time, divide or combine all Units of Partnership Interest then issued and outstanding; provided, however, that in no event shall the Partnership Committee combine the Units of Partnership Interest unless the fair market value of each resulting Unit of Partnership Interest is One Hundred Thousand Dollars ($100,000) or less. Accordingly, divisions or combinations of Units of Partnership Interests may provide for fractional ratios. In the event of any such action to combine or divide Units of Partnership Interest as provided in this Section 4.8, all references in this Agreement to a number of Units of Partnership Interest shall be combined or divided by the same divisor or multiplier, as the case may be. Any action to divide or combine Units of Partnership Interest pursuant to this
Section 4.8 shall be effective on the date set forth in the resolution as the effective date for such action, and each Partner or Person to whom a Unit of Partnership Interest has been pledged shall have the right to request a certification from the Partnership as to the date of the last division or combination of Units of Partnership Interest. Promptly following any such action, Schedule B shall be amended to reflect such action, notice of such action shall be provided to each of the Partners and to any Person to whom a Unit of Partnership Interest has been pledged (provided the Partnership shall have received notice of such Pledge and the identity and address of such pledgee), and appropriate substitute Partnership Interest Certificates shall be issued as of the effective date of such action, in exchange for outstanding Partnership Interest Certificates, pursuant to such terms as shall be established by the Partnership Committee. For the purpose of this Section 4.8, fair market values shall be as determined in good faith by the Partnership Committee.]

                                       V.
                   ALLOCATIONS; DISTRIBUTIONS; BANK ACCOUNTS;
             BOOKS OF ACCOUNT; TAX RETURNS; ACCOUNTING AND REPORTS;
                            PARTNERSHIP FISCAL YEAR.
Section 5.1 Allocations.
     (a) For the purpose of this Agreement, the terms "Profits" and "Losses" mean, respectively, for each Partnership Fiscal Year or other period, the Partnership's taxable income or loss for such Partnership Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows:
           (1) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 5.1(a) shall be added to such taxable income or loss;
           (2) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Fiscal Year or other period; and
           (3) any items that are specially allocated pursuant to Section 5.1(d) or 5.1(f) hereof shall not be taken into account in computing Profits or Losses.
     (b) Except as otherwise provided in Section 5.1(d) or 5.1(f) hereof, the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with their respective Percentage Interests.
     (c) For the purpose of Section 5.1(b) hereof, gain or loss resulting from any disposition of Partnership property shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property for federal income tax purposes differs from its Book Value.
     (d) Notwithstanding the foregoing provisions of this Section 5.1, the following provisions shall apply:
           (1) A Partner shall not receive an allocation of any Partnership deduction that would result in total loss allocations attributable to "Nonrecourse Liabilities" (as defined in Regulations Section 1.704-2(b)(3)) in excess of such Partner's share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). The term "Minimum Gain" means an amount determined in accordance with Regulations Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such liability for no consideration other than full satisfaction thereof, and by then aggregating the amounts so computed.
      If there is a net decrease in Partnership Minimum Gain for a Partnership Fiscal Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of Partnership income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to the Partners' respective shares of the net decrease in Minimum Gain within the meaning of Regulations Section 1.704-2(g)(2) (the "Minimum Gain Chargeback"). The items to be allocated pursuant to this Section 5.1(d)(1) shall be determined in accordance with Regulations Section 1.704-2(f) and (j).
           (2) Any item of "Partner Nonrecourse Deduction" (as defined in Regulations Section 1.704-2(i)) with respect to a "Partner Nonrecourse Debt" (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). Subject to Section 5.1(d)(1) hereof, but notwithstanding any other provision of this Agreement, in the event that there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt (such Minimum Gain being hereinafter referred to as "Partner Nonrecourse Debt Minimum Gain") for a Partnership Fiscal Year, then after taking into account allocations pursuant to Section 5.1(d)(1) hereof, but before any other allocations are made for such taxable year, and subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such Partnership Fiscal Year shall be allocated items of income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to such

      Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). The items to be allocated pursuant to this Section 5.1(d)(2) shall be determined in accordance with Regulations
      Section 1.704-2(i)(4) and (j).
           (3) Pursuant to Regulations Section 1.752-3(a)(3), for the purpose of determining each Partner's share of excess nonrecourse liabilities of the Partnership, and solely for such purpose, each Partner's interest in Partnership profits is hereby specified to be such Partner's Percentage Interest.
           (4) No Partner shall be allocated any item of deduction or loss of the Partnership if such allocation would cause such Partner's Capital Account to become negative by more than the sum of (i) any amount such Partner is obligated to restore upon liquidation of the Partnership, plus
      (ii) such Partner's share of the Partnership's Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to a Partner pursuant to this Section 5.1(d)(4) shall be allocated among the General Partners, other than GMPTS, its transferees and other than any transferee of a Partnership Interest that is described in clause (i), (ii) or (iii) of the definition of "Qualified Institutional Transferee" or that is a QIT Entity consisting solely of (and for so long as such QIT Entity consists solely of) entities described in clause (i), (ii) or (iii) of the definition of "Qualified Institutional Transferee", in proportion to their respective Percentage Interests; it being agreed and understood that no such item of deduction or loss shall be allocated to GMPTS or any such transferee. For this purpose, in determining the Capital Account balance of such Partner, the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and
      (6) shall be taken into account. In the event that (A) any Limited Partner unexpectedly receives any adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and (B) such adjustment, allocation, or distribution causes or increases a deficit balance (net of amounts which such Limited Partner is obligated to restore or deemed obligated to restore under Regulations
      Section 1.704-2(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the
      Partnership Fiscal Year, reasonably are expected to be made to such Limited Partner) in such Limited Partner's Capital Account as of the end of the Partnership Fiscal Year to which such adjustment, allocation, or distribution relates, then items of Gross Income (consisting of a pro rata portion of each item of Gross Income) for such Partnership Fiscal Year and each subsequent Partnership Fiscal Year shall be allocated to such Limited Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated. In the event that this Section 5.1(d)(4) and Section 5.1(d)(1) and/or (2) hereof apply, Section 5.1(d)(1) and/or (2) hereof shall be applied prior to this
      Section 5.1(d)(4).
           (5) In accordance with Sections 704(b) and 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Book Value of such property, all as set forth on Schedule H hereto. If the Book Value of any Partnership property is adjusted pursuant to Section 4.5(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Book Value of such asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder.
     (e) Notwithstanding anything to the contrary contained in this Section 5.1, the allocation of Profits and Losses for any Partnership Fiscal Year during which a Person acquires a Partnership Interest (other than upon formation of the Partnership) shall take into account the Partners' varying interests for such Partnership Fiscal Year pursuant to any method permissible under Section 706 of the Code that is selected by the Managing General Partner, with the approval or at the direction of the Partnership Committee (notwithstanding any agreement between the assignor and assignee of such Partnership Interest although the

Managing General Partner, with the approval or at the direction of the Partnership Committee, may recognize any such agreement), which method may take into account the date on which the Transfer or an agreement to Transfer becomes irrevocable pursuant to its terms, as determined by the Managing General Partner, with the approval or at the direction of the Partnership Committee.
     (f) In the event of a sale or exchange of a Partner's Partnership Interest or portion thereof or upon the death of a Partner, if the Partnership has not theretofore elected, pursuant to Section 754 of the Code, to adjust the basis of Partnership property, the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall cause the Partnership to elect, if the Person acquiring such Partnership Interest or portion thereof so requests, pursuant to Section 754 of the Code, to adjust the basis of Partnership property. In addition, in the event of a distribution referred to in Section 734(b) of the Code, if the Partnership has not theretofore elected, the Managing General Partner, with the approval or at the direction of the Partnership Committee, may, in the exercise of its reasonable discretion, cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of Partnership property. Except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), such adjustment shall not be reflected in the Partners' Capital Accounts and shall be effective solely for federal and (if applicable) state and local income tax purposes. Each Partner hereby agrees to provide the Partnership with all information necessary to give effect to such election. With respect to such election:
           (1) Any change in the amount of the depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal income tax purposes, resulting from an adjustment pursuant to
      Section 743(b) of the Code shall be allocated entirely to the transferee of the Partnership Interest or portion thereof so transferred. Neither the capital contribution obligations of, nor the Partnership Interest of, nor the amount of any cash distributions to, the Partners shall be affected as a result of such election, and except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purposes.

           (2) Solely for federal and (if applicable) state and local income tax purposes and not for the purpose of maintaining the Partners' Capital Accounts (except as provided in Regulations Section
      1.704-1(b)(2)(iv)(m)), the Partnership shall keep a written record for those assets, the basis of which is adjusted as a result of such election, and the amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal and (if applicable) state and local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.
      (g) The Profits, Losses, gains, deductions, and credits of the Partnership (and all items thereof) for each Partnership Fiscal Year shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes.
      (h) Except as provided in Sections 5.1(d)(5) and 5.1(f) hereof, for federal income tax purposes, each item of income, gain, loss, or deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss, or deduction has been allocated pursuant to this Section 5.1.
      (i) Such portion of the gain allocated pursuant to this Section 5.1 that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Partners in the proportion that (i) the amount of depreciation previously allocated to each Partner relating to the property that is the subject of the disposition bears to (ii) the total of such depreciation allocated to all of the Partners. This
Section 5.1(i) shall not alter the amount of allocations among the Partners pursuant to this Section 5.1, but merely the character of gain so allocated and shall be disregarded to the extent its application would cause the allocation of Profits and Losses and items thereof to fail to satisfy the requirements of
Section 514(c)(9)(B)(vi)(II) of the Code and Regulations promulgated thereunder.

     (j) To the extent permitted by Regulations Sections 1.704-2(h)(3) and 1.704-2(i)(6), the Managing General Partner shall endeavor to treat a distribution of the proceeds of Nonrecourse Liabilities (that would otherwise be allocable to an increase in Partnership Minimum Gain) or Partner Nonrecourse Debt (that would otherwise be allocable to an increase in Partner Nonrecourse Debt Minimum Gain) as a distribution that is not allocable to an increase in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain to the extent that such distribution does not cause or increase a deficit balance in any Partner's Capital Account that exceeds the amount such Partner is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Partnership's taxable year in which the distribution occurs.
     (k) It is the intention of the Partners that this Agreement provide for allocations of Profits and Losses and items thereof that meet the requirements of [THE AMENDMENT DELETED THE FOLLOWING REFERENCE: Section 514(c)(9)(B)(vi)(II)] [THE AMENDMENT ADDED THE FOLLOWING REFERENCE:
514(c)(9)(E)] of the Code and any Regulations promulgated thereunder, and the Managing General Partner, with the approval of the Partnership Committee, shall interpret this Agreement accordingly.

Section 5.2 Distributions.
     (a) Subject, on liquidation of the Partnership to Section 11.1(a) hereof, and to Section 11.1(c) hereof on liquidation of a Partner's interest in the Partnership that is not in connection with the liquidation of the Partnership, for the term of the Partnership, as set forth in Section 1.5 hereof:
           (i) a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the fifteenth
      (15th) Day of each month (the "Distribution Date") of each Partnership Fiscal Year, in an amount equal to one-twelfth (1/12) of the Required Distribution Amount for such Partnership Fiscal Year;
           (ii) a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, on the Distribution Date immediately following the date of an Additional Required Amount Notice, in an amount equal to the Additional Required Amount; provided, however, that if such Distribution Date is less than twenty (20) Days after the date of such Additional Required Amount Notice, the Additional Required Amount shall be distributed on the next Distribution Date; provided, further however, that if the Partnership does not receive, in accordance with Section 6.5 hereof, an Additional Required Amount Notice in respect of a capital gain transaction within seven (7) Days of the date of the next regular meeting of the

      Partnership Committee following such capital gain transaction, a cash distribution shall nevertheless be made to the Partners, in accordance with their respective Percentage Interests, on the Distribution Date immediately following such meeting of the Partnership Committee, in an amount equal to the Additional Required Amount in respect of such transaction, or in the event that such Distribution Date is less than twenty (20) Days after the date of such meeting, such Additional Required Amount shall be distributed on the next Distribution Date;

           (iii) in the event of a Minimum Distribution Amount Adjustment Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the fifteenth
      (15th) Day of the first month of each Partnership Fiscal Year, in an amount equal to the Minimum Distribution Amount Adjustment for the prior Partnership Fiscal Year;

           (iv) in the event of a Tax Adjustment Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the last Day of the fourth (4th) month of each Partnership Fiscal Year, in an amount equal to the quotient obtained by dividing (x) the Tax Adjustment Amount for the prior Partnership Fiscal Year, by (y) the Percentage Interest of TREIT on the Relevant Date; and

           (v) in the event of a Deficiency Dividend Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, as and when required by TREIT, in an amount equal to the Deficiency Dividend.

      (b) Until such time that the GMPTS Priority Capital Amount has been paid out pursuant to this Section 5.2(b), in the event, and each time that, GMPTS or a transferee of the interest of GMPTS whom GMPTS has designated in writing (with notice thereof to the Partnership Committee and the Manager) as being entitled to the benefit of this Section 5.2(b) sells one (1) or more Units of Partnership Interest to TREIT, a cash distribution shall be made to GMPTS or such designated transferee in an amount equal to the product of fifty-five thousandths (.055), and the amount of cash proceeds received by GMPTS or such GMPTS designated transferee as a result of such sale; provided, however, that the aggregate cumulative amount to be distributed pursuant to this Section 5.2(b) shall in no event exceed the GMPTS Priority Capital Amount.
     (c) All distributions pursuant to Section 5.2(a), 5.2(b), and Section 11.1(a) hereof shall be made in accordance with the terms and provisions of this Agreement to the Record Partner; provided, however, that in the event of an assignment of a Partnership Interest pursuant to Section 8.3(a) hereof to a Person that does not become a substitute Partner in the Partnership, the Record Partner may, subject to the provisions of Section 8.3(a) hereof, by written notice (a "Designee Notice") to the Manager, the Partnership, and the Managing

General Partner, designate such Person to receive those distributions pursuant to Section 5.2(a), 5.2(b), and Section 11.1(a) to which the Record Partner would otherwise be entitled. The Managing General Partner shall not incur any liability for distributions made in good faith to any Record Partner or the designee of any Record Partner set forth in a Designee Notice as provided above in this Section 5.2(c), notwithstanding that another Person may have an interest in or be affected by such distribution. Distributions to the Partners under this Agreement shall be subject to any restriction imposed by applicable law, and the Managing General Partner may refrain from making any distribution hereunder without liability if it believes that the distribution would be in violation of any applicable law.
[THE AMENDMENT ADDED THE FOLLOWING PROVISION:

Section 5.3    Guaranteed Payments.
               Not later than the fifteenth (15th) Day of each month of each Partnership Fiscal Year, the Partnership shall pay to TREIT, in cash or by good certified or official bank check or by Fedwire transfer of immediately available funds, an amount equal to the excess, if any, of (i) the cumulative Guaranteed Payment on all Preferred Equity, over (ii) the sum of all prior payments made to TREIT pursuant to this Section 5.3, such amounts to be paid in the priorities, if any, set forth in the applicable series. Amounts paid pursuant to this Section 5.3 are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing TREIT's Capital Account balance.
     TREIT, with the approval of the Partnership Committee, shall have the right, but not the obligation, to convert all or any portion of the proceeds loaned to the Partnership pursuant to Section 4.1(f) to Preferred Equity, which Preferred Equity shall be entitled to a Guaranteed Payment in lieu of the payment of interest.
     In the event of the redemption by TREIT, in whole or in part, of any series of preferred shares that constitute a Related Issue, TREIT, with the consent of the Partnership Committee, may convert that portion of its Preferred Equity equal to the portion of the Related Issue that was redeemed (exclusive of any accrued but unpaid dividends), to an Additional Interest by contributing to the capital of the Partnership all of its right, title, and interest, in and to the payment of any future Guaranteed Payment on that portion of the converted Preferred Equity, with the effect that the portion of the converted Preferred Equity and related right to the payment of any future Guaranteed Payment shall be converted to an Additional Interest in accordance with Section 8.4(a) hereof, such Additional Interest to be provided by a proportionate reduction in the Percentage Interests of all of the Partners, as provided in
Section 8.4(a) hereof. Upon and to the extent of the conversion of Preferred Equity to Additional Interests in accordance with this Section 5.3, Schedule B to the Partnership Agreement shall be amended accordingly.]

Section 5.3 Bank Accounts and Other Investments.
     Funds of the Partnership shall be deposited in one or more bank accounts in federal or state chartered banks having a shareholder capital and undistributed surplus of not less than One Hundred Million Dollars ($100,000,000), all as determined by the Managing General Partner, with the approval or at the direction of the Partnership Committee. All withdrawals therefrom shall be made upon the signature or signatures of whomever shall be designated in writing from time to time by the Managing General Partner, with the approval or at the direction of the Partnership Committee. Any checks of the Partnership may be signed by any Person(s) designated in writing, from time to time, by the Managing General Partner, with the approval or at the direction of the Partnership Committee. In addition, funds of the Partnership may be invested in highly liquid investments pursuant to an investment policy determined from time to time by the Managing General Partner, with the approval or at the direction of the Partnership Committee.

Section 5.4 Books of Account.
            The Partnership shall maintain at its principal office complete and accurate books of account and records of its operations showing the assets, liabilities, costs, expenditures, receipts, profits, and losses of the Partnership, and which books of account and records shall include provision for separate Capital Accounts for the Partners and shall provide for such other matters and information as may be required by the Partnership Law or as the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall otherwise determine, together with copies of all documents executed on behalf of the

Partnership. In addition, the Partnership shall maintain at its principal office a Partnership Interest Ledger of the Partnership, which shall set forth the information contained in Schedule B attached hereto, and which shall be kept current by the Managing General Partner. Each Limited Partner and its representatives, duly authorized in writing, shall have the right to inspect and examine, at all reasonable times, at the principal office of the Partnership, all such books of account, records, ledgers, and documents.

Section 5.5 Tax Returns.
     (a) The Managing General Partner, with the approval or at the direction of the Partnership Committee, shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of income and expense, including but not limited to, valuation of assets, the methods of depreciation and cost recovery, elections, credits, and tax accounting methods and procedures.
     (b) To the extent all necessary information is available, within ninety
(90) Days after the end of each Partnership Fiscal Year, and in any event within one hundred twenty (120) Days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and transmitted to the Partners federal and appropriate state and local Partnership Income Tax Schedules "K-1," or any substitute therefor, with respect to such Partnership Fiscal Year on appropriate forms prescribed.

Section 5.6 Accounting and Reports, Etc.
     (a) Within ninety (90) Days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and transmitted to each Partner, an annual report of the Partnership relating to the previous Partnership Fiscal Year containing a statement of financial condition as of the year then ended, and statements of operations, cash flow and Partnership equity for the year then ended, which annual statements shall be prepared in accordance with GAAP and shall be audited by the Partnership Accountants. The Partnership shall also cause to be prepared and transmitted to each Partner within forty-five
(45) Days after the end of each of the first three (3) quarters of each Partnership Fiscal Year, a quarterly unaudited report of the Partnership's financial condition and statements of operations, cash flow and Partnership equity relating to the fiscal quarter then just ended, prepared in accordance with GAAP. The Partnership shall further cause to be prepared and transmitted to TREIT (i) such reports and/or information as are necessary for TREIT to fulfill its obligations under the Securities Act of 1933, the Securities and Exchange Act of 1934 and the applicable stock exchange rules, and under any other regulations to which TREIT or the Partnership may be subject, and (ii) such other reports and/or information as are necessary for TREIT to determine its qualification as a Real Estate Investment Trust under the REIT Requirements or its liability for a tax as a consequence of its Partnership Interest, including its distributive share of taxable income, in each case, in a manner that will permit TREIT to comply with such obligations or make such determinations in a timely fashion.
     (b) TREIT shall, from time to time, upon the reasonable request of the Manager, or as and when such information first becomes available to it, provide the Manager, by written notice (the "TREIT Information Notice"), with such information necessary to permit the Manager to determine the Minimum Distribution Amount Adjustment, including TREIT's allocable portion of any component thereof, for each Partnership Fiscal Year, any Tax Adjustment Amount for any prior Partnership Fiscal Year, to the extent such Tax Adjustment Amount has not yet been distributed or previously taken into account in calculating a Tax Adjustment Amount, and any Deficiency Dividend.

Section 5.7 Partnership Fiscal Year.
            The Partnership's fiscal year (and taxable year) shall be the Partnership Fiscal Year.

                                      VI.
              MANAGEMENT; AUTHORITY AND AUTHORIZED ACTIONS BY THE
              MANAGING GENERAL PARTNER; AUTHORITY AND APPOINTMENT
         AND AUTHORIZED ACTIONS BY THE PARTNERSHIP COMMITTEE; AUTHORITY
           AND APPOINTMENT OF AND AUTHORIZED ACTIONS BY THE EXECUTIVE
        COMMITTEE; CERTAIN LIMITATIONS ON THE AUTHORITY OF THE EXECUTIVE
       COMMITTEE; AUTHORITY AND APPOINTMENT OF AND AUTHORIZED ACTIONS BY
              THE COMPENSATION COMMITTEE; ANNUAL BUDGET; NOTICES;
        STANDARD OF CONDUCT; CONFLICTING INTEREST DISCLOSURE OR RECUSAL;
          MASTER SERVICES AGREEMENT AND CORPORATE SERVICES AGREEMENT;
            ABSENCE OF AUTHORITY OF LIMITED PARTNERS; FIDELITY BONDS
          AND INSURANCE; ENGAGEMENT OF PARTNERS' AFFILIATES; INDEMNITY
                    AND REIMBURSEMENT; TAX MATTERS PARTNER.

Section 6.1 Management; Authority and Authorized Actions by the Managing
            General Partner; Authority and Appointment of and Authorized Actions by the Partnership Committee.
     (a) The Managing General Partner shall be responsible for the management of the Partnership and shall have the full and exclusive right, power and authority, on behalf of and in the name of the Partnership, to carry out any and all objectives and purposes of the Partnership and to exercise any and all of the powers of the Partnership and to perform any and all acts and enter into and perform any and all contracts, agreements, and other undertakings which it may deem necessary or advisable in furtherance of the purposes of the Partnership or incidental thereto; provided, however, that the Managing General Partner shall not take, make or give, or refuse to take, make or give, as applicable, any action, decision, determination, designation, delegation, direction, appointment, consent, approval, selection, and the like by or with respect to the Partnership, its business and properties as well as the management of all Partnership affairs, without prior Partnership Committee Action; provided further, however, that the Managing General Partner shall take, make or give, or refuse to take, make or give, as applicable, any action, decision, determination, designation, delegation, direction, appointment, consent, approval, selection, and the like by or with respect to the Partnership in accordance with any Partnership Committee Action. In such capacity, and subject to the foregoing provisos, the Managing General Partner shall use its Best Efforts to carry out the purposes of the Partnership and shall have in respect of its management of the Partnership all of the powers of the Partnership and shall devote such time and attention to the Partnership as is reasonably necessary for the proper management of the Partnership and its properties. The Managing General Partner may, with the approval or at the direction of the Partnership Committee, employ or engage others including one or more Affiliates of a Partner (e.g., TTC) to satisfy its obligations in respect of all actions, decisions, determinations, designations, delegations, directions, appointments, consents, approvals, selections, and the like to be taken, made, or given by and/or with respect to the Partnership, its business and its properties as well as management of all Partnership affairs, and all such actions, decisions, determinations, designations, delegations, directions, appointments, consents, approvals, selections, and the like shall be controlling and binding upon the Partnership. Any Person employed or engaged by the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall have and be subject to all of the rights, obligations and restrictions of the Managing General Partner, all as provided in this Agreement.
     (b) The Partnership shall have a Partnership Committee which, acting in its capacity as a fiduciary solely in accordance with the standard of conduct set forth in Section 6.6 hereof, shall, through Partnership Committee Action, approve or propose all actions, decisions, determinations, designations, delegations, directions, appointments, consents, approvals, selections, and the like to be taken, made, or given, with respect to the Partnership, its business and its properties as well as the management of all Partnership affairs, by the Managing General Partner, and shall interpret and construe this Agreement, and any action taken relying upon any such construction or interpretation, reasonably made, shall fully protect the Partnership Committee and each Committee Member, even though it may be subsequently determined that such construction or interpretation was erroneous. The Partnership Committee shall consist of thirteen (13) members. Subject to Section 6.1(b)(i) and Section 6.1(b)(ii) hereof, five (5) members of the Partnership Committee shall be appointed by GMPTS; two (2) members shall be appointed by TG; and two (2) members shall be appointed by T-Co, so long as T-Co has an interest in the Person that is the Manager and is a Partner and the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates is at least three percent (3%), or in the event that T-Co no longer has an interest in the Person that is the Manager or is no longer a Partner, the two (2) members previously appointed by

T-Co shall be appointed by TG; and four (4) members who are and continue to be Eligible TREIT Appointees shall be appointed by TREIT.
     The Partnership Committee, or the Executive Committee as its designee, shall supervise the Manager and review on a regular basis the reports and other information furnished by the Manager from time to time pursuant to the Master Services Agreement.
     Each of GMPTS, TG, T-Co, and TREIT shall have the power to at any time remove with or without cause any member of the Partnership Committee appointed by it by delivering written notice of such removal to the Partnership and to the other members of the Partnership Committee. In the event and at such time that any member of the Partnership Committee appointed by TREIT is no longer an Eligible TREIT Appointee, TREIT shall remove such member of the Partnership Committee, and shall appoint to the Partnership Committee in the place and stead of such individual so removed another individual who is an Eligible TREIT Appointee. The Partnership Committee may, at a meeting of the Partnership Committee, remove any member of the Partnership Committee for cause in which event the individual so removed may not be reappointed. Vacancies for whatever reason (other than because of a reduction in the number of members an Appointing Person may appoint) on the Partnership Committee shall in all events be filled by the party who appointed the Partnership Committee member previously holding the position that is then vacant.
           (i) In the event and from and after the time that the Percentage Interest held by GMPTS shall fall below thirty-eight and 5/10ths percent (38.5%), the number of members of the Partnership Committee that GMPTS shall have the right to appoint shall be reduced as follows: in the event and from and after the time that the Percentage Interest held by GMPTS shall fall below thirty-eight and 5/10ths percent (38.5%) but not below thirty and 8/10ths percent (30.8%), then GMPTS shall have the right to appoint four (4) members; in the event and from and after the time that the Percentage Interest held by GMPTS shall fall below thirty and 8/10ths percent (30.8%) but not below twenty-three and 1/10ths percent (23.1%), then GMPTS shall have the right to appoint three (3) members; in the event and from and after the time that the Percentage Interest held by GMPTS shall fall below twenty-three and 1/10ths percent

      (23.1%) but not below fifteen and 4/10ths percent (15.4%), then GMPTS shall have the right to appoint two (2) members; in the event and from and after the time that the Percentage Interest of GMPTS shall fall below fifteen and 4/10ths percent (15.4%) but not below seven and 7/10ths percent (7.7%), then GMPTS shall have the right to appoint one (1) member; and in the event and from and after the time that the Percentage Interest held by GMPTS shall fall below seven and 7/10ths percent (7.7%), then GMPTS shall have no further right to appoint any member of or be represented on the Partnership Committee; provided, however, that in the event of a Transfer of the Partnership Interest of GMPTS to a single GMPTS Transferee in accordance with Section 8.1(b) or Section 8.3(a) hereof, or pursuant to a foreclosure or like action in respect of a Pledge, such GMPTS Transferee shall succeed to GMPTS' right to appoint members of the Partnership Committee in accordance with the provisions of this Section 6.1(b)(i); provided further, however, that if such Partnership Interest is Transferred to an entity consisting of multiple investors in accordance with Section 8.1(b) or Section 8.3(a) hereof or pursuant to a foreclosure or like action in respect of a Pledge, a single agent with full discretionary rights shall be designated by such GMPTS Transferee to act on behalf of such GMPTS Transferee in respect of all Partnership matters so long as such GMPTS Transferee is a Partner or otherwise possesses GMPTS' right to appoint members of the Partnership Committee in accordance with this Section 6.1(b)(i), or such GMPTS Transferee shall lose its right to appoint members of the Partnership Committee. A GMPTS Transferee may at any time change its single agent provided that written notice thereof has been given to the Managing General Partner and the Partnership Committee.
           (ii) In the event and from and after the time that the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates shall fall below fifteen and 4/10ths percent (15.4%) the number of members of the Partnership Committee that TG shall have the right to appoint shall be reduced as follows: for so long as T-Co has an interest in the Person that is the Manager and the aggregate Percentage Interest held by Original Partner Affiliates and the TTC Affiliates is at least three percent (3%), and (A) in the event and from and after the time that the Percentage Interest held by Original Partner Affiliates and TTC Affiliates shall fall below an aggregate fifteen and 4/10ths percent (15.4%), but not below an aggregate seven and 7/10ths percent (7.7%), TG shall have the right to appoint one (1) member to the Partnership Committee in addition to the two (2) members appointed by T-Co (or by TG if T-Co is not a Partner), and (B) in the event and from and after the time that the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates shall fall below an aggregate seven and 7/10ths percent (7.7%), then TG shall have no further right to appoint any member of the Partnership Committee. For so long as T-Co has an interest in the Person that is the Manager and the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates is at least three percent (3%), T-Co's right (or TG's right if T-Co is not a Partner) to appoint two (2) members of the Partnership Committee shall exist. In the event and from and after the time that T-Co no longer has an interest in the Person that is the Manager, T-Co shall have no further right to appoint any member of the Partnership Committee, and TG shall be entitled to appoint four (4) members to the Partnership Committee, provided that in the event and from and after the time that the aggregate Percentage Interest of Original Partner Affiliates and TTC Affiliates shall fall below thirty and 8/10ths percent (30.8%), the number of members of the Partnership Committee that TG shall have the right to appoint shall be reduced as follows: in the event and from and after the time that the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates shall fall below an aggregate thirty and 8/10ths percent (30.8%) but not below an aggregate twenty-three and 1/10ths percent (23.1%) then TG shall have the right to appoint three (3) members; in the event and from and after the time that the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates shall fall below an aggregate twenty-three and 1/10ths percent (23.1%) but not below an aggregate fifteen and 4/10ths percent (15.4%), then TG shall have the right to appoint two (2) members; in the event and from and after the time that the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates is less than an aggregate fifteen and 4/10ths percent (15.4%) but not below an aggregate seven and 7/10ths percent (7.7%), then TG shall have the right to appoint one (1) member; and in the event and from and after the time that the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates shall fall below an aggregate seven and 7/10ths percent (7.7%), then TG shall have no further right to appoint any member of or be represented on the Partnership Committee. Notwithstanding anything to the contrary contained in this Agreement, in the event of a Transfer of the Partnership Interest of AAT Affiliates (excluding the Partnership Interest of TG) to a single Taubman Transferee in accordance with Section 8.1(b) or Section 8.3(a) hereof, or pursuant to a foreclosure or like action in respect of a Pledge, such Taubman Transferee shall succeed to TG's right to appoint members of the Partnership Committee in accordance with the provisions of this Section 6.1(b)(ii); provided, however, that if such Partnership Interest is Transferred to an entity consisting of multiple investors in accordance with Section 8.1(b) or Section 8.3(b) hereof, or pursuant to a foreclosure or like action in respect of a Pledge, a single agent with full discretionary rights shall be designated by such Taubman Transferee to act on behalf of such Taubman Transferee in respect of all Partnership matters so long as such Taubman Transferee is a Partner or otherwise possesses TG's right to appoint members of the Partnership Committee in accordance with this Section 6.1(b)(ii), or such Taubman Transferee shall lose its right to appoint members of the Partnership Committee. A Taubman Transferee may at any time change its single agent provided that prior written notice thereof has been given to the Managing General Partner and the Partnership Committee. In determining the Percentage Interest held by Original Partner Affiliates and TTC Affiliates for the purposes of this Section 6.1(b)(ii) and other Sections hereof relating to the appointment of Committee Members, there shall be included the total number of Units of Partnership Interest over which Original Partner Affiliates and TTC Affiliates have Incentive Options to the extent such Incentive Options are vested.

           (iii) In the event and at the time of a reduction in the number of members of the Partnership Committee that GMPTS and/or TG are entitled to appoint as provided in Section 6.1(b)(i) or Section 6.1(b)(ii) hereof,
      (x) the number of members of the Partnership Committee that TREIT may appoint (which members shall be and shall continue to be Eligible TREIT Appointees) shall increase accordingly, such that there shall in all events be thirteen (13) members of the Partnership Committee, and (y) the Appointing Person that has suffered a reduction in the number of members that such Appointing Person is entitled to appoint to the Partnership Committee shall forthwith remove that number of members appointed by such Appointing Person equal to such reduction, failing which the members of the Partnership Committee who are Eligible TREIT Appointees may effect such removal by notice thereof to such Appointing Person. In the event and at such time that TREIT shall be entitled to appoint all members of the Partnership Committee, each of such members, notwithstanding anything herein to the contrary, shall be considered to be a Qualified Committee Member with respect to a Relevant Transaction or Relevant Matter if such Committee Member would qualify as such without regard to such Committee Member's relationship to TREIT (including the fact that TREIT is such Committee Member's Appointing Person). If prior to the time that TREIT shall be entitled to appoint all members of the Partnership Committee, no member of the Partnership Committee shall be a Qualified Committee Member with respect to a Relevant Transaction or Relevant Matter, then all members shall nevertheless be considered to be Qualified Committee Members with respect to such Relevant Transaction or Relevant Matter.
     (c) The Partnership Committee shall meet by telephone conference or by other means of communication acceptable to the Partnership Committee, or at the principal office of the Partnership or at such other place as shall be agreed to from time to time by a majority of the members of the Partnership Committee (which majority shall include, at all times during which TREIT holds a Percentage Interest of in excess of fifty percent (50%), at least one (1) TREIT Appointee). The Partnership Committee shall meet at least four (4) times each

Partnership Fiscal Year, and on the call of any two (2) members of the Partnership Committee, and except as otherwise provided in the last sentence of
Section 6.2(b) hereof, upon seven (7) Days' prior notice to the other members of the Partnership Committee and the Manager. The Partnership Committee shall establish, at or prior to its last meeting for each Partnership Fiscal Year, the dates for regular meetings to be held during the following Partnership Fiscal Year. The Partnership Committee may act without a meeting if the action taken is consented to in advance, or subsequently ratified, in writing by all of the members of the Partnership Committee.
     (d) A majority of the members of the Partnership Committee (which majority shall include, at all times during which TREIT holds a Percentage Interest of in excess of fifty percent (50%), at least one (1) TREIT Appointee), or with respect to a Conflicting Interest Transaction or Matter, a majority of the Qualified Committee Members (which majority shall include, at all times during which TREIT holds a Percentage Interest of in excess of fifty percent (50%), at least one (1) TREIT Appointee who is also a Qualified Committee Member), present in person or by telephone conference or by other means of communication acceptable to the Partnership Committee, shall be necessary and sufficient to constitute a quorum for the purpose of taking any Partnership Committee Action. Except with respect to Partnership Committee Actions taken by unanimous written consent without a meeting as described above, the concurrence of a majority of the members of the Partnership Committee with, at all times during which TREIT holds a Percentage Interest of in excess of fifty percent (50%), the concurrence of a majority of those TREIT Appointees who are present in person or by telephone conference or by other means of communication acceptable to the Partnership Committee, or with respect to a Conflicting Interest Transaction or Matter, the concurrence of a majority of the Qualified Committee Members, with, at all times during which TREIT holds a Percentage Interest of in excess of fifty percent (50%) and does not itself have a Conflicting Interest with respect to a Conflicting Interest Transaction or Matter, the concurrence of a majority of those TREIT Appointees who are present in person or by telephone conference or by other means of communication acceptable to the Partnership Committee, and are Qualified Committee Members with respect to such Conflicting Interest Transaction or Matter, shall be required for any Partnership Committee Action, and such concurrence of a majority of the members of the Partnership Committee, with, if applicable, such concurrence of a majority of those TREIT Appointees who are present in person or by telephone conference or by other means of communication acceptable to the Partnership Committee, or with respect to a Conflicting Interest Transaction or Matter, such concurrence of a majority of the Qualified Committee Members, with, if applicable, such concurrence of a majority of those TREIT Appointees who are Qualified Committee Members and who are present in person or by telephone conference or by other means of communication acceptable to the Partnership Committee, shall be binding on the Partnership and all Partners for all matters and purposes.
     (e) Notwithstanding that a Committee Member may not be a Qualified Committee Member with respect to a Conflicting Interest Transaction or Matter, upon the concurrence of a majority of the Qualified Committee Members, with, at all times during which TREIT holds a Percentage Interest of in excess of fifty percent (50%), the concurrence of a majority of those TREIT Appointees who are present in person or by telephone conference or by other means of communication acceptable to the Partnership Committee, (i) any such Committee Member who is not a Qualified Committee Member, unless such Committee Member shall have effected a Recusal, shall be entitled to participate and vote (provided that such vote is not necessary for such Partnership Committee Action), in respect of such Conflicting Interest Transaction or Matter, and (ii) any Partnership Committee Action taken in respect of such Conflicting Interest Transaction or Matter shall be valid and binding on the Partnership, notwithstanding that a Committee Member who is not a Qualified Committee Member participated and voted (provided that such vote is not necessary for such Partnership Committee Action) in such Partnership Committee Action.
     (f) The Partnership Committee shall, by resolution, (i) designate one (1) or more employees or agents of the Partnership who are denominated as officers who shall exercise such powers and shall have such duties as may from time to time be assigned or established by the Partnership Committee, and (ii) designate a chairman of each Committee (including the Partnership Committee) from among the members of each such Committee. Any designated officer of the Partnership and each chairman shall serve at the pleasure of the Partnership

Committee and may be removed at any time with or without cause, by resolution of the Partnership Committee.
     (g) The Partnership may have such additional committees as the Partnership Committee shall by resolution from time to time determine, consisting of members designated from among its members provided that the selection of members and requirements for quorums and actions shall be the same as the Executive Committee. Other matters relating to the operation of any such committee shall be as determined by the Partnership Committee in such resolution.
     (h) Each member of the Partnership Committee shall be entitled to reasonable expenses, if any, for acting as a member of the Partnership Committee and for attendance at any meeting of the Partnership Committee, but shall be entitled to no compensation from the Partnership. Nothing herein contained shall be construed to preclude any member of the Partnership Committee from serving the Partnership or any Affiliate of the Partnership in any other capacity and receiving compensation therefor from the Partnership.

Section 6.2 Authority and Appointment of and Authorized Actions by the
            Executive Committee; Certain Limitations on the
            Authority of the Executive Committee.
     (a) The Partnership intends, in due course, by resolution of the Partnership Committee, to establish an Executive Committee in accordance with the provisions of this Section 6.2, which committee shall have all of the powers herein provided for or conferred on the Partnership Committee (subject to limitations set forth in Section 6.2(c) hereof). The Executive Committee shall consist of three (3) members of the Partnership Committee. Each of GMPTS, TG (or T-Co, as TG and T-Co shall determine from time to time), and TREIT shall appoint one (1) member of the Executive Committee; provided, however, that in the event that the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates shall fall below nine and 9/10ths percent (9.9%), and TG (together with T-Co), or T-Co (together with
TG), is entitled for any reason to less than two (2) members on the Partnership Committee, TG (and T-Co) shall no longer be entitled to appoint a member to the Executive Committee; provided further, however, that in the event that the Percentage Interest held by GMPTS shall fall below nine and 9/10ths percent (9.9%), GMPTS shall no longer be entitled to appoint a member to the Executive Committee. In the event that TG (and T-Co) or GMPTS is no longer entitled to appoint a member of the Executive Committee, then the number of members of the Executive Committee that TREIT may appoint shall increase accordingly, such that there shall in all events be three (3) members of the Executive Committee. Each of GMPTS, TG (or T-Co, as TG and T-Co shall determine from time to time), and TREIT shall have the power to at any time remove with or without cause the member of the Executive Committee appointed by it by delivering written notice of such removal to the Partnership Committee and to the other members of the Executive Committee. Any member of the Executive Committee who ceases to be a member of the Partnership Committee shall automatically and simultaneously cease to be a member of the Executive Committee. Vacancies for whatever reason (other than because of a reduction in the number of members an Appointing Person may appoint) on the Executive Committee shall be filled by the party who appointed the Executive Committee member previously holding the position that is then vacant.
     (b) The Executive Committee shall meet on a regular basis by telephone conference or by other means of communication acceptable to the Executive Committee, or at the principal office of the Partnership or at such other place as shall be agreed to from time to time by all of the members of the Executive Committee. The Executive Committee shall meet on the call of any member on not less than forty-eight (48) hours notice (unless said notice is or shall have been waived or the Executive Committee shall have otherwise agreed). The Executive Committee may act without a meeting if the action taken is consented to in advance, or subsequently ratified, in writing by all of the members of the Executive Committee. Each Executive Committee member shall be entitled to cast one (1) vote with respect to any decision to be made by the Executive Committee. The presence, in person or by telephone conference or by other means of communication acceptable to the Executive Committee, of all three (3) members of the Executive Committee, shall be necessary and sufficient to constitute a quorum for the purpose of taking any actions, including a Conflicting Interest Transaction or Matter, to be taken by the Executive Committee. The concurrence of all three (3) members of the Executive
Committee shall be required for any action by the

Executive Committee; provided, however, that in the event a member or members of the Executive Committee shall have a Conflicting Interest with respect to a Relevant Transaction or a Relevant Matter, the concurrence of all three (3) members of the Executive Committee after either (i) a Conflicting Interest Disclosure to them, or (ii) a determination by the Qualified Committee Member(s) that such Relevant Transaction or the Relevant Matter, judged according to the circumstances at the Time of the Commitment, is fair to the Partnership, shall be required for any action by the Executive Committee; provided further, however, that with respect to a Conflicting Interest Transaction or Matter, action may also be taken by the Executive Committee, after a Recusal by any member(s), upon the concurrence of the remaining members of the Executive Committee. Subject to Section 6.2(c) hereof, any action on the part of the Executive Committee taken in the manner provided in the foregoing sentence shall be binding on all Partners for all such matters and purposes. In any event, and with respect to any action, any member of the Executive Committee (including a Committee Member with a Conflicting Interest), may require that such action be taken not by the Executive Committee but by the Partnership Committee.
     The Executive Committee shall report at every meeting of the Partnership Committee, and shall promptly advise the Managing General Partner and the Partnership Committee in writing of all actions by the Executive Committee.
The Executive Committee may, upon the concurrence of all three (3) members of the Executive Committee, call for a meeting of the Partnership Committee upon three (3) Days' prior notice to the members of the Partnership Committee.
     (c) Notwithstanding anything to the contrary contained in this Agreement, the Executive Committee shall not have the power to take, make or give, as applicable, any action, decision, determination, designation, direction, appointment, consent, approval, selection, resolution, or the like in connection with any of the following:
           (i) selling, exchanging, transferring, or otherwise disposing of a Regional Center or a Regional Center Interest;

           (ii) amending, extending, or terminating the Incentive Option Plan or the Master Services Agreement;

           (iii) approving the Annual Budget for any Partnership Fiscal Year;

           (iv) acquiring a Regional Center or a Regional Center Interest;

           (v) removing or selecting accountants of the Partnership;

           (vi) liquidating and winding up the business of the Partnership in accordance with Section 1.5 and Article XI hereof;

           (vii) amending this Agreement; and

           (viii) taking any action set forth in clauses (i) through (vii) of the definition of "Bankrupt" as set forth in Article II hereof in respect of the Partnership or of an Owning Entity.

     (d) Each member of the Executive Committee shall be entitled to reasonable expenses, if any, for acting as a member of the Executive Committee and for attendance at any meeting of the Executive Committee, but shall be entitled to no compensation from the Partnership. Nothing herein contained shall be construed to preclude any member of the Executive Committee from serving the Partnership or any Affiliate of the Partnership in any other capacity and receiving compensation therefor from the Partnership.

Section 6.3 Authority and Appointment of and Authorized Action by the
            Compensation Committee.
     (a) The Partnership Committee shall, by resolution, establish a Compensation Committee to approve the compensation of any employee of the Manager who is also at such time a member of the Partnership Committee or an AAT Affiliate, and administer a program whereby the Partnership shall from time to time, and without the consent of any Partner, grant to employees of TTC options (the "Incentive Options") to acquire limited partner Partnership Interests at an exercise price (the "Exercise Price") equal to the fair market value of such Partnership Interests on the date of the grant of the Incentive Options, as determined in accordance with the formula set forth in the Incentive Option Plan, a copy of which is attached hereto as Exhibit B, and which Incentive Option Plan is hereby ratified, confirmed, approved, and agreed to. After review of recommendations made by T-Co, the Compensation Committee may, from time to time, in accordance with the Incentive Option Plan, cause the Managing General Partner to direct the Partnership to issue the Incentive Options to employees of TTC. The Partnership Committee, from time to time, may amend the Incentive Option Plan (including the number or amount of Incentive Options and Partnership Interests that may be issued under the Incentive Option
Plan).  The Partners acknowledge their having


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agreed to an initial grant of Incentive Options pursuant to the Incentive
Option Plan, in those amounts, and for an Exercise Price (which Exercise Price is equal to the fair market value of such Partnership Interests on the Contribution Date) set forth on Schedule I attached hereto.
     (b) For so long as T-Co has an interest in the Person that is the Manager, the Compensation Committee shall consist of four (4) members of the Partnership Committee. Each of GMPTS and TREIT shall have the right to appoint two (2) members of the Compensation Committee; provided, however, that in the event that GMPTS is entitled to appoint only one (1) member of the Partnership Committee, GMPTS shall be entitled to appoint only one (1) member of the Compensation Committee, and the number of members that TREIT shall have the right to appoint shall be increased to three (3); provided further, however, that in the event that GMPTS is no longer entitled to appoint any member of the Partnership Committee, GMPTS shall no longer be entitled to appoint any member of the Compensation Committee, and the number of members that TREIT shall have
the right to appoint shall be increased to four (4).   Each of GMPTS and TREIT
shall have the power at any time to remove for or without cause any member of the Compensation Committee appointed by it by delivering written notice of such removal to the Partnership Committee and to the other members of the Compensation Committee. Any member of the Compensation Committee who ceases to be a member of the Partnership Committee shall automatically and simultaneously cease to be a member of the Compensation Committee. Vacancies for whatever reason (other than because of a reduction in the number of members an Appointing Person may appoint) on the Compensation Committee shall be filled by the party who appointed the Compensation Committee member previously holding the position that is then vacant. A majority of the members of the Compensation Committee, present in person or by telephone conference or by other means of communication acceptable to the Compensation Committee, shall be necessary and sufficient to constitute a quorum for the purpose of taking any action by the Compensation Committee. The concurrence of a majority of the members of the Compensation Committee shall be required for any action of the Compensation Committee.

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     In the event that T-Co no longer has an interest in the Person that is the
Manager, the Compensation Committee shall consist of three (3) members of the Partnership Committee, and the appointment of members to the Compensation Committee, the casting of votes by such members, and the filling of vacancies on the Compensation Committee shall follow the procedures set forth in Section
6.2 hereof in respect of the Executive Committee.
     (c) The Compensation Committee shall meet by telephone conference or by other means of communication acceptable to the Compensation Committee, or at the principal office of the Partnership or at such other place as shall be agreed to by all of the members of the Compensation Committee in order to administer the provisions of the Incentive Option Plan and to grant the Incentive Options. The Compensation Committee shall meet on the call of any member upon seven (7) Days' prior notice to the other members. The
Compensation Committee shall promptly advise the Managing General Partner and the Partnership Committee of all actions by the Compensation Committee.
     (d) Each member of the Compensation Committee shall be entitled to reasonable expenses, if any, for acting as a member of the Compensation Committee and for attendance at any meeting of the Compensation Committee, but shall be entitled to no compensation from the Partnership. Nothing herein contained shall be construed to preclude any member of the Compensation Committee from serving the Partnership or any Affiliate of the Partnership in any other capacity and receiving compensation therefor from the Partnership.

Section 6.4 Additional Limitations on Authority of the Managing General
            Partner, the Partnership Committee and the Executive Committee; Delegation of Authority.
     (a) Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall operate in such a manner and the Partnership shall take or omit to take all actions as may be necessary so as (i) to permit the Partnership to satisfy the requirements of a "real estate operating company" (as defined by Department of Labor Regulations 29 C.F.R. Section 2510.3-101), as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, and (ii) to prevent the occurrence of a "prohibited transaction" (as defined in Section 4975(c) of the Code or Section 406 of ERISA).

     (b) In addition to the foregoing, for so long as GMPTS or any transferee of a Partnership Interest that is described in clause (i), (ii) or (iii) of the definition of "Qualified Institutional Transferee" or that is a QIT Entity consisting solely of (and for so long as such QIT Entity consists solely of) entities described in clause (i), (ii) or (iii) of the definition of "Qualified Institutional Transferee" holds a Percentage Interest equal to at least nine and 9/10ths percent (9.9%), then without the approval of every member of the Partnership Committee, no action (including any action which causes the Partnership to violate the "acquisition indebtedness" limitations of Section 514(c)(9) of the Code) shall be approved or taken on behalf of the Partnership, as provided in the second paragraph of Section 3.1 hereof, that would give rise to the realization of taxable income that is UBTI to GMPTS or such transferee except for (1) any UBTI that is realized by GMPTS or such transferee as a result of the Partnership's activities and obligations as such activities and obligations exist on the Contribution Date; provided, however, that (x) in the event that the amount determined pursuant to this clause (1) decreases as a result of a change in the Partnership's activities and obligations, the amount determined pursuant to this clause (1) shall be such decreased amount, and (y) in addition, the Partnership shall use its Best Efforts to amend the partnership agreement of each Owning Entity so that the allocations of Profits, Losses and items thereof contained in each such partnership agreement meet all of the technical substantial economic effect requirements of Section 704(b) of the Code and the Regulations as of a date no later than the Contribution Date, and (2) any action (other than an action which causes the Partnership to violate the "acquisition indebtedness" limitations of Section 514(c)(9) of the
Code) which does not cause the aggregate taxable income to the Partnership that is UBTI, without regard and in addition to those amounts described in clause
(1) hereof, to exceed in any Partnership Fiscal Year, one percent (1%) of the gross receipts of the Regional Centers for the last completed Partnership Fiscal Year.
     (c) The Managing General Partner and each Committee may delegate any of its powers hereinbefore, hereinafter, or by law provided or conferred to one
(1) or more Persons, or designate one (1) or more Persons to do or perform those matters to be done or performed by the Managing General Partner or a Committee.

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


     (d) The Partners, by their execution and delivery of this Agreement, irrevocably authorize the Managing General Partner, each Committee, and any Person or Persons designated or delegated by the Managing General Partner or a Committee, to do any act that the Managing General Partner or such Committee, has the right, power, and authority to do under the provisions of this Agreement, without any other or subsequent authorizations, approvals, or consents of any kind. No Person dealing with the Partnership shall be required to investigate or inquire as to the authority of the Managing General Partner, a Committee, and any Person or Persons designated or delegated by the Managing General Partner or a Committee to exercise the rights, powers, and authority herein (or by resolution of the Partnership Committee with respect to the Executive Committee) conferred upon them. Any Person dealing with the Partnership shall be entitled to rely upon any action taken by the Managing General Partner or a Committee, and any Person or Persons designated or delegated by the Managing General Partner or a Committee, and the Partnership shall be bound thereby. Any Person dealing with the Partnership shall be entitled to rely upon any document or instrument executed and delivered by a Person or Persons designated by the Managing General Partner or a Committee, and the Partnership shall be bound thereby. No purchaser of any property or interest owned by the Partnership, or lender, or Third Party in respect of any matter shall be required to determine the sole and exclusive authority of the Person or Persons designated or delegated by the Managing General Partner or a Committee to execute and deliver on behalf of the Partnership any such instrument of transfer or security, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.
     (e) Notwithstanding any other provision of this Article VI, if any Partnership Committee Action would otherwise give rise to a "prohibited transaction" (as defined in Section 4975(c) of the Code or Section 406 of ERISA) pursuant to 29 C.F.R. 2509.75-2(c) by virtue of the power of appointees of GMPTS, T-Co, and TG to cause such Partnership Committee Action, then the concurrence of at least one member of the Partnership Committee appointed by TREIT shall be required for such Partnership Committee Action.

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


Section 6.5 Annual Budget; Notices.
     Pursuant to the Master Services Agreement, the Manager is required to prepare and submit to the Partnership Committee for approval, prior to the beginning of each Partnership Fiscal Year, an annual development budget (the "Annual Development Budget"), and an annual operating budget (the "Annual Operating Budget") for the Partnership, which shall reflect a reasonable estimate of the proposed operations (including development) and expenses of the Partnership for such Partnership Fiscal Year, and which shall include the Required Distribution Amount for such Partnership Fiscal Year and any annual business plan, leasing plan or similar materials required of the Manager under the Master Services Agreement. (The Annual Development Budget and the Annual Operating Budget are referred to together as the "Annual Budget".)
     In addition to the foregoing, pursuant to the Master Services Agreement, the Manager will be engaged to: (i) advise the Managing General Partner and the Partnership Committee by written notice (an "Additional Required Amount Notice"), not less than seven (7) Days prior to the next regular meeting of the Partnership Committee, of the Additional Required Amount with respect to any capital gain transaction of the Partnership that shall have been closed for federal income tax purposes after the last regular meeting of the Partnership Committee but prior to the time of such Additional Required Amount Notice (for this purpose, any Additional Required Amount with respect to a capital gain transaction that shall have closed for federal income tax purposes during the period commencing on the date of the Additional Required Amount Notice and prior to the next regular meeting of the Partnership Committee shall be deemed to have closed on the Day immediately following such Partnership Committee meeting), (ii) after a TREIT Information Notice in respect of a Tax Adjustment Amount, advise the Managing General Partner and the Partnership Committee by written notice (a "Tax Adjustment Notice") not less than ten (10) Days prior to the first regular meeting of the Partnership Committee for the Partnership Fiscal Year (but in any event not less than ten (10) Days prior to TREIT's first regular dividend date), of the Tax Adjustment Amount for such Partnership Fiscal Year, (iii) after a TREIT Information Notice, in respect of a Minimum Distribution Amount Adjustment, not later than December 1 of each Partnership

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


Fiscal Year, advise the Managing General Partner and the Partnership Committee, by written notice (a "Minimum Distribution Amount Adjustment Notice") of the Minimum Distribution Amount Adjustment for such Partnership Fiscal Year, and
(iv) after a TREIT Information Notice, in respect of TREIT's obligation to declare and pay a deficiency dividend pursuant to Section 860(f)(1) of the Code as a result of a determination (as defined in Section 860(e) of the Code), advise the Managing General Partner and the Partnership Committee, by written notice (the "Deficiency Dividend Notice") of the Deficiency Dividend for such Partnership Fiscal Year.

Section 6.6 Standard of Conduct.
     (a) Except as otherwise permitted by Article VII hereof with respect to Partners (and their respective constituents and Affiliates) and Committee Members on behalf of Partners (and their respective constituents and Affiliates), each Committee Member, each Partner, each officer, and each Person designated or delegated by a Committee or a Partner, shall discharge its or his respective duties as a Committee Member, a Partner, an officer, or a designee or delegate of a Committee or of a Partner or of an officer in a manner it or he reasonably believes to be in or not opposed to the best interests of the Partnership, as an entity distinct from the individual interests of the respective Partners; and in a manner consistent with the fiduciary duties of care and loyalty imposed upon directors of a corporation formed from time to time under the laws of the State of Delaware as such duties are set forth in the General Corporation Law of the State of Delaware and construed by the courts of the State of Delaware. For purposes hereof, acting in a manner which furthers compliance with the provisions of Section 3.4 and Section 6.4 hereof shall be deemed to be acting in the best interest of the Partnership and consistent with the aforesaid duties of care and loyalty.
     (b) Each Committee, each Committee Member, each Partner, each officer, and each Person or Persons designated or delegated by a Committee, a Committee Member, a Partner, or an officer, shall, in the performance of its or his duties, be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports, or statements presented to such Committee, such Committee Member, such Partner, such

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


officer, or such Person or Persons designated or delegated by a Committee, a Committee Member, a Partner, or an officer, as applicable, by any Person (including, without limitation, legal counsel and public accountants) as to matters that such Committee, such Committee Member, such Partner, such officer, or such Person or Persons designated or delegated by a Committee, a Committee Member, a Partner, or an officer, as applicable, reasonably believes are within such Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, such Committee, such Committee Member, such Partner, such officer, or such Person or Persons designated or delegated by a Committee, a Committee Member, a Partner, or an officer.

Section 6.7 Conflicting Interest Disclosure or Recusal.
            Each Committee Member who has a Conflicting Interest with respect to a Relevant Transaction or Relevant Matter shall have the obligation to either (i) excuse himself from participating in any Partnership Committee Action and from being present at any presentation or discussion (a "Recusal") in respect of any potential Partnership Committee Action with respect to such Relevant Transaction or Relevant Matter, or (ii) provide the Partnership Committee or the Executive Committee, as the case may be, with a Conflicting Interest Disclosure prior to any proposed Partnership Committee Action or presentation or discussion in respect of any potential Partnership Committee Action with respect to such Relevant Transaction or Relevant Matter.

Section 6.8 Master Services Agreement and Corporate Services Agreement;
            Engagement of Partners' Affiliates.
            The Managing General Partner, with the approval or at the direction of the Partnership Committee, shall manage and perform, or employ or engage others, including one or more Affiliates of a Partner (e.g., TTC), to manage and perform all activities and services in furtherance of the purposes of the Partnership including, without limitation, seeking Development Opportunities, and Regional Centers, and further including without limitation, all activities and services in respect of Development Opportunities, all activities and services in respect of the expansion, reconstruction, repair, renovation, or alteration of Regional Centers and/or the development of any Peripheral Property, and all other activities and

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


services in respect of the management, administration, leasing, financing, refinancing, development, improvement, acquisition and disposition of Regional Centers. The Partnership, on the Contribution Date, shall enter into the Master Services Agreement in the form attached hereto as Exhibit A for an initial term of five (5) years (to be renewed for consecutive three (3) year terms upon the consent of the Managing General Partner, with the approval or at the direction of the Partnership Committee). In addition, the Partnership may provide in the partnership agreement or other agreement forming or covering an Owning Entity or in separate agreements entered into between an Owning Entity and TTC, which agreements may include an Owning Entity Agreement, for such terms, provisions, and conditions, and compensation to TTC, all in respect of the activities of TTC for the benefit of a Development Opportunity or a Regional Center, as shall be determined by the Managing General Partner, with the approval or at the direction of the Partnership Committee, and TTC or as shall be available pursuant to negotiations with Third Parties having an interest in such Development Opportunity or Regional Center. The compensation to be paid to TTC, as applicable, as well as all reimbursements for or in respect of services rendered to the Partnership shall be as provided in the Master Services Agreement, an Owning Entity Agreement, or other applicable agreement forming or covering an Owning Entity. The Partnership hereby authorizes TREIT to enter into the Corporate Services Agreement, a copy of which is attached hereto as Exhibit D, pursuant to which TREIT may engage TTC to assist with, implement and effect the actions to be taken by TREIT as the Managing General Partner, and to do or perform those matters to be done or performed by TREIT as the Managing General Partner in accordance with the terms and provisions of this Agreement.

Section 6.9 Absence of Authority of Limited Partners.
            The Limited Partners, as such, shall take no part in, nor have the right to take part in, nor interfere in, nor have the right to interfere or participate in, in any manner, the conduct or control of the business of the Partnership or have any right or authority to act for or on behalf of the Partnership. However, in the event of a conversion by T-Co, GMPTS, or any GMPTS Transferee of all or any portion of its Partnership Interest as a general partner, to a Partnership Interest as a limited partner pursuant to Section 8.5(a) hereof, such limited

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


partner shall retain the right, subject to the terms of this Agreement, to appoint members to the Committees.

Section 6.10 Fidelity Bonds and Insurance.
     The Partnership shall obtain fidelity bonds with reputable surety companies, covering all Persons having access to the Partnership funds, indemnifying the Partnership against loss resulting from fraud, theft, dishonesty, and other wrongful acts of such Persons. The Partnership shall carry or cause to be carried on its behalf, with companies and in amounts determined by the Managing General Partner, with the approval or at the direction of the Partnership Committee, all property, liability, and workers' compensation insurance as shall be required under applicable mortgages, leases, agreements, and other instruments and statutes by which the Partnership or its properties are bound, as well as such additional insurance and coverages as the Managing General Partner, with the approval or at the direction of the Partnership Committee, shall from time to time propose or approve.

Section 6.11 Execution of Legal Instruments.
     All legal instruments affecting the Partnership or Partnership property need be executed by, and only by, that Person or those Persons (who need not be Partners) designated in writing by the Managing General Partner or the Partnership Committee, and such designated Person's(s') signature(s) shall be sufficient to bind the Partnership and its properties.

Section 6.12 Indemnity and Reimbursement; Advancement of Expenses and
             Insurance.
     (a) To the fullest extent permitted by law, the Partnership shall and does hereby indemnify, defend, and hold harmless each Indemnified Person from any claim, demand, or liability, and from any loss, cost, or expense including, without limitation, attorneys' fees and court costs, which may be asserted against, imposed upon, or suffered by such Indemnified Person by reason of any act performed for or on behalf of the Partnership, or in furtherance of the Partnership's business, to the extent authorized hereby, or by reason of any omission provided that such Indemnified Person acted in accordance with the standard of conduct specified in Section 6.6(a) hereof, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its or his conduct was unlawful, and provided further that no indemnification shall be made in respect of any claim, demand, or liability, or for any loss,

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


cost, or expense, as to which such Indemnified Person shall have been adjudged to be liable to the Partnership unless and only to the extent that a court shall determine, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity. Each Indemnified Person shall not have any personal liability to the Partnership or its Partners for monetary damages for breach of fiduciary duty except (i) for a breach of a duty of loyalty, or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a Knowing violation of law. Any indemnity under this Section 6.12(a) shall be provided out of and to the extent of Partnership assets only, and only with respect to amounts actually and reasonably incurred, and no Partner shall have any personal liability on account thereof.
     (b) Expenses (including attorneys' fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit, or proceeding relating to any action or omission in respect of the Partnership shall be paid by the Partnership in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it is ultimately determined that such Indemnified Person is not entitled to be indemnified by the Partnership.
     (c) The Partnership may purchase and maintain insurance, as determined by the Managing General Partner, with the approval or at the direction of the Partnership Committee, in respect of each Indemnified Person against any liability relating to any act or omission in respect of the Partnership, whether or not the Partnership may indemnify such Indemnified Person against such liability.
     (d) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.12 shall survive the liquidation, dissolution and termination of the Partnership and the termination of this Agreement, shall continue as to any Person who has terminated his relationship with the Partnership and shall inure to the benefit of such Person's heirs, executors and administrators and shall, to the extent permitted by the Partnership Law, be binding on the Partnership's successors and assigns.

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Section 6.13 Tax Matters Partner.
     (a) As used in this Agreement, "Tax Matters Partner" has the meaning set forth in Section 6231(a)(7) of the Code. The Managing General Partner is hereby designated Tax Matters Partner for the Partnership; provided, however, that the Managing General Partner shall not bind the Partnership or any Partner without the prior written consent of the Partnership Committee. The Tax Matters Partner shall comply with the requirements of Sections 6221 through 6233 of the Code applicable to a Tax Matters Partner. The Managing General Partner shall keep the Partnership Committee timely informed of all actions taken by it and correspondence received by it in its capacity as a Tax Matters Partner. To the fullest extent permitted by law, the Partnership shall and does hereby indemnify, defend, and hold harmless the Tax Matters Partner from any claim, demand, or liability, and from any loss, cost, or expense including, without limitation, attorneys' fees and court costs, which may be asserted against, imposed upon, or suffered by the Tax Matters Partner by reason of any act performed for or on behalf of the Partnership in its capacity as Tax Matters Partner to the extent authorized hereby, or by reason of any omission, except acts or omissions not in good faith or which involve intentional misconduct or a Knowing violation of law. Any indemnity under this Section 6.13(a) shall be provided out of and to the extent of Partnership assets only, and only with respect to amounts actually and reasonably incurred, and no Partner shall have any personal liability on account thereof. The indemnity provided in this Section 6.13 shall survive the liquidation, dissolution, and termination of the Partnership and the termination of this Agreement and shall, to the extent permitted by the Partnership Law, be binding on the Partnership's successors and assigns.
     (b) The Tax Matters Partner shall have a continuing obligation to provide the Internal Revenue Service with sufficient information so that proper notice can be mailed to all Partners as provided in Section 6223 of the Code, provided that each Partner shall furnish the Tax Matters Partner with all such information (including information specified in Section 6230(e) of the Code) as is required with respect to such Partner for such purpose.

                                   - 76 -
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                                      VII.
                                OTHER VENTURES.

     (a) Subject to paragraph (b) and paragraph (c) of this Article VII, the Partners acknowledge and agree that each of them and each Committee Member and their respective constituents and Affiliates may have interests in other present or future ventures, of whatever nature, including real estate, and further including without limitation, ventures that are competitive with the Partnership and that, notwithstanding its status as a Partner in the Partnership, or as a Committee Member, a Partner, a Committee Member, their respective constituents and Affiliates shall be entitled to obtain and/or continue their respective individual participation in all such ventures without
(i) accounting to the Partnership or the other Partners for any profits with respect thereto, (ii) any obligation to advise the other Partners or Committee Members of business opportunities for the Partnership which may come to its or its constituents' or Affiliates' attention as a result of its or its Affiliates' or constituents' participation in such other ventures or in the Partnership, and (iii) being subject to any claims whatsoever on account of such participation.
     (b) Notwithstanding paragraph (a) of this Article VII, (i) until (A) the termination of TTC as the Manager pursuant to the Master Services Agreement or
(B) the loss of Control, Directly or Indirectly (other than through an assignment which constitutes a breach of the Master Services Agreement), of the Manager by Restricted AAT Affiliates, Restricted AAT Affiliates shall not, other than through an interest, Direct or Indirect, in the Partnership or TTC, acquire, own, manage or develop any Other Retail Property or Other Retail Opportunity except indirectly (but subject to the second proviso set forth below) through ownership of a Person that is not Primarily Engaged, and shall not, other than through an interest, Direct or Indirect, in the Partnership or TTC, acquire or own Other Retail Interests in a private or public entity which is Primarily Engaged; provided, however, that with respect to any public entity that is Primarily Engaged, the acquisition of an interest which shall not exceed five percent (5%) in the aggregate held by all Restricted AAT Affiliates of the outstanding Equity Securities of such entity shall be permitted; and provided further, however, that with respect to any private entity in which Restricted AAT Affiliates shall have acquired Control and that

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


Restricted AAT Affiliates would, but for the fact that such entity is not Primarily Engaged, be precluded from owning pursuant to the provisions of this
Article VII, Restricted AAT Affiliates shall make all reasonable efforts to enable the Partnership (for a full and fair consideration and without tax cost to such private entity and to the extent permitted by agreements to which such private entity or the Other Retail Property or Other Retail Properties is or are subject) to acquire such Other Retail Property or Other Retail Properties from such private entity; (ii) until any Committee Member who is an active employee of the Manager and who is not a Restricted AAT Affiliate terminates his position as an officer or employee of the Manager or T-Co, such individual shall not, directly or through a Restricted Affiliate of such individual, acquire, own, manage or develop any Other Retail Property or Other Retail Opportunity except indirectly (but subject to the second proviso set forth below) through ownership of a Person that is not Primarily Engaged, and shall not, directly or through a Restricted Affiliate of such individual, acquire, or own Other Retail Interests in a private or public entity which is Primarily Engaged; provided, however, that with respect to any public entity that is Primarily Engaged, the acquisition of an interest which shall not exceed five percent (5%) in the aggregate held by such individual and such individual's Restricted Affiliates of the outstanding Equity Securities of such entity shall be permitted; and provided further, however, that with respect to any private entity in which such individual (and such individual's Restricted Affiliates) shall have acquired a Controlling interest and that such individual (and such individual's Restricted Affiliates) would, but for the fact that such entity is not Primarily Engaged, be precluded from owning pursuant to the provisions of this Article VII, such individual and/or such individual's Restricted Affiliates shall make all reasonable efforts to enable the Partnership (for a full and fair consideration and without tax cost to such private entity and to the extent permitted by agreements to which such private entity or the Other Retail Property or Other Retail Properties is or are subject) to acquire such Other Retail Property or Other Retail Properties from such private entity.


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


     (c) Notwithstanding paragraph (a) of this Article VII, for so long as TREIT is a Partner, TREIT shall not, Directly or Indirectly other than through its Partnership Interest, manage or develop any Other Retail Property or Other Retail Opportunity, and shall not, Directly or Indirectly other than through its Partnership Interest, acquire, or own an ownership interest in any Other Retail Property or Other Retail Opportunity, or acquire, or own any interest in a private or public entity which is Primarily Engaged, unless the Partnership shall have first been afforded the opportunity to manage or develop such Other Retail Property or Other Retail Opportunity, or the opportunity to acquire such ownership interest in such Other Retail Property or Other Retail Opportunity, or to acquire such interest in a private or public entity which is Primarily Engaged (any such opportunity to manage, develop or acquire is herein referred to as a "Partnership Opportunity"), and the Partnership shall have determined not to pursue such Partnership Opportunity, all in accordance with the following procedures. As soon as practicable after TREIT first becomes aware of a Partnership Opportunity it shall, by written notice to the Partnership Committee and the Manager (a "Partnership Opportunity Notice"), make full and accurate disclosure of all material facts relevant to such Partnership Opportunity, including, without limitation, all documentation relating thereto. The Partnership shall have the absolute right to pursue such Partnership Opportunity, as set forth in the Partnership Opportunity Notice, upon such terms and provisions as it determines to be appropriate. The Partnership shall, within sixty (60) Days after receipt of a Partnership Opportunity Notice, specify in a notice (an "Opportunity Exercise Notice") to TREIT, whether or not it desires to pursue the Partnership Opportunity. Failure to give an Opportunity Exercise Notice within sixty (60) Days after receipt of a Partnership Opportunity Notice shall constitute an election not to pursue the Partnership Opportunity. If the Partnership determines to pursue a Partnership Opportunity, and so long as the Partnership does in fact pursue such Partnership Opportunity, the Partnership shall have the sole and exclusive right and authority to pursue such Partnership Opportunity, and TREIT shall have no further right to pursue such Partnership Opportunity for its own account. In the event that the Partnership determines not to pursue a Partnership Opportunity, TREIT may pursue such Partnership Opportunity for its own account, and without accounting to the Partnership or the other Partners with respect thereto.

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


                                     VIII.
                  TRANSFERS OF UNITS OF PARTNERSHIP INTEREST;
          SUBSTITUTION OF PARTNERS; ADDITIONAL PARTNERSHIP INTERESTS;
                      CONVERSION OF PARTNERSHIP INTERESTS.

Section 8.1 Transfers.
     (a) No Partner may Transfer all or any portion of its Partnership Interest or, if such Partner is an entity (other than TREIT and other than a Qualified Institutional Transferee that is not a QIT Entity), permit a Transfer of an interest in such Partner, to any Person except as specifically permitted in this Article VIII.
     (b) A Partner (other than TREIT) may Transfer all or any portion of its Partnership Interest (but not less than one (1) Unit of Partnership Interest) to any other Partner, or to one (1) or more members of such Partner's Immediate Family, or to a Family Trust, or to any Qualified Institutional Transferee, or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, or, in the event that a Partner is a partnership or other entity (other than TREIT and other than a Qualified Institutional Transferee that is not a QIT Entity), to one (1) or more of the constituent partners or owners of such Partner or other entity, or to one (1) or more members of the respective Immediate Families or Family Trusts of the constituent partners or owners of such Partner or other entity, or to any Qualified Institutional Transferee, or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, provided that, in each case, the Partnership Committee has determined by written notification (a "Transfer Determination"), to the transferring Partner, which Transfer Determination shall not be unreasonably withheld and shall be deemed given if not refused within three (3) Business Days of the date of notice thereof to the Partnership in the event of a Transfer to TREIT, or within seven (7) Business Days of the date of notice thereof to the Partnership in all other events, that either (A) such Transfer will not cause (i) any lender of the Partnership or an Owning Entity to hold in excess of ten percent (10%) of the Percentage Interests or any other percentage of the Percentage Interests that would, pursuant to the Regulations under Section 752 of the Code or any successor provision, cause a loan by such lender to constitute Partner Nonrecourse Debt, [THE AMENDMENT DELETED THE FOLLOWING PROVISION: (ii) a Transfer of a Partnership

Interest the value of which would have been less than Twenty Thousand Dollars ($20,000) when issued,] (iii) the Partnership to become, with respect to GMPT or a GMPTS Transferee, a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code), or (iv) a violation of any partnership agreement or other document forming or governing an Owning Entity, or (B) the Partnership Committee has determined to waive one (1) or more or all of such requirements in its reasonable discretion, after having determined that the Transfer will not materially adversely affect the Partnership, its assets or any Partner, or constitute a violation of the Partnership Law, or any other law to which the Partnership or an Owning Entity is subject.
     In addition to the foregoing, in the event that a Partner is a partnership or other entity (other than TREIT and other than a Qualified Institutional Transferee that is not a QIT Entity), such Partner may permit a Transfer of an interest in such Partner to any constituent partner or owner of such Partner, to one (1) or more members of any constituent partner's or owner's Immediate Family or a Family Trust with respect to any constituent partner or owner, or to any Qualified Institutional Transferee, or to any Partner, provided that, in each case, the Partnership Committee has made a Transfer Determination prior to the proposed Transfer.
     (c) TREIT may Transfer all or any portion of its Partnership Interest (but not less than one (1) Unit of Partnership Interest) to, and only to, the Partnership or to any other Partner(s) or to any Qualified Institutional Transferee(s) provided that, in each and every case, (i) the Partnership Committee has made a Transfer Determination prior to the proposed Transfer, and
(ii) TREIT retains at least a thirty percent (30%) Percentage Interest in the Partnership. Notwithstanding anything to the contrary contained in this Agreement, in the event of a Transfer (other than a Transfer to an existing General Partner or to the Partnership) of a portion of TREIT's Partnership Interest pursuant to this Section 8.1(c), such Partnership Interest (or a portion thereof) shall immediately convert to a Partnership Interest as a limited partner in the Partnership, which transferee, subject to the provisions of Section 8.2 hereof, shall have and be subject to all of the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement, but shall have no right to appoint any member to the Partnership Committee. Any right to appoint members to the Partnership Committee shall in no event be transferable by TREIT to any Person (including, without limitation, to an existing Partner or to the Partnership). In the event of a conversion of a portion of TREIT's Partnership Interest pursuant to this Section 8.1(c), without the approval, consent or act of any Partner, the Managing General Partner may amend this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner, with the approval or at the direction of the Partnership Committee, to be necessary to reflect the foregoing.
     (d) Transfers of ownership interests in TREIT and in any Qualified Institutional Transferee (other than a QIT Entity) as well as the change in a trustee of any trust that is a Partner or of any trust that holds an interest in any Partner may be made without restriction by the terms of this Agreement. Without the approval, consent or act of any Partner, the Managing General Partner may amend this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Partnership Committee to be necessary to reflect any such Transfer or, if necessary, change in trustee.
     (e) In the event that the Partnership Committee is unable to provide a Transfer Determination to a Partner in accordance with this Section 8.1, upon request of such Partner, the Partnership Committee may provide a conditional Transfer Determination (a "Conditional Transfer Determination"), which Conditional Transfer Determination shall be subject to such terms and conditions as the Partnership Committee shall determine and so state in the Conditional Transfer Determination.

[THE AMENDMENT DELETED THE FOLLOWING PROVISION:
     (f) Notwithstanding anything to the contrary contained in this Agreement,
(i) no Transfer of a portion of, or issuance of, a Partnership Interest the value of which is (or would have been when issued) less than Twenty Thousand Dollars ($20,000) shall be permitted, and (ii) in the event that a Transfer of a portion of a Partnership Interest would cause the value of the remaining Partnership Interest held by such Partner to be less than Twenty Thousand Dollars ($20,000), or if the remaining Partnership Interest held by such Partner would have had a value when issued of less than Twenty Thousand Dollars ($20,000), determined in each case at the time of the proposed Transfer, such Partner shall be required to Transfer its entire Partnership Interest, or no Transfer of such Partner's Partnership Interest shall be permitted.]
     (g) Any action contrary to the provisions of this Article VIII shall be null and void and ineffective for all purposes.

Section 8.2 Substitution of Partners.
     Regardless of compliance with any of the provisions hereof (including, without limitation, the provisions of Section 8.1 and Article IX hereof) permitting a Transfer of a Partnership Interest, no Transfer (except by way of a Pledge) of a Partnership Interest shall be recognized by or be binding upon the Partnership unless:

            (i) such instruments as may be required by the Partnership Law or other applicable law or to effect the continuation of the Partnership and the Partnership's ownership of its properties are executed and delivered and/or filed;

            (ii) the assignee delivers to the Partnership, a
                 Partnership Interest Certificate evidencing the number of Units of Partnership Interest which are the subject of the Transfer, together with a duly executed and acknowledged written instrument of assignment, which instrument of assignment binds the assignee to all of the terms and conditions of this Agreement as if the assignee were a signatory party hereto and does not release the assignor from any liability or obligation (accrued to the date of Transfer) of or in respect of the Partnership Interest which is the subject of the Transfer;

            (iii)the instrument of assignment is manually signed
                 by the assignee and assignor with such proof of authenticity of the signatures as the Partnership Committee may reasonably require; and

            (iv) in the event that such assignee is not then a
                 Partner in the Partnership, the Partnership Committee shall have consented (which consent may be withheld for any reason or for no reason) in writing to the admission of the assignee as a substitute partner (in respect of the Partnership Interest acquired) in the Partnership.

     An assignee of a Partnership Interest pursuant to a Transfer permitted in this Agreement may, subject to the provisions of this Article VIII, be admitted as a partner in the Partnership in the place and stead of the assignor Partner in respect of the Partnership Interest acquired from the assignor Partner and shall, except as otherwise specifically provided in this Agreement, have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Partner, including, without limitation, the liability of the assignor Partner for any existing unperformed obligations of the assignor Partner. In the event that a Partner pledges or proposes to pledge its Partnership Interest or any portion thereof (but not less than one (1) Unit of Partnership Interest) in connection with a financing transaction, such Partner may request that the Partnership Committee consent in writing, at the time of the financing transaction or in contemplation thereof, to the admission of a pledgee or pledgees (or transferee(s) upon the foreclosure or like action in respect of such Pledge) as a substitute partner(s) in the Partnership (which consent may be withheld for any reason or for no reason). Each of the Partners, on behalf of itself and its permitted successors and assigns, HEREBY AGREES AND CONSENTS to the admission of any such substitute partners as herein provided.

Section 8.3 Failure or Refusal to Grant Consent.
     (a) The Partnership Committee's failure or refusal to grant its consent to the admission of an assignee as a substitute Partner in the Partnership as provided in clause (iv) of Section 8.2 hereof, shall not affect the validity or effectiveness of any such instrument as an assignment by the assignor to the assignee of the right to receive the share of the Profits or Losses or other items, or distributions from the Partnership, or the return of the contribution to which such assignor would be entitled and which was thereby assigned, provided that such assignor has received a Transfer Determination from the Partnership Committee in accordance with Section 8.1(b) hereof in respect of such Transfer, and a duly executed and acknowledged written instrument of assignment in form reasonably satisfactory to the Partnership Committee, the terms of which are not in contravention of any of the provisions of this Agreement, and which terms shall contain appropriate indemnifications in favor of the Partnership with respect to distributions and other matters as the Partnership Committee may reasonably require, is filed with the Partnership; provided, however, that the assignor shall continue to be a Partner for all purposes of the Partnership, except that the assignee (and not the assignor) shall be considered to hold the interest (and the related Units of Partnership Interest) assigned for purposes of determining the right to appoint members of each Committee, and for purposes of exercising all other rights of approval under this Agreement.
     (b) An assignee of any portion of or an interest in a Partnership Interest (an "Assigned Interest") pursuant to a Transfer with respect to which a Transfer Determination has been granted that has not, for any reason, been admitted as, or become, a partner in the Partnership in the place and stead of an assignor Partner (the "Original Assignor") in respect of the Assigned Interest, may, by prior written notice to the Managing General Partner and the Partnership Committee, assign the Assigned Interest, in accordance with and subject to the provisions of this
Article VIII, in all respects as if or with the same effect as if such assignee were a Partner, and in the event that any subsequent assignee is admitted as a substitute partner in accordance with and subject to Section 8.2 hereof, the Original Assignor, simultaneously with such subsequent assignment, shall Transfer all of its remaining right, title, and interest in the Partnership Interest relating to the Assigned Interest, to the Partner acquiring the Assigned Interest, which Partner shall act and be the partner in respect of the Assigned Interest in the place and stead of the Original Assignor. Each assignor Partner, on behalf of itself and its permitted successors and assigns, hereby agrees to enter into an appropriate amendment to this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Partnership Committee to be necessary to reflect the foregoing.

Section 8.4 Issuance of Additional Interests to TREIT and Other Persons or of
            Incentive Interests to Certain Persons.
     (a) At any time after the Contribution Date and without the consent of any Partner, the Partnership Committee may direct the Managing General Partner, subject to a determination by the Partnership Committee in accordance with the Transfer Determination provisions of Section 8.1(b) hereof in respect of the issuance of additional Partnership Interests (so long as such provisions relating to a Transfer Determination are applicable to such issuance), and subject to a determination that such issuance will be in the best interests of the Partnership, to cause the Partnership to issue additional Partnership Interests in the Partnership to and, if desired, admit as a Partner in the Partnership, any Person including TREIT (herein referred to as an "Additional Interest") in exchange for the contribution to the Partnership by such Person of development or other venture opportunities, interests in development or other venture opportunities, regional shopping center developments, interests in regional shopping center developments, cash, cash equivalents and/or other assets, as determined by the Partnership Committee in accordance with Section 3.1 hereof. In the event that an Additional Interest is issued by the Partnership pursuant to this Section 8.4(a), such Additional Interest shall be provided by a proportionate reduction in the Percentage Interests of all of the Partners.
The Managing General Partner, with the approval or at the direction of the Partnership Committee, shall be authorized on behalf of each of the Partners to amend this Agreement and the Certificate of Limited Partnership (if required by the Partnership Law), to reflect the admission of an additional partner or an increase in the Percentage Interest of a Partner, as applicable, and the corresponding reduction in the Percentage Interests of the Partners.
     (b) At any time after the Contribution Date and without the consent of any Partner, the Compensation Committee may direct the Managing General Partner, subject to a determination by the Compensation Committee in accordance with the Transfer Determination provisions of Section 8.1(b) hereof in respect of the issuance of additional Partnership Interests (so long as such provisions relating to a Transfer Determination are applicable to such issuance), to cause the Partnership to issue, pursuant to the Incentive Option Plan, Partnership Interests (herein referred to as an "Incentive Interest") to and, if desired, admit as Partners in the Partnership, Persons upon exercise of the Incentive Options in exchange for the contribution to the capital of the Partnership of the Exercise Price, in accordance with the Incentive Option Plan. The initial grant of Incentive Options pursuant to the Incentive Option Plan shall be as set forth on Schedule I hereto. In the event that any individual that is granted an Incentive Option is not permitted to be a partner in the Partnership as a result of clause (iv) of Section 8.1(b) hereof, and is not prohibited from acquiring additional Equity Shares pursuant to the provisions of TREIT's Articles of Incorporation, as the same may be amended from time to time, such individual shall assign to TREIT its rights under the Incentive Option Plan in exchange for Equity Shares prior to the actual issuance of such Partnership Interest to such individual. In the event that an Incentive Interest is issued by the Partnership pursuant to this Section 8.4(b), such Incentive Interest shall be provided by a proportionate reduction in the Percentage Interests of all of the Partners. The Managing General Partner, with the approval or at the direction of the Compensation Committee, shall be authorized on behalf of each of the Partners to amend this Agreement and the Certificate of Limited Partnership (if required by the Partnership Law), to reflect the admission of an additional limited partner and the corresponding reduction in the Percentage Interests of all of the Partners.

Section 8.5 Conversion of Partnership Interests.
     (a) GMPT, or, in the case of a transfer to a GMPTS Transferee, such GMPTS Transferee, shall, except as specifically provided in this Section 8.5, remain a General Partner of the Partnership for a period of not less than three (3) years after the Contribution Date. T-Co shall have no obligation to remain a General Partner of the Partnership. T-Co, at any time, and GMPTS or any such GMPTS Transferee, at any time after the third (3rd) anniversary of the Contribution Date, may, without the consent of the Partnership Committee, or of any Partner including the Managing General Partner, convert all, or any portion, of its or their Partnership Interest(s) as a General Partner(s) to a Partnership Interest(s) as a limited partner(s), which limited partner(s) shall have and be subject to all of the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement but shall retain all of those specific rights and attributes (including without limitation the right to appoint Committee Members) provided T-Co, GMPTS, or a GMPTS Transferee, as applicable, under this Agreement. Notwithstanding the foregoing, immediately prior to a Transfer of all or any portion of its Partnership Interest, GMPTS or any GMPTS Transferee, may at any time and without the consent of the Partnership Committee or of any Partner including the Managing General Partner, convert that portion (which may be all) of its Partnership Interest as a General Partner that is to be transferred, to a Partnership Interest as a limited partner, which limited partner shall have and be subject to all of the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement but shall retain all of those specific rights and attributes (including without limitation the right to appoint Committee Members) provided GMPTS or a GMPTS Transferee, as applicable, under this Agreement. In the event of a conversion of all or a portion of T-Co's, GMPTS', or any GMPTS' Transferee's Partnership Interest pursuant to this Section 8.5(a), the Managing General Partner may, without the approval, consent or act of any Partner, amend this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner, with the approval of the Partnership Committee or reasonably requested by T-Co, GMPTS, or any GMPTS Transferee, as applicable, to be necessary to reflect the foregoing.
     (b) TG and TREIT shall each remain a General Partner of the Partnership. In the event that TREIT acquires all or a portion of the Partnership Interest of a Limited Partner, such Partnership Interest shall, without any further action, automatically convert to a general partner's Partnership Interest in the Partnership; provided, however, that without the approval, consent or act of any Partner, the Managing General Partner may amend this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner, with the approval of the Partnership Committee or reasonably requested by TREIT, to be necessary to reflect the foregoing.

Section 8.6 No Change to TG Receivable Documents.
     The approval of the Partnership Committee shall be required to amend the TG Receivable Documents, to permit a Transfer, or a prepayment (in whole or in part), of the TG Receivables or permit any Person to be released from liability thereunder.

                                      IX.
                                  WITHHOLDING.

     If the Partnership is required by any state or federal law or regulation to withhold tax attributable to allocations of Profits or items of the foregoing or distributions to a Partner or if the Managing General Partner, with the approval or at the direction of the Partnership Committee, in its discretion, determines it to be in the best interest of the Partnership to withhold amounts in connection with a Partner's tax liability (e.g., to file a unified state income tax return for nonresidents of a particular state) (all such amounts being herein referred to collectively as the "Additional Tax"), any Additional Tax shall (i) be withheld from cash otherwise currently distributable to such Partner, and (ii) to the extent cash is not distributable to such Partner for the taxable period as to which such withholding is required, be treated as a loan from the Partnership to such Partner, which loan shall bear interest at the Partnership's cost of funds, and the portion of all cash subsequently distributable to such Partner shall, to the extent of the unpaid principal amount of, and the accrued interest on, such loan, be retained by the Partnership and applied against such loan.
     For the purpose of determining a Partner's Capital Account, any amount of cash allocable to a Partner that is retained by the Partnership pursuant to this Article IX shall be treated as if such cash had been actually distributed to such Partner.

                                       X.
               DISABLING EVENT OR EVENT OF WITHDRAWAL IN RESPECT
                     OF A PARTNER; SUCCESSION OF INTERESTS.

Section 10.1 Disabling Event or Event of Withdrawal in Respect of a Partner.
     (a)    For purposes of this Article X:
            (1) a "Disabling Event" means, with respect to a Partner, such Partner's (A) in the case of a Partner that is a natural person, death, (B) Bankruptcy, (C) in the case of a Partner who is a natural person, the entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property, (D) in the case of a Partner who is acting as a Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee), (E) in the case of a Partner that is a separate partnership, the dissolution and commencement of winding up of the separate partnership, or (F) in the case of a Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of ninety (90) Days after the date of notice to the corporation or revocation without a reinstatement of its charter;
            (2)  a "Disabled Partner" or the "Disabled General
                 Partner" or the "Disabled Limited Partner" means a Partner (General or Limited, as the case may be) who has suffered a Disabling Event or an Event of Withdrawal;
            (3) a "Representative" means, with respect to a Disabled Partner, (A) the personal representative(s), executor(s), or administrator(s) of the estate of a deceased Partner, and (B) the committee or other legal representative(s) of the estate of an insane, incompetent, or Bankrupt Partner;
            (4)  a "Successor" means, with respect to a Disabled
                 Partner, the legal representative(s) or successor(s) of a corporation, partnership or other business organization, or trust or other entity which is dissolved

                 (without timely reconstitution or continuation) or terminated or whose legal existence has ceased; and
            (5) "Event of Withdrawal" means, with respect to a Partner, such Partner's retirement, resignation, other withdrawal from the Partnership pursuant to the Partnership Law or any other event (which is not a Disabling Event) that causes a Partner to cease to be a Partner under the Partnership Law.
     (b) Upon the occurrence of a Disabling Event or an Event of Withdrawal in respect of a General Partner the Partnership shall dissolve; provided, however, that the Partnership shall not be dissolved if the remaining General Partners, by an affirmative, unanimous vote of such General Partners, elect to continue the Partnership in all respects pursuant to this Agreement, and the Partnership Interest of the Disabled General Partner shall automatically become that of a limited partner except to the extent such Disabled General Partner, at such time or any time thereafter, assigns its Partnership Interest to another General Partner, subject to the provisions of Section 8.1 hereof; and such Disabled General Partner or Successor shall thereupon have the same interest in the Partnership capital, profits, losses, and distributions as the Disabled General Partner, but otherwise shall have and be subject to all the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. Upon the occurrence of a Disabling Event or an Event of Withdrawal in respect of the last remaining General Partner, the Partnership shall dissolve; provided, however, that the Partnership shall not be dissolved if within ninety (90) Days after such Disabling Event or Event of Withdrawal (the "Ninety Day Period") all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Disabling Event or Event of Withdrawal, of one (1) or more general partners of the Partnership as successor general partner(s) ("Successor General Partner") to act as, and be in all respects under this Agreement, a general partner; provided, however, that such Successor General Partner must have an interest in the profits, losses, and distributions of the Partnership sufficient to satisfy the then applicable Regulations and Internal Revenue Service policy establishing the criteria for general partner participation in the limited partnership form of organization. If any such election is made, the Partnership shall continue pursuant to this Agreement for the term provided in Section 1.5 hereof, and the Partnership Interest of the Disabled General Partner in the Partnership (except to the extent such interest is held by the Successor General Partner) shall automatically become that of a limited partner; and such Representative or Successor to the Disabled General Partner (subject, in the case of a Representative or Successor, to Sections 8.1 and 8.2 hereof) shall thereupon have the same interest in the Partnership capital, profits, losses, and distributions as the Disabled General Partner, but otherwise (except to the extent a Successor to the Disabled General Partner shall be the Successor General Partner) shall have and be subject to all the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. In the event of the selection of a Successor General Partner, as provided in this Section 10.1(b), (1) each of the Partners, on behalf of itself and its permitted successors and assigns, HEREBY AGREES AND CONSENTS to the admission of any such Successor General Partner as herein provided; and (2) the then Partners shall execute and deliver such instruments and documents, and shall take such actions, as shall be necessary or advisable, in the sole and absolute discretion of the Successor General Partner to carry out the provisions of this Article X, including, but not limited to, (x) the execution of conformed counterparts of this Agreement, amendments to this Agreement, and/or an amended limited partnership agreement, (y) the execution and filing of certificates of discontinuance, assumed or fictitious name certificates, certificates of co-partnership, and/or certificates of limited partnership, and/or amended certificates of limited partnership, and (z) the execution of such instruments and documents (including, but not limited to, deeds, bills of sale, and other instruments of conveyance and/or assignments of Partnership Interest) as shall be necessary or advisable to effect any necessary transfer (nominal or otherwise) of the property, assets, investments, rights, liabilities, and business of the Partnership or of a Partnership Interest and/or to accomplish the purpose and intent of this Article X. In the event that a Partner shall fail to execute any such instruments or documents or fail to take any such actions, when requested to do so by the Successor General Partner, the Successor General Partner and/or any Person designated by the Successor General Partner, as attorney-in-fact for each of the Partners, shall have the right and power for, on behalf of, and in the name of each of the Partners to execute any and all such instruments and documents and take any and all such actions.
     (c) The occurrence of a Disabling Event or an Event of Withdrawal in respect of a Limited Partner shall not, in and of itself, dissolve the Partnership. Subject to the provisions of Section 8.1 hereof, in the event of a Disabling Event or an Event of Withdrawal in respect of a Limited Partner, the Disabled Limited Partner or its Representative or Successor, upon compliance with the provisions of Section 8.2 hereof, shall remain or be admitted as a limited partner in the Partnership and shall have all the rights of the Disabled Limited Partner as a limited partner in the Partnership to the extent of the Disabled Limited Partner's Partnership Interest, subject to the terms, provisions, and conditions of this Agreement.

Section 10.2 References to "Partner" and "Partners" in the Event of Successors. In the event that any Partner's Partnership Interest is held by one or more successors to such Partner, references in this Article X to "Partner" and "Partners" shall refer, as applicable and except as otherwise provided herein, to the collective Partnership Interests of all successors to the Partnership Interest of such Partner.

Section 10.3 Waiver of Dissolution if Transfer is in Full Compliance with
             Agreement; Negation of Right to Dissolve Except as Herein Provided; No Withdrawal.
     (a) Each of the Partners hereby waives its right to terminate or cause the dissolution and winding up of the Partnership (as such right is or may be provided under the Partnership Law) upon the Transfer of any Partner's Partnership Interest.
     (b) No Partner shall have the right to terminate this Agreement or dissolve the Partnership by such Partner's express will.
     (c) No Partner shall have any right to retire, resign, or otherwise withdraw from the Partnership and have the value of such Partner's Partnership Interest ascertained and receive an amount equal to the value of such Partnership Interest.
     (d) In the event of an Event of Withdrawal in respect of a Partner in breach of this Agreement but pursuant to such Partner's statutory powers under the Partnership Law, to the extent that such powers exist in the face of a prohibition against withdrawal in this Agreement, then the value of such Partner's Partnership Interest shall be ascertained in accordance with the Partnership Law, and such Partner shall receive from the Partnership in exchange for the relinquishment of such Partner's Partnership Interest an amount equal to the lesser of (i) the value of such Partner's Partnership Interest as so determined less any damages incurred by the Partnership as a result of such Partner's breach of this Agreement, and (ii) ninety percent (90%) of the value of such Partner's Partnership Interest as so determined. In no event shall a Partner be considered to have withdrawn from the Partnership solely as a result of such Partner having suffered a Disabling Event.

                                      XI.

                        TERMINATION OF THE PARTNERSHIP,
                          WINDING UP, AND LIQUIDATION.

Section 11.1 Liquidation of the Assets of the Partnership and Disposition of
             the Proceeds Thereof.
     (a) Upon the dissolution of the Partnership, the Managing General Partner, with the approval of the Partnership Committee or, in the event that the Managing General Partner has suffered a Disabling Event or an Event of Withdrawal and there are one or more remaining General Partners, such remaining General Partner(s), or in the event that there is no remaining General Partner, a Person selected by the Partnership Committee, or in the event that the Partnership Committee has been disbanded, a Person selected by those Partners holding in the aggregate a Percentage Interest of in excess of fifty percent (50%) (such Person so selected is herein referred to as the "Liquidator"), shall proceed to wind up the affairs of the Partnership, liquidate the property and assets of the Partnership, and terminate the Partnership, and the proceeds of such liquidation shall be applied and distributed in the following order of priority:
           (1) to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by making a reasonable provision for payment) other than obligations of the Partnership to the Partners and liabilities for distribution to Partners on account of their respective interests in the Partnership; and then
           (2) to the satisfaction of all obligations of the Partnership to Partners; and then

      [THE AMENDMENT DELETED THE FOLLOWING PROVISION:
           (3) to the Partners in accordance with and in proportion to their positive Capital Account balances. For this purpose, the determination of the Partners' Capital Account balances shall be made after adjustment to reflect the allocation of all Profits, Losses, and items in the nature of income, gain, expense, or loss under Section 5.1 hereof, and all distributions to the Partners pursuant to Section 5.2(a) and Section 5.2(b) hereof, in each case for all Partnership Fiscal Years through and including the

      Partnership Fiscal Year of liquidation. Subject to the provisions of clause (3) of this Section 11.1(a), all distributions pursuant to this
      Section 11.1(a) shall be made by the end of the Partnership Fiscal Year of liquidation (or if later, within ninety (90) Days after the date of such liquidation).]
      [THE AMENDMENT ADDED THE FOLLOWING PROVISION:
           (3) to TREIT in an amount equal to the accrued but unpaid Guaranteed Payment (in the priorities, if any, set forth in the applicable series); and then
           (4) to TREIT in an amount equal to the Preferred Equity (in the priorities, if any, set forth in the applicable series); and then
           (5) to the Partners in accordance with and in proportion to their positive Capital Account balances. For this purpose, the determination of the Partners' Capital Account balances shall be made after adjustment to reflect the allocation of all Profits, Losses, and items in the nature of income, gain, expense, or loss under Section 5.1 hereof, and all distributions to the Partners pursuant to Section 5.2(a), Section 5.2(b), and 11.1(a)(4) hereof, in each case for all Partnership Fiscal Years through and including the Partnership Fiscal Year of liquidation. Subject to the provisions of clause (1) of this Section 11.1(a), all distributions pursuant to this Section 11.1(a) shall be made by the end of the Partnership Fiscal Year of liquidation (or if later, within ninety (90) Days after the date of such liquidation).]
      (b) Subject to the requirements of Regulations Section 1.704-1(b)(2)(ii)(b)(2), a reasonable time shall be allowed for the orderly liquidation of the property and assets of the Partnership and the payment of the debts and liabilities of the Partnership in order to minimize the losses normally attendant upon a liquidation.
      (c) Each Partner hereby appoints the Liquidator as its true and lawful attorney-in-fact to hold, collect, and disburse, in accordance with this Agreement, the applicable requirements of Regulations Section 1.704-1(b), and the terms of any receivables, any Partnership receivables existing at the time of the termination of the Partnership and the proceeds of the collection of such receivables, including those arising from the sale of

Partnership property and assets. Notwithstanding anything to the contrary in this Agreement, the foregoing power of attorney shall terminate upon the distribution of the proceeds of all such receivables in accordance with the provisions of this Agreement.
     (d) Notwithstanding anything to the contrary contained in this Agreement, if a General Partner or any Limited Partner which, by written notice to the Partnership, in its sole discretion, elects to be bound by this Section 11.1(d), shall have a negative balance in its Capital Account upon liquidation of the Partnership or upon liquidation of its Partnership Interest, after giving effect to the allocation of all Profits, Losses, gain or loss and items of the foregoing under Section 5.1 hereof and all distributions to the Partners pursuant to Section 5.2 hereof in each case for all Partnership Fiscal Years through and including the Partnership Fiscal Year of such liquidation, such Partner shall be obligated to make an additional capital contribution to the Partnership by the end of the Partnership Fiscal Year of liquidation (or, if later, within ninety (90) Days after the date of such liquidation), in an amount sufficient to eliminate the negative balance in its Capital Account.
For purposes of this Section 11.1(d), "liquidation" shall be as defined in Regulations Section 1.704-1(b)(2)(ii)(g).
     (e) In connection with a liquidation of a Partner's interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) that is not in connection with a liquidation of the Partnership, distributions to such Partner shall be made in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).

Section 11.2 Cancellation of Certificates.
     After the affairs of the Partnership have been wound up, the property and assets of the Partnership have been liquidated, and the proceeds thereof have been applied and distributed as provided in Section 11.1(a) hereof and the Partnership has been terminated, appropriate Persons shall, if required by law, execute and file a certificate of dissolution or cancellation of the Certificate of Limited Partnership and/or assumed or fictitious name certificate (or a similar writing) to effect the cancellation, of record, of the certificate(s) of partnership of the Partnership (or similar writing), and the Partnership Interest Certificates.

Section 11.3 Return of Capital.
     Except as otherwise provided in Section 11.1(d) hereof, anything in this Agreement to the contrary notwithstanding, no General Partner shall be personally liable for the return of the capital contributions or Capital Account of any Partner, or any portion thereof, it being expressly understood that any such return shall be made only from and to the extent of Partnership assets.

                                      XII.
                               POWER OF ATTORNEY.
           Each Partner hereby constitutes and appoints the Managing General Partner and any Person or Persons designated or delegated by the Managing General Partner its true and lawful attorney-in-fact with full power of substitution, and with power and authority to act in its name and on its behalf, to make, execute and deliver, swear to, acknowledge, file, and record:
     (a) this Agreement (and copies hereof) and amendments hereto or restatements hereof adopted pursuant to the provisions hereof (including, without limitation, any such amendment required upon the admission of a substitute or additional partner, the continuation of the Partnership, the formation of a successor partnership, or the doing of any act requiring the amendment of this Agreement under the Partnership Law or under the applicable laws of any other jurisdiction in which the Managing General Partner, with the approval of the Partnership Committee, deems such action to be necessary or desirable, or by any regulatory agency) and, upon termination of the Partnership (or its successor), a certificate or agreement of dissolution and termination, as and if the same may be required by applicable law, or by any regulatory agency;
     (b) the Certificate of Limited Partnership (and copies thereof) and any amendments thereto or restatements thereof adopted pursuant to the provisions hereof (including, without limitation, any amendment required upon the admission of a substitute or additional partner, the continuation of the Partnership, the formation of a successor partnership, or the doing of any act requiring the amendment of the Certificate of Limited Partnership under applicable law or regulatory agency, or the filing of a new or restated or amended Certificate of Limited Partnership (or amendment thereto) after the filing of a Certificate of Discontinuance or Dissolution or Termination, a cancellation, or the like, to evidence a new or changed constituency of, or a termination of, the Partnership, as the Managing General Partner, with the approval of the Partnership Committee, deems said filing to be necessary or desirable);
     (c) any certificate of fictitious or assumed name and any amendment thereto, if required by law;

     (d) any other certificates or instruments as may be required under applicable laws or by any regulatory agency, as the Managing General Partner, with the approval of the Partnership Committee, deems necessary or desirable;
     (e) all such other instruments as the Managing General Partner, with the approval of the Partnership Committee, deems necessary or desirable and not inconsistent with this Agreement to carry out the provisions hereof in accordance with the terms hereof, including, without limitation, to execute and issue Partnership Interest Certificates in accordance with Section 4.7 or
Section 13.18 hereof; and
     (f) any document(s) to confirm the foregoing.
     Such attorney-in-fact shall, as such, have the right, power, and authority as such to amend or modify this Agreement and all certificates and the like required when acting in such capacity, so long as such amendment, modification, and/or filing is(are) specifically permitted by this Agreement.
     The power of attorney granted in this Article XII (and each other power of attorney granted under or pursuant to this Agreement) is a special power of attorney coupled with an interest, is irrevocable, and shall survive the Transfer by a Partner of his Partnership Interest and shall survive his insanity, disability, incapacity, incompetency, Bankruptcy, and death and may be exercised by the attorney-in-fact by his signature on behalf of all Partners.

                                     XIII.
                                 MISCELLANEOUS.
Section 13.1 Notices.
     (a) Any and all notices, approvals, directions, consents, offers, elections, and other communications (herein sometimes referred to collectively as the "Communications" and individually as a "Communication") required or permitted under this Agreement shall be deemed adequately given only if in writing.
     (b) All Communications to be sent hereunder to a Partner, a Committee, a Committee Member, or the Manager, shall be given or served only if addressed to such Partner, such Committee or such Committee Member at its address set forth in the records of the Partnership, or the Manager, at its address as set forth in the Master Services Agreement or applicable management, administration, leasing, and development services contract, and if delivered by hand (with delivery receipt required), by telecopier (confirmation of receipt requested), or by certified mail, return receipt requested, or Federal Express or similar expedited overnight commercial carrier or courier.
     (c) All Communications shall be deemed to have been properly given or served, if delivered by hand or mailed, on the date of receipt or date of refusal to accept shown on the delivery receipt or return receipt, if delivered by Federal Express or similar expedited overnight commercial carrier or courier, on the date that is one Business Day after the date upon which the same shall have been delivered to Federal Express or similar expedited overnight commercial carrier, addressed to the recipient, with all shipping charges prepaid, provided that the same is actually received (or refused) by the recipient in the ordinary course, and if sent by telecopier, on the date of confirmed delivery. The time to respond to any Communication given pursuant to this Agreement shall run from the date of receipt or confirmed delivery, as applicable.
     (d) By giving to the Managing General Partner written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change the Person to receive Communications and their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

Section 13.2 Applicable Law.
     This Agreement shall be governed by and construed in accordance with, the laws (other than the law governing choice of law) of the State of Delaware. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Partnership Law, the provision of this Agreement shall control and take precedence.

Section 13.3 Entire Agreement.
     This Agreement contains the entire agreement among the parties hereto relative to the Partnership.

Section 13.4 Word Meanings; Gender.
     The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 13.5 Section Titles.
     Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.6 Waiver.
     No consent or waiver, express or implied, by a Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligation of such Partner hereunder. Failure on the part of a Partner to object to any act or failure to act of any other Partner or to declare such other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

Section 13.7 Separability of Provisions.
     Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect the other portions of this Agreement.

Section 13.8 Binding Agreement.
     Subject to the restrictions on Transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective heirs, executors, personal representatives, successors, and assigns. Whenever, in this instrument, a reference to any party or Partner is made, such reference shall be deemed to include a reference to the permitted heirs, executors, personal representatives, successors, and assigns of such party or Partner.

Section 13.9 Equitable Remedies.
     Except as otherwise provided in this Agreement, the rights and remedies of the Partners hereunder shall not be mutually exclusive, i.e., the exercise of a right or remedy under any given provision hereof shall not preclude or impair exercise of any other right or remedy hereunder. Each of the Partners confirms that damages at law may not always be an adequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threatened breach of any provision hereof.

Section 13.10 Partition.
     No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns, hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest to Transfer any interest in the Partnership shall be subject to the limitations and restrictions set forth in this Agreement.

Section 13.11 Amendment.
     Without the consent of any Partner, except as otherwise provided in Sections 1.1, 4.5(a), 8.1, 8.2, 8.4, 8.5 and Article X hereof, a proposed amendment to this Agreement may be adopted and effective as an amendment hereto if it receives the written concurrence of each Appointing Person. Notwithstanding the foregoing, but except as otherwise provided in Sections 1.1, 4.5(a), 8.1, 8.2, 8.4, 8.5 and Article X hereof, (i) no such amendment shall change a Partner's Percentage Interest or increase a Partner's obligation to contribute to the capital of (or require a Partner to loan to) the Partnership, or change the proviso at the end of Section 4.2 hereof, or change the provisions hereof relating to the allocation of Profits, Losses, or other items, or change the distribution provisions of Section 5.2(a) or Section 5.2(b) hereof except for the timing of such distributions within the Partnership Fiscal Year and within thirty (30) Days thereafter and except for the timing of notices, including notices to be given pursuant to Section 6.5 hereof, with respect to distributions, or change the provisions of Sections 6.4(a), 6.4(b) and 6.4(e) hereof, or change the provisions of Section 8.5(a) hereof, or cause a limited partner to become a general partner, or remove a Partner, or remove from a Partner such Partner's right to appoint and remove Committee Members or right to assign that right as herein provided, or change the ability of a Partner to assign its Partnership Interest as provided in
Article VIII hereof, without, in each such case, the written concurrence of each Partner, if any, whose Partnership Interest will be directly and adversely affected by such amendment, (ii) no such amendment shall change the provisions of Section 8.1(c) hereof without the written concurrence of those Partners holding in the aggregate a Percentage Interest equal to at least the sum of (x) the Percentage Interest held by TREIT at the time of any such amendment plus
(y) ninety-five percent (95%) of the difference between one hundred percent (100%) and the Percentage Interest held by TREIT at the time of any such amendment, and (iii) no such amendment shall permit a combination of Units of Partnership Interest where the fair market value of each resulting Unit of Partnership Interest is in excess of One Hundred Thousand Dollars ($100,000) or change the provisions of this
Section 13.11 without in either case the written concurrence of each Partner.

Section 13.12 No Third Party Rights Created Hereby.
     The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm, or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title, or interest by way of subrogation or otherwise, in and to the rights, powers, titles, and provisions of this Agreement.

Section 13.13 Liability of Partners.
     Except as otherwise provided in this Agreement, as among the Partners, any liability or debt of the Partnership shall first be satisfied out of the assets of the Partnership, including the proceeds of any liability insurance which the Partnership may recover, and thereafter, in accordance with the applicable provisions of the Partnership Law.

Section 13.14 Additional Acts and Instruments.
     Each Partner hereby agrees to do such further acts and things and to execute any and all instruments necessary or desirable and as reasonably required in the future to carry out the full intent and purpose of this Agreement.

Section 13.15 Agreement in Counterparts.
     This Agreement may be executed in two (2) or more counterparts, all of which as so executed shall constitute one (1) Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart; provided, however, that no provision of this Agreement shall become effective and binding unless and until all parties hereto have duly executed this Agreement, at which time this Agreement shall then become effective and binding as of the date first above written.

Section 13.16 Attorneys-In-Fact.
     Any Partner may execute a document or instrument or take any action required or permitted to be executed or taken under the terms of this Agreement by and through an attorney-in-fact duly appointed for such purpose (or for purposes including such purpose) under the terms of a written power of attorney (including any power of attorney granted herein).

Section 13.17 Execution by Trustee.
     Any trustee executing this Agreement shall be considered as executing this Agreement solely in his capacity as a trustee of the trust of which he is a trustee, and such trustee shall have no personal liability hereunder.

Section 13.18 Lost Partnership Interest Certificates.
     In the event that any Partnership Interest Certificates shall be lost, stolen, or destroyed, the Managing General Partner, with the approval or at the direction of the Partnership Committee, may authorize the issuance of a substitute Partnership Interest Certificate in place of the Partnership Interest Certificate so lost, stolen, or destroyed. In each such case, the applicant for a substitute Partnership Interest Certificate shall furnish to the Managing General Partner, the Partnership Committee, and, if applicable, the Compensation Committee, evidence to their satisfaction of the loss, theft, or destruction of such Partnership Interest Certificate and of the ownership thereof, and also such security or indemnity as they may reasonably require.

Section 13.19 Certain Consents.
     By executing this Agreement, each Partner hereby consents to each of the consents contained in Exhibit E hereto with the same force and effect as if he had signed the actual consent and hereby agrees that each such consent shall be in lieu of any Partnership Committee consent, approval, or determination (including, without limitation, a Transfer Determination), which is otherwise provided or required pursuant to this Agreement, including without limitation,
Article VIII hereof, and that notwithstanding the provisions of this Agreement, including without limitation, Article VIII hereof, Partnership Committee Action (including, without limitation, a Transfer Determination, consent or ratification) shall in no event be required with respect to the matters set forth on such Exhibit.

Section 13.20 Closing Allocation Agreement.
     Certain of the Partners and the Partnership have entered into at the time of and effective as of the Contribution Date, a Closing Allocation Agreement providing for a certain Percentage Interest to be resolved and ultimately allocated, as of the Contribution Date, between such Partners. Accordingly, the provisions of Appendix A attached hereto are made a part of this Agreement.
[THE AMENDMENT ADDED THE FOLLOWING PROVISIONS:
     1. Margaret Putnam, The Avner Naggar and Gloria Frank Naggar Living Trust, Gloria Dobbs, Charles Carlise, Grossman/Southwest Associates Limited Partnership, Southwest Associates, El Camino Associates, Michaela Naggar Bourne, Auri Neal Naggar, Ron Naggar, David Naggar, Tamara Naggar, and Master Pension Trust of Pacific Telesis have been admitted as limited partners of the Partnership, and MGL & Associates Limited Partnership and the Naggar Family Trust have withdrawn as limited partners of the Partnership.
     2. All references in the Partnership Agreement to the "Limited Partners" or the "Partners" or to a "Limited Partner" or a "Partner" include "Margaret Putnam," "The Avner Naggar and Gloria Frank Naggar Living Trust," "Gloria Dobbs," "Charles Carlise," "Grossman/Southwest Associates Limited Partnership," "Southwest Associates," "El Camino Associates," "Michaela Naggar Bourne," "Auri Neal Naggar," "Ron Naggar," "David Naggar," "Tamara Naggar," and "Master Pension Trust of Pacific Telesis," as the context may require.
     3. The Units of Partnership Interest outstanding on September 30, 1997 are hereby divided, such that (i) TREIT's Units of Partnership Interest are equal in number to TREIT's outstanding shares of common stock on September 30, 1997, and each other Partner's Units of Partnership Interest are changed into Units of Partnership Interest using the same conversion factor, and (ii) by virtue of the division, each Partner's Percentage Interest shall remain the same as such Percentage Interest immediately prior to the division, all as more particularly set forth on Schedule B attached hereto and made a part hereof. Further, the Partnership and TREIT will hereafter conduct their respective operations, to the extent they are able to do so, so that one Unit of Partnership Interest will be equal in value to one share of TREIT's common stock.
     4. Section and clause references within the Partnership Agreement are renumbered accordingly.]'

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                           TAUBMAN CENTERS, INC., a Michigan
                                           corporation


                                           By:_______________________________

                                           Its:______________________________



                                           TG PARTNERS LIMITED PARTNERSHIP, a
                                           Delaware limited partnership

                                           By:  TG Michigan, Inc., a Michigan
                                                corporation, managing general
                                                partner

                                                By: _________________________
                                                    _________________________

                                           TAUB-CO MANAGEMENT, INC., a Michigan
                                           corporation


                                           By:  _____________________________

                                           Its: _____________________________


                                           GMPTS LIMITED PARTNERSHIP, a
                                           Delaware limited partnership

                                           By:  GMPTS Corporation, a Delaware
                                                corporation, general partner


                                                By: ________________________

                                                Its:________________________


                                                         GENERAL PARTNERS

                                           TAUBMAN REALTY  VENTURES, a
                                           Michigan co-partnership

                                           By:  The A. Alfred Taubman Restated
                                                Revocable Trust, as amended and
                                                restated in its entirety by
                                                Instrument dated January 10,
                                                1989 (as the same has been and
                                                may hereafter be amended from
                                                time to time), managing partner


                                           By: _____________________________
                                                A. Alfred Taubman, Trustee



                                           TRA PARTNERS, a Michigan
                                           co-partnership

                                           By:  The A. Alfred Taubman Restated
                                                Revocable Trust, as amended and
                                                restated in its entirety by
                                                Instrument dated January 10,
                                                1989 (as the same has been and
                                                may hereafter be amended from
                                                time to time), managing partner


                                           By:  ____________________________
                                                 A. Alfred Taubman, Trustee


                                           THE A. ALFRED TAUBMAN RESTATED
                                           REVOCABLE TRUST, as amended and
                                           restated in its entirety by
                                           Instrument dated January 10, 1989
                                           (as the same has been and may
                                           hereafter be amended from time to
                                           time)


                                           By: _____________________________
                                                A. Alfred Taubman, Trustee


                                           _________________________________
                                           ROBERT S. TAUBMAN



                                           _________________________________
                                           WILLIAM  S. TAUBMAN

                                           _________________________________
                                           GAYLE T. KALISMAN


                                           _________________________________
                                           RICHARD P. KUGHN




                                           THE KUGHN REAL PROPERTIES COMPANY, a
                                           Michigan limited partnership

                                           By:  ____________________________
                                                The Richard P. Kughn 1978
                                                Trust, as the same may be
                                                amended


                                                 By: _________________________
                                                     Richard P. Kughn, Trustee


                                           __________________________________
                                           ROBERT C. LARSON



                                           __________________________________
                                           SIDNEY R. UNOBSKEY



                                           __________________________________
                                           LEONARD DOBBS


                                           __________________________________
                                           AVNER NAGGAR


                                           __________________________________
                                           MARVIN G. LEECH



                                           MGL & ASSOCIATES LIMITED
                                           PARTNERSHIP, a Michigan limited
                                           partnership


                                           By:   ____________________________
                                                 Marvin G. Leech, general
                                                 partner

                                           THE BURKHARDT FAMILY TRUST, under
                                           trust agreement dated March 12,
                                           1983, as amended


                                           By: ______________________________
                                               Joe E. Burkhardt, Co-Trustee


                                           And:


                                           By: ______________________________
                                                 Juanita J. Burkhardt,
                                                 Co-Trustee


                                           NAGGAR FAMILY TRUST, under
                                           instrument dated September 12, 1989



                                           By: ______________________________



                                           THE MAX M. FISHER REVOCABLE TRUST,
                                           as amended and restated in its
                                           entirety by Instrument dated May 11,
                                           1992 (as the same may be amended
                                           from time to time)


                                           By: ______________________________
                                                Max M. Fisher, Trustee


                                                            LIMITED PARTNERS

                                   SCHEDULE A

                    CAPITAL ACCOUNT BALANCES OF THE PARTNERS
                AS OF THE CONTRIBUTION DATE AFTER GIVING EFFECT
                            TO CAPITAL CONTRIBUTIONS


                   Partner                         Opening Balance
             TREIT                                  $  447,639,642
             TG                                     $   70,476,245
             GMPTS                                  $  547,386,815
             TRV                                    $      122,646
             TRAP                                   $  197,155,254
             The A. Alfred Taubman Restated
             Revocable Trust                        $      110,000
             Robert S. Taubman                      $       66,000
             William S. Taubman                     $       66,000
             Gayle T. Kalisman                      $       66,000
             Richard P. Kughn                       $   19,665,929
             The Kughn Real Properties Company      $    1,128,721
             Robert C. Larson                       $   12,941,493
             Sidney R. Unobskey                     $    3,392,175
             Leonard Dobbs                          $    2,403,231
             Avner Naggar                           $      110,000
             Marvin G. Leech                        $    1,553,250
             MGL & Associates Limited Partnership   $      226,757
             Burkhardt Family Trust                 $      318,007
             T-Co                                   $       22,000
             Naggar Family Trust                    $    1,670,007
             MMF                                    $    4,381,300
             Unallocated Interests                  $   65,899,580
                                                   ---------------
                  Total                             $1,376,801,052

            [THE AMENDMENT DELETED THE FOLLOWING PAGE OF SCHEDULE B:
                                   SCHEDULE B
                       UNITS OF PARTNERSHIP INTEREST AND
                      PERCENTAGE INTERESTS OF THE PARTNERS


                                                  Number of
                                                  Units of
                                                 Partnership   Percentage
        Partner         Nature of Interest         Interest     Interest

        TREIT                  General            20,347.256  32.828022%
        TG                     General             3,203.465   5.168433%
        GMPTS                  General            24,280.719  39.174224%
        T-Co                   General                 1.000    .001613%
        TRV                    Limited                 5.575    .008994%
        TRAP                   Limited             8,961.603  14.458543%
        The A. Alfred Taubman
        Restated Revocable
        Trust Limited                                  5.000    .008067%
        Robert S. Taubman      Limited                 3.000    .004840%
        William S. Taubman     Limited                 3.000    .004840%
        Gayle T. Kalisman      Limited                 3.000    .004840%
        Richard P. Kughn       Limited               893.906   1.442217%
        The Kughn Real
        Properties Company     Limited                51.306    .082776%
        Robert C. Larson       Limited               588.250    .949075%
        Sidney R. Unobskey     Limited               154.190    .248768%
        Leonard Dobbs          Limited               109.238    .176243%
        Avner Naggar           Limited                 5.000    .008067%
        Marvin G. Leech        Limited                70.602    .113909%
        MGL & Associates
        Limited Partnership    Limited                10.307    .016629%
        Burkhardt Family Trust Limited                14.455    .023321%
        Naggar Family Trust    Limited                75.909    .122471%
        MMF                    Limited               199.150    .321306%
        Unallocated Interests                      2,995.435   4.832800%
                                                  ----------  ---------
                                   Total          61,981.366 100.000000%]


[THE AMENDMENT ADDED THE FOLLOWING PAGE TO SCHEDULE B:

                                  EXHIBIT B

                             SCHEDULE OF PARTNERS


                                                                     Number of
                                                                     Units of
                                                     Nature         Partnership                Percentage
        Partner                                    of Interest       Interest                   Interest
        -------                                    -----------      -----------               -----------
TREIT                                               General          50,757,681                36.701851%
TG                                                  General           6,327,098                 4.574996%
GMPTS                                               General          50,025,713                36.172579%
T-Co                                                General               1,975                 0.001428%
Master Pension Trust of
 Pacific Telesis                                    Limited           6,114,027                 4.420929%
TRV                                                 Limited              11,011                 0.007962%
TRAP                                                Limited          17,699,879                12.798424%
The A. Alfred Taubman Restated
 Revocable Trust                                    Limited               9,875                 0.007140%
Robert S. Taubman                                   Limited               5,925                 0.004284%
William S. Taubman                                  Limited               5,925                 0.004284%
Gayle T. Kalisman                                   Limited               5,925                 0.004284%
Richard P. Kughn                                    Limited           1,765,535                 1.276623%
The Kughn Real Properties Co.                       Limited             101,333                 0.073272%
Robert C. Larson                                    Limited           1,161,841                 0.840104%
Sidney R. Unobskey                                  Limited             304,538                 0.220205%
Leonard Dobbs                                       Limited             107,877                 0.078004%
Gloria Dobbs                                        Limited             107,877                 0.078004%
Avner and Gloria Frank
 Naggar Living Trust                                Limited               9,875                 0.007140%
Marvin G. Leech                                     Limited             139,648                 0.100977%
Margaret Putnam                                     Limited              20,154                 0.014573%
Burkhardt Family Trust                              Limited              28,550                 0.020644%
Michaela Naggar Bourne                              Limited              29,985                 0.021682%
Auri Neal Naggar                                    Limited              29,985                 0.021682%
Ron Naggar                                          Limited              29,985                 0.021682%
David Naggar                                        Limited              29,985                 0.021682%
Tamara Naggar                                       Limited              29,985                 0.021682%
MMF                                                 Limited             393,337                 0.284414%
Charles Carlise                                     Limited             295,073                 0.213361%
Grossman/Southwest Associates
 Limited Partnership                                Limited           1,971,274                 1.425387%
Southwest Associates                                Limited             586,294                 0.423937%
El Camino Associates                                Limited             189,169                 0.136784%
                                                                                            ------------

Total                                                               138,297,334               100.000000%]
                                                                    ============            ============

                      SCHEDULE OF NON-SUBSTITUTE ASSIGNEES
            (INDICATED ABOVE BY "X" NEXT TO ASSIGNOR PARTNER'S NAME)

                                             Number of
                                             Units of
                         Non-Substitute     Partnership       Percentage
           Partner          Assignee         Interest          Interest
           -------      --------------      -----------       ----------

                                   SCHEDULE C

                       INITIAL NUMBER AND VALUE OF UNITS
                            OF PARTNERSHIP INTEREST



           Initial Number of Units of
           Partnership Interest Issued     Initial Value of Units
                 and Outstanding          of Partnership Interest
           ---------------------------  ----------------------------


                  61,981.366                   $22,000

                                  SCHEDULE D

                               REGIONAL CENTERS


                     Regional Center             Owning Entity

             Bellevue Center            Bellevue Associates

             Beverly Center             La Cienega Associates

             Briarwood                  Briarwood

             Cherry Creek               Taubman-Cherry Creek Limited
                                        Partnership

             Columbus City Center       TL-Columbus Associates

             Fairlane Town Center       Fairlane Town Center

             Fair Oaks                  Fairfax Associates

             Hilltop                    Richmond Associates

             Lakeforest Mall            Lakeforest Associates

             Lakeside                   Lakeside/Novi Associates

             Marley Station             TKL-East

             Meadowood                  Taubman-Western Associates No. 2

             Short Hills                Prutaub Joint Venture

             Stamford Town Center       Rich-Taubman Associates

             Stoneridge                 Stoneridge Properties

             Twelve Oaks                Lakeside/Novi Associates

             West Farms                 West Farms Associates

             Woodfield                  Woodfield Associates

             Woodland                   Woodland

                                   SCHEDULE E

                                  DEVELOPMENTS

     Those activities being conducted under the following TTC Job Numbers:



                4000.037  Apple Valley
                4000.101  Boca Raton, Florida
                1988.019  Downtown Denver, Colorado
                3131.001  East Caln, Pennsylvania
                4000.131
                2125.001  Konterra, Maryland
                4000.377  Lake County, Illinois
                4000.416  Los Angeles Region, California
                4000.549  New Haven, Connecticut
                4000.564  North Columbus, Ohio
                4000.716  Rochester Hills/Auburn Hills, Michigan
                4000.788  Tampa, Florida
                4000.940  Western Wayne County, Michigan
                2934.001  West Palm Beach, Florida
                4000.560  Orlando, Florida
                2089.001  Tampa, Florida
                4000.973  World Trade Center
                4000.900  Waterbury, Connecticut

                                   SCHEDULE F

       DEVELOPMENT OPPORTUNITIES SPECIFICALLY EXCLUDED FROM CONTRIBUTION


     TWA-Anaheim Limited Partnership

     New York Coliseum

     Detroit Riverfront

     Marbeth

                                   SCHEDULE G

                       EXCLUDED RETAIL INTERESTS, RETAIL
                      OPPORTUNITIES, AND RETAIL PROPERTIES


     SunValley Associates

     Carmenita Associates

     TWA-Anaheim Limited Partnership

                                   SCHEDULE H

      ADJUSTED BASIS AND INITIAL BOOK VALUES OF REGIONAL CENTER INTERESTS,
        DEVELOPMENT OPPORTUNITY INTERESTS, AND DEVELOPMENT OPPORTUNITIES




                                                            Initial
                                        Adjusted Basis*   Book Values
                                        ---------------  --------------

        LaCienega Associates               $ 38,544,114  $  106,079,418
        Briarwood Associates                 51,464,259      83,993,979
        Fairfax Associates                   17,617,290      83,688,375
        Fairlane Town Center                  8,676,308      30,560,450
        Lakeforest Associates                17,615,797     117,452,946
        Lakeside/Novi Associates             16,875,501     139,884,947
        Prutaub Joint Venture                29,167,429      74,777,786
        Richmond Associates                  17,450,029      62,318,114
        Rich-Taubman Associates              11,834,950      49,747,372
        Stoneridge Properties                43,154,104     133,142,744
        Taubman Western Associates II        11,394,771      47,888,540
        West Farms Associates                15,936,108      94,160,842
        Woodfield Associates                 15,976,065     115,909,171
        Woodland Associates                   5,171,532      55,166,338
        TBA Limited Partnership              32,146,385      45,462,608
        Bellevue Associates                  48,719,651      15,954,445
        Taubman Cherry Creek L.P.            59,474,132      24,731,911
        TL-Columbus Associates               74,373,371      79,079,103
        TKL-East Associates                  44,265,470      62,759,192
        Development Opportunities            12,632,077      26,065,028
        Lakeside/Novi Land Partnership        8,314,940       9,766,742
                                        ---------------  --------------

                                           $580,804,283  $1,458,590,051
                                        ===============  ==============

        *Adjusted Basis @ 1/1/92

                                   SCHEDULE I

                       INITIAL GRANT OF INCENTIVE OPTIONS


                                                      Exercise Price
                             Number of Units of     Per Unit of Partnership
      Optionee              Partnership Interest          Interest
      ---------             --------------------          --------

      Robert C. Larson                500                  $22,000

      Robert S. Taubman             1,500                  $22,000

      Bernard Winograd                500                  $22,000

      Richard B. McGlinn               14                  $22,000

      Others                          577                  $22,000
                                    -----

                 Total              3,091
                                    =====

                                   SCHEDULE J


          CERTAIN INTERESTS OF PARTNERS IN TENANTS OF REGIONAL CENTERS




                                            Ownership
                                             Interest
                                            (Direct or  Regional
               Partner        Tenant         Indirect    Center
               -------  ------------------  ----------  ---------

               AAT      Woodward & Lothrop  100%        Fair Oaks
                        Incorporated (The
                        Home Store at Fair
                        Oaks)

                                   EXHIBIT A

                           MASTER SERVICES AGREEMENT

                                   EXHIBIT B

                             INCENTIVE OPTION PLAN

                                   EXHIBIT C

                    FORM OF PARTNERSHIP INTEREST CERTIFICATE

                                   EXHIBIT D

                          CORPORATE SERVICES AGREEMENT

                                   EXHIBIT E

                                    CONSENTS



Consent to Agreements

Consent to Distributions

Approval of Establishment of Compensation Committee and Confirmation of Incentive Option Plan

Consent to Letter Agreement Regarding Possible Tax Termination and Transfer Determination in Respect of Transfer of Interests in GMPTS

Consent to Letter Agreement Regarding Nonrecourse Financing

Ratification of Guaranty of $17,000,000 Line of Credit Loan by Comerica Bank to The Taubman Company Limited Partnership

Consent to Transfer Determination in Respect of Pledge of Partnership Interest to Union Bank of Switzerland (New York Branch) and Certain Other Banks and Substitutions as a Partner

Consent to Transfer Determination in Respect of Pledge of Partnership Interest to Comerica Bank and Substitution as a Partner

Consent to Briarwood Financing

Consent to TL-Cherry Creek Associates Financing

Consent to Lakeforest Financing

Consent to Guaranty of Ridge Road Lease of The Taubman Company Limited
Partnership

                                   APPENDIX A

                         CLOSING ALLOCATION PROVISIONS


     (i) Add the following sentences prior to the last sentence of Section 4.6(a) of this Agreement:
      "It is understood, however, that the foregoing is subject to
      Section 4.6(c) hereof. For purposes of Schedule C hereto, Unallocated Units (as defined in the Closing Allocation Agreement) shall be included as if they were issued and outstanding."
     (ii) Add the following paragraph (c) to Section 4.6 of this Agreement, immediately after paragraph (b) thereof:
           "(c) Pursuant to the Closing Allocation Agreement and until the date of the Settlement Allocation (as defined in the Closing Allocation Agreement), the Unallocated Units (as defined in the Closing Allocation Agreement) shall be segregated, and retained by the Partnership, and the Unallocated Distribution Amount (as defined in the Closing Allocation Agreement) shall be held in escrow, as provided in the Closing Allocation Agreement. On the date of the Settlement Allocation, (i) the Ultimate Percentage Interests (as defined in the Closing Allocation Agreement) of
      GMPTS and certain of the other Partners shall be finally determined effective as of and from the Contribution Date, and
      (ii) the Partnership shall allocate and issue the Unallocated
      Units and distribute the Unallocated Distribution Amount pursuant to the Settlement Allocation, to such Partners in a manner provided in the Closing Allocation Agreement such that pursuant to the Settlement Allocation, the Unallocated Distribution Amount shall have been distributed and Profits, Losses, and items thereof allocable to the Unallocated Units shall have been allocated from the Contribution Date in accordance with Ultimate Percentage Interests.
           The Partners hereby agree that once the Ultimate Percentage Interests under the Closing Allocation Agreement have been determined, the Managing General Partner, without the approval, consent or act of any other Partner, shall substitute a revised Schedule A and Schedule B hereto, to increase the Capital Account balances and the Units of Partnership Interest of those affected Partners in order to reflect the allocation of the Unallocated Units pursuant to the Closing Allocation Agreement."